Execution Copy

REINSURANCE AGREEMENT

Between

FARMERS NEW WORLD LIFE INSURANCE COMPANY

(referred to as the Ceding Company) and

RGA REINSURANCE COMPANY

(referred to as the Reinsurer)

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Section 11.15	Utmost Good Faith	44

Section 11.16	Interpretation	44

Section 11.17	Incontestability	44

Section 11.18	Dollar References	45

INDEX OF EXHIBITS

Exhibit A	Form of Letter of Credit

INDEX OF SCHEDULES

Schedule A	Investment Guidelines
Schedule B	Terminal Settlement
Schedule C	Settlement Statement
Schedule D	Expense Allowances
Schedule E	Reinsured Contracts
Schedule F	Separate Account
Schedule G	Transferred Assets
Schedule H	Ceding Company Data
Schedule I	Closing Statement
Schedule J	RBC Certification Requirements
Schedule K	Ceding Company’s Disclosure Schedule
Schedule L	Reinsurer’s Disclosure Schedule
Schedule M	Crediting Rates

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REINSURANCE AGREEMENT

THIS REINSURANCE AGREEMENT (this “Agreement”) is made and entered into on May 17, 2017 (the “Closing Date”) and effective as of the Effective Date by and between Farmers New World Life Insurance Company, a Washington-domiciled life insurance company (the “Ceding Company”) and RGA Reinsurance Company, a Missouri-domiciled life insurance company (the “Reinsurer”). For purposes of this Agreement, the Ceding Company and the Reinsurer shall each be deemed a “Party.”

WHEREAS, simultaneously with the execution and delivery of this Agreement on the date hereof, the Ceding Company, the Reinsurer and the Trustee (as defined below) shall enter into the Trust Agreement (as defined below) pursuant to which the Trustee shall hold assets as security for the satisfaction of the obligations of the Reinsurer to the Ceding Company under this Agreement.

NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Ceding Company and the Reinsurer agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following terms have the respective meanings set forth below throughout this Agreement:

“Accounting Period” means each calendar month during the term of this Agreement or any fraction thereof ending on the Recapture Date or the date this Agreement is otherwise terminated in accordance with Section 9.1, as applicable; provided, that the initial Accounting Period shall commence as of the Effective Date and end on the last day of the month in which the Closing Date occurs.

“Affiliate” means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person.

“Agreement” has the meaning set forth in the preamble.

“Applicable Accounting Principles” means, (a) with respect to the Ceding Company the statutory accounting principles prescribed or practices permitted by the Ceding Company Domiciliary State, consistently applied, and (b) with respect to the Reinsurer, the statutory accounting principles prescribed or practices permitted by the Reinsurer Domiciliary State consistently applied.

“Applicable Law” means any U.S. domestic or foreign federal, provincial, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Authority pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the Parties hereto.

“ARIAS - US” has the meaning set forth in Section 11.6(b).

“Authorized Investments” has the meaning set forth in Section 4.4.

“Books and Records” means all books and records that relate principally to the Reinsured Contracts and the Separate Account, including administrative records, claim records, sales records, underwriting records, financial records, reinsurance records, compliance records and other records, in whatever form maintained, but excluding certificates of incorporation, bylaws, corporate seals, licenses to do business, minute books and other corporate records relating to the corporate organization or capitalization of Ceding Company or its Affiliates, Tax Returns or records, records of any employee of Ceding Company or its Affiliates, benefit plan records with respect to any employee of Ceding Company or its Affiliates, and books and records that are subject to the attorney-client, work product, or other similar privilege or doctrine; provided, that to the extent any Books and Records contain material that does not relate to the Reinsured Contracts or Separate Account, such material shall not constitute “Books and Records” for purposes of this Agreement and any such material may be redacted from the Books and Records.

“Business Day” means any day other than a Saturday, Sunday, a day on which banking institutions in the City of New York or Seattle, Washington are permitted or obligated by Applicable Law to be closed or a day on which the New York Stock Exchange is closed for trading.

“Business Material Adverse Effect” means a material adverse effect on (a) the Reinsured Contracts, or (b) the ability of the Ceding Company to timely perform its obligations under the Transaction Documents.

“Ceding Commission” means twenty-three million four hundred forty-six thousand one hundred ninety-two dollars ($23,446,192).

“Ceding Company” has the meaning set forth in the preamble.

“Ceding Company Data” means the Ceding Company Data described in Schedule H.

“Ceding Company Domiciliary State” means the State of Washington, or, if the Ceding Company changes its state of domicile to another state within the United States, such other state.

“Ceding Company Extra-Contractual Obligations” means Extra-Contractual Obligations other than Reinsurer Extra-Contractual Obligations.

“Ceding Company Indemnified Parties” has the meaning set forth in Section 10.1.

“Change in Applicable Law” means a change in or modification, amendment or restatement of, or a change in or modification, amendment or restatement of the interpretation by the applicable Governmental Authority of, the Applicable Law of the Ceding Company Domiciliary State.

“Claim Notice” has the meaning set forth in Section 10.3(a).

“Closing Date” has the meaning set forth in the preamble.

“Closing Date IMR Amount” means the Ceding Company’s Interest Maintenance Reserve that is attributable to the Reinsured Contracts immediately prior to the Effective Date, excluding, for the avoidance of doubt, any Interest Maintenance Reserve that is created on the Closing Date as a result of the transactions contemplated by this Agreement.

“Closing Statement” has the meaning set forth in Section 3.1(a)(i).

“Code” means the United States Internal Revenue Code of 1986, as amended, and the United States Treasury Regulations promulgated thereunder.

“Company Action Level RBC Ratio” means, at any date of determination, (a) the quotient of (i) divided by (ii), multiplied by (b) one hundred (100), where:

(i)	equals the Total Adjusted Capital of the Reinsurer determined in accordance with the Applicable Law of the Reinsurer Domiciliary State; and

(ii)	equals two hundred percent (200%) of the authorized control level risk based capital of the Reinsurer determined in accordance with the Applicable Law of the Reinsurer Domiciliary State;

provided, however, that if the Applicable Law of the Reinsurer Domiciliary State in respect to the calculation of the Company Action Level RBC Ratio is changed, modified, eliminated or combined with another solvency ratio, then the Company Action Level RBC Ratio shall be determined in accordance with a method mutually satisfactory to the Reinsurer and the Ceding Company.

“Contractholder” means the holder of any Reinsured Contract.

“Delayed Settlement Assets” has the meaning set forth in Section 3.1(a)(vi).

“Effective Date” means 12:00:01 a.m. (Pacific time) on April 1, 2017.

“Enforceability Exceptions” has the meaning set forth in Section 5.2.

“Event Reference Date” means, with respect to an RBC Ratio Event, the reporting deadline corresponding to the calendar quarter in which such RBC Ratio Event has occurred.

“Expense Allowances” means the monthly expense allowance amounts set forth on Schedule D.

“Extra-Contractual Obligations” means all Liabilities to any Person arising out of or relating to the Reinsured Contracts (other than Liabilities arising under the express terms and conditions and within the policy limits of the Reinsured Contracts), including, without limitation, any Liability for fines, penalties, Taxes, fees, forfeitures, compensatory, punitive, exemplary, special, treble, bad faith, tort or any other form of damages, as well as all legal fees and expenses relating thereto, which Liabilities arise out of, result from or relate to, any act, error or omission, whether or not intentional, negligent, in bad faith or otherwise (actual or alleged), including, without limitation, (a) the form, sale, marketing, distribution, underwriting, production, issuance, cancellation or administration of the Reinsured Contracts, (b) the investigation, defense, trial, settlement or handling of claims, benefits, or payments under the Reinsured Contracts, (c) the failure to pay or the delay in payment or errors in calculating or administering the payment of benefits, claims or any other amounts due or alleged to be due under or in connection with the Reinsured Contracts, (d) any escheat or unclaimed property liabilities related to, but in excess of the express terms of, the Reinsured Contracts, including amounts for regulatory examination, compliance or monitoring costs associated therewith, (e) the failure of the Reinsured Contracts to qualify for their intended tax status, (f) any Taxes imposed as a result of a failure to withhold Taxes as required by Applicable Law or a failure to discharge any reporting or disclosure obligation in respect of Taxes or (g) any ex gratia payments made by the Ceding Company without the Reinsurer’s consent (e.g., any payments the Ceding Company is not required to make under the express terms of the Reinsured Contracts).

“Fair Market Value” means, as of any date of determination: (a) in the case of cash and cash equivalents, the face amount thereof; (b) in the case of securities listed on an exchange or in an over-the-counter market (other than securities that constitute cash equivalents as described in clause (a) above), the closing price on such exchange or market (or the average of the closing bid and asked prices if there is no closing price) plus all accrued but unpaid interest on such securities through the last Business Day preceding such date of determination if such amount is not already reflected in such closing price (or such bid and asked price); (c) in the case of Letters of Credit, the face amount thereof; and (d) in the case of any other asset not covered by clauses (a) or (b) above, the fair market value as determined using the methodology that the Reinsurer applies with respect to the same or similar assets in the Reinsurer’s general accounts.

“FATCA” has the meaning set forth in Section 6.3.

“FMV Triggering Event” means any of the following occurrences:

(a) there has been a failure by the Reinsurer to pay any undisputed amounts due hereunder, or to fund the Trust Account to any undisputed required amount, and such breach has not been cured within thirty (30) calendar days after notice thereof from the Ceding Company;

(b) a Reserve Credit Event has occurred and is continuing; or

(c) the Reinsurer has been placed into liquidation, rehabilitation, conservation, supervision, receivership or similar proceedings, or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy or other agent known by whatever name, to take possession of its assets or assume control of its operations.

“General Account Liabilities” means, with respect to the Reinsured Contracts, the following: (a) all claims, benefits, claim expenses (including litigation expenses reasonably incurred by the Ceding Company related to any contested claims described in Section 3.12), unearned premium, interest on claims or unearned premiums, interest on policy funds, withdrawals, amounts payable for returns or refunds of premium, surrender amounts and any other amounts payable under the Reinsured Contracts; provided, that in the event of the annuitization of any Reinsured Contract, the Reinsurer shall only be liable for the following amounts for periods following the annuitization: (i) for those Reinsured Contracts which do not have a Guaranteed Retirement Income Benefit rider, the account value with respect to such Reinsured Contract, calculated in accordance with the Reinsured Contract as of the date of annuitization, and (ii) for those Reinsured Contracts which have a Guaranteed Retirement Income Benefit rider, the greater of (A) and (B) for such Reinsured Contract, where: (A) equals the account value with respect to such Reinsured Contract, calculated in accordance with the Reinsured Contract as of the date of annuitization; and (B) equals the Income Base, as defined in the Guaranteed Retirement Income Benefit rider, calculated in accordance with the Reinsured Contracts as of the date of annuitization; (b) all Liabilities arising out of changes to the terms and conditions of the Reinsured Contracts consented to by the Reinsurer, mandated by Applicable Law or initiated by a Contractholder, claimant or beneficiary pursuant to the terms of the applicable Reinsured Contracts; (c) all escheat and unclaimed property Liabilities arising under, and payable in accordance with the express terms of, the Reinsured Contracts; and (d) all Reinsurer Extra-Contractual Obligations, in each case of (a) through (d) that are payable at or after the Effective Date. For the avoidance of doubt, General Account Liabilities (i) exclude (A) the Separate Account Liabilities and any Ceding Company Extra-Contractual Obligations and (B) premium taxes and guaranty fund assessments with respect to the Reinsured Contracts, and (ii) include any general account fixed options under Reinsured Contracts.

“General Account Statutory Reserves” means, as of any date of determination, the amount that would be required by the Ceding Company to be calculated in a manner (consistent with lines 1-4) of the Liabilities, Surplus and Other Funds page of the 2016 NAIC Annual Statement Blank (or the equivalent line or lines in the event of changes to the NAIC Annual Statement Blank subsequent to December 31, 2016) in respect of the General Account Liabilities, determined in accordance with the Applicable Accounting Principles of the Ceding Company.

“Governmental Authority” means any court, administrative or regulatory agency or commission, or other federal, provincial, state or local governmental or self-regulatory authority, instrumentality or body having jurisdiction over any Party hereto.

“IMR Amount” means (a) the Closing Date IMR Amount plus (b) any Interest Maintenance Reserve that is created on or following the Effective Date with respect to the assets supporting the General Account Liabilities determined in accordance with Applicable Accounting Principles of the Reinsurer.

“Indemnified Party” has the meaning set forth in Section 10.3(a).

“Indemnifying Party” has the meaning set forth in Section 10.3(a).

“Interest Maintenance Reserve” means the liability reserve, the purpose of which is to amortize realized capital gains and losses resulting from fluctuations in interest rates, determined (a) if on or prior to the Closing Date, in accordance with Applicable Accounting Principles of the Ceding Company, or (b) following the Closing Date, in accordance with Applicable Accounting Principles of the Reinsurer.

“Interest Rate” means the sum of (a) the average of the daily “prime rate” (expressed as a rate per annum) published in The Wall Street Journal for each of the calendar days in the applicable period, plus (b) one and one-half percent (1.5%) per annum.

“Investment Assets” means any interest in any bonds, notes, debentures, instruments of indebtedness, stocks, and all other equity interests, certificates issued by or interests in trusts, or other assets acquired or held for investment purposes.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Guidelines” means the Investment Guidelines set forth in Schedule A.

“Letter of Credit” means one or more clean, irrevocable, unconditional letters of credit issued to the Trustee in substantially in the form attached hereto as Exhibit A, and issued by a bank permitted by the National Association of Insurance Commissioners for credit for reinsurance purposes.

“Liabilities” means any and all debts, liabilities, commitments or obligations, whether direct or indirect, accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, whether arising in the past, present or future.

“LOC Permitted Amount” means, (a) in the event that an RBC Ratio Event has occurred and is continuing for one (1) or more calendar quarters following the calendar quarter in which the Event Reference Date occurs, the amount by which (i) ninety percent (90%) of the amount of the General Account Statutory Reserves exceeds (ii) the aggregate Fair Market Value of Authorized Investments in the Trust Account, in each case of (i) and (ii), as of the last day of the calendar quarter following the calendar quarter in which the Event Reference Date occurs, and (b) in the event that an FMV Triggering Event has occurred and is continuing, the amount by which (i) the General Account Statutory Reserves exceed (ii) the Fair Market Value of the Authorized Investments in the Trust Account, in each case of (i) and (ii), as of the last day of the calendar quarter in which the FMV Triggering Event occurs.

“Loss” means actual out-of-pocket losses, liabilities, damages, costs, expenses (including reasonable attorneys’ fees), interest and penalties, but shall not include any measure of incidental, indirect, special, punitive, contingent, consequential, lost profit or diminution in value or other similar damages.

“Net Settlement” has the meaning set forth in Section 3.3.

“Non-Guaranteed Elements” means rider charges, fees, loads and expense charges, crediting rates, mortality and expense charges, administrative expense risk charges, variable premium rates, variable paid-up amounts and other policy features that are subject to change at the election of the Ceding Company.

“Orders” has the meaning set forth in Section 5.2(c)(i).

“Party” has the meaning set forth in the preamble.

“Permits” means licenses, permits, orders, approvals, registrations, authorizations and qualifications with Governmental Authorities.

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

“Personal Information” means (a) any “nonpublic personal information” as such term is defined under the Title V of the U.S. Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., and the rules and regulations issued thereunder, (b) any information that can specifically identify an individual, such as name, signature, address, social security number, telephone number or other unique identifier, together with any other information that relates to an individual who has been so identified in any format whether written, electronic or otherwise, (c) information that can be used to authenticate an individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answer to security questions, or other personal identifiers) in any format whether written, electronic or otherwise or (d) any personally identifiable medical, financial and other personal information about proposed, current and former applicants, policy owners, contract holders, insureds, claimants and beneficiaries of the Reinsured Contracts.

“Premiums” means premiums, considerations, deposits, policy fees and other similar receipts received by or on behalf of the Ceding Company in respect of the Reinsured Contracts. All Premiums for individual fixed deferred annuities with three percent (3%) or four percent (4%) guarantees shall be limited to $6,000 per Reinsured Contract per year.

“Proprietary Information” has the meaning set forth in Section 11.12(a).

“Qualifying Losses” means any individual indemnifiable Loss or series of such related indemnifiable Losses in excess of one hundred thousand dollars ($100,000).

“Ratio of Market Value to Book Value” means, as of any date, the quotient of (a) divided by (b), where:

(a) equals the Fair Market Value of the Authorized Investments held in the Trust Account as of such date; and

(b) equals the Statutory Book Value of the Authorized Investments held in the Trust Account as of such date.

“RBC Reporting Deadline” has the meaning set forth in Schedule J.

“RBC Ratio Event” means an occurrence wherein the Reinsurer’s Company Action Level RBC Ratio as of any calendar quarter end is at or below two hundred seventy-five percent (275%).

“Recapture Date” has the meaning set forth in Section 9.4(a).

“Recapture Triggering Event” means any of the following occurrences:

(a) the Reinsurer’s Company Action Level RBC Ratio as of any calendar quarter end, as reported in the Reinsurer’s certification with respect to such calendar quarter end, delivered in accordance with Section 3.9(a), is at or below one hundred seventy-five percent (175%) and the Reinsurer has not cured such shortfall by the immediately succeeding RBC Reporting Deadline;

(b) there has been a failure by the Reinsurer to pay any undisputed amounts due hereunder, or to fund the Trust Account to any undisputed required amount, and such breach has not been cured within thirty (30) calendar days after notice thereof from the Ceding Company;

(c) a Reserve Credit Event has occurred;

(d) the Reinsurer is in material breach of the Investment Guidelines in directing the investment of the assets in the Trust Account, and such breach has not been cured within thirty (30) calendar days after notice thereof from the Ceding Company;

(e) the Reinsurer has been placed into liquidation, rehabilitation, conservation, supervision, receivership or similar proceedings, or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy or other agent known by whatever name, to take possession of its assets or assume control of its operations; or

(f) the Reinsurer makes claims against the Ceding Company for indemnification pursuant to Section 10.2 with respect to any and all Losses incurred by the Reinsurer to the extent arising from any breach by the Ceding Company of the representations and warranties made by the Ceding Company in Section 5.1(b) in an aggregate amount of thirty million dollars ($30,000,000) or more.

“Reinsured Contracts” means the individual variable annuities, individual fixed deferred annuities and structured settlement annuities described on Schedule E issued or assumed by Ceding Company, including such contracts that are renewed or reinstated at any time before, at or after the Effective Date by the Ceding Company, together with all binders, slips, certificates, applications therefor, amendments, supplements, endorsements, settlement options and riders thereto issued or entered into in connection with such contracts.

“Reinsured Risks” has the meaning set forth in Section 2.1.

“Reinsurer” has the meaning set forth in the preamble.

“Reinsurer Extra-Contractual Obligations” has the meaning set forth in Section 3.12.

“Reinsurer Domiciliary State” means the State of Missouri, or if the Reinsurer changes its state of domicile to another state within the United States, such other state.

“Reinsurer Indemnified Parties” has the meaning set forth in Section 10.2.

“Reinsurer Material Adverse Effect” means a material adverse effect on the ability of the Reinsurer to timely perform its obligations under the Transaction Documents.

“Representative” means, with respect to any Person, such Person’s Affiliates and the officers, directors, employees, agents, investment bankers, attorneys, financial advisers, accountants, actuaries or other representatives of such Person or any of its Affiliates.

“Required Amount” means with respect to any date of determination, (a) in the event that an RBC Ratio Event is not continuing, the greater of (i) one hundred two percent (102%) of the General Account Statutory Reserves as of such date and (ii) an amount equal to the sum of (A) the General Account Statutory Reserves as of such date plus (B) the Unamortized IMR Amount as of such date, and (b) in the event that an RBC Ratio Event has occurred and is continuing for one (1) or more consecutive calendar quarters following the calendar quarter in which the Event Reference Date occurs, an amount equal to the sum of (i) one hundred five percent (105%) of the General Account Statutory Reserves as of such date plus (ii) the Unamortized IMR Amount as of such date.

“Reserve Credit” means full statutory financial statement credit for the reinsurance ceded to the Reinsurer under this Agreement in the Ceding Company’s NAIC Annual Statement Blank and in all other statutory financial statements required to be filed by the Ceding Company with the Governmental Authority charged with supervision of insurance companies in the Ceding Company Domiciliary State.

“Reserve Credit Event” means the failure of the Ceding Company to receive Reserve Credit, including any such failure due to (a) the failure of the Reinsurer to remain licensed or an authorized reinsurer in the Ceding Company Domiciliary State or (b) the Reinsurer being placed into liquidation, rehabilitation, conservation, supervision, receivership or similar proceedings, or the institution against the Reinsurer of proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy or other agent known by whatever name, to take possession of its assets or assume control of its operations; provided, that a Reserve Credit Event shall not be deemed to have occurred if the Reinsurer shall have cured such Reserve Credit Event within thirty (30) calendar days following the occurrence of such event.

“Reserve Credit Trust Provisions” means those provisions of the Trust Agreement that shall be modified, as described in Section 1(i) and Exhibit P of the Trust Agreement, upon the occurrence and continuation of an FMV Triggering Event, and immediately after the Ceding Company has provided notice of such FMV Triggering Event to the Trustee thereof (and such notice has not been rescinded by the Ceding Company), in accordance with the terms of this Agreement and the Trust Agreement.

“Security Funding Reporting Date” has the meaning set forth in Section 4.7(a).

“Separate Account” means the variable annuity separate account of Ceding Company described on Schedule F.

“Separate Account Liabilities” means those liabilities that are payable from the assets of the Separate Account in respect of the Reinsured Contracts. For avoidance of doubt, Separate Account Liabilities excludes any Ceding Company Extra-Contractual Obligations.

“Separate Account Revenue” means all mortality and expense risk charges, administrative expense charges, endorsement or rider charges, contract maintenance charges, back end sales loads, policy loan interest and other considerations billed separately for the Variable Annuity Reinsured Contracts, and any other charges, fees and similar amounts received from the Separate Account in respect of the Variable Annuity Reinsured Contracts, including any revenue sharing fees, service fees, distribution and other similar fees received by the Ceding Company with respect to the Variable Annuity Reinsured Contracts from or in respect of funds pursuant to a plan adopted pursuant to Rule 12b-1 under the Investment Company Act.

“Services” has the meaning set forth in Section 3.7(a).

“Settlement Statement” has the meaning set forth in Section 3.3.

“Statutory Book Value” means, with respect to any Authorized Investments held in the Trust Account, the amount permitted to be carried by the Reinsurer as an admitted asset consistent with the statutory accounting principles prescribed by the Reinsurer Domiciliary State, without regard to any permitted practice applicable to Reinsurer, consistently applied.

“Targeted Crediting Rate” means the “Targeted Crediting Rate” calculated in accordance with Schedule M.

“Tax” (or “Taxes” as the context may require) means any tax, however denominated, imposed by any federal, state, local, municipal, territorial or provincial government or any agency or political subdivision of any such government (a “Taxing Authority”), including any net income, alternative or add-on minimum tax, gross income, gross receipts, premium, sales, use, gains, goods and services, production, documentary, recording, social security, unemployment, disability, workers’ compensation, estimated, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, capital stock, occupation, personal or real property, environmental or windfall profit tax, premiums, custom, duty or other tax, governmental fee or other like assessment or charge, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority relating to the assessment or collection thereof.

“Tax Return” means any return or report (including any election, declaration, disclosure, schedule, estimate or information return) required to be supplied to a Taxing Authority relating to Taxes.

“Taxing Authority” has the meaning set forth in the definition of “Tax.”

“Terminal Settlement” has the meaning set forth in Section 9.5(a).

“Terminal Settlement Statement” has the meaning set forth in Section 9.5(a).

“Terminal Settlement Statement Date” means, (a) in the case of a termination by the Reinsurer pursuant to Section 9.3, the date that is thirty (30) calendar days after the date of termination, and (b) in the case of recapture by the Ceding Company pursuant to Section 9.4, the date that is thirty (30) calendar days after the Recapture Date.

“Third Party Claim” has the meaning set forth in Section 10.3(a).

“Total Adjusted Capital” means, as of any date of determination, total adjusted capital as calculated in accordance with the Applicable Laws of the Reinsurer Domiciliary State.

“Transaction Consultant” means an independent accounting or actuarial firm of nationally recognized standing as may be mutually agreed by the Reinsurer and the Ceding Company.

“Transaction Documents” means this Agreement and the Trust Agreement.

“Transferred Assets” means the portfolio of Authorized Investments set forth on Schedule G.

“Treasury Regulations” means the Treasury Regulations (including temporary and proposed Treasury Regulations) promulgated by the United States Department of Treasury with respect to the Code or other United States federal Tax statutes.

“Trust Account” means the trust account established by the Reinsurer for the benefit of the Ceding Company under the Trust Agreement.

“Trust Agreement” means that certain Trust Agreement dated as of the date hereof by and among the Reinsurer, the Ceding Company and the Trustee.

“Trustee” means the trustee under the Trust Agreement.

“Unamortized IMR Amount” means, with respect to any date of determination, the portion of the IMR Amount which remains unamortized as of such date, determined in accordance with Applicable Accounting Principles of the Reinsurer.

“Variable Annuity Reinsured Contract” means a Reinsured Contract that is an individual variable annuity.

ARTICLE II

BASIS OF REINSURANCE AND BUSINESS REINSURED

Section 2.1 Coverage. Upon the terms and subject to the conditions and other provisions of this Agreement, as of the Effective Date, the Ceding Company hereby cedes to the Reinsurer, and the Reinsurer hereby agrees to indemnify the Ceding Company (a) on a coinsurance basis, for one hundred percent (100%) of the General Account Liabilities of the Ceding Company; and (b) on a modified coinsurance basis, for one hundred percent (100%) of the Separate Account Liabilities of the Ceding Company, in each case, payable by the Ceding Company on or after the Effective Date (the “Reinsured Risks”). The Reinsurer does not indemnify the Ceding Company for, and shall not be liable for, any Ceding Company Extra-Contractual Obligations.

Section 2.2 Separate Account. For each Variable Annuity Reinsured Contract, the amounts to be invested on a variable basis in accordance with the terms of such Variable Annuity Reinsured Contract shall be held by the Ceding Company in the Separate Account, and all premiums, deposits and other amounts collected with respect to the Variable Annuity Reinsured

Contract shall be deposited in the Separate Account to the extent required to be deposited therein by such Variable Annuity Reinsured Contract. The Ceding Company shall retain, control and own all assets contained in the Separate Account and shall hold Separate Account Statutory Reserves with respect to the Variable Annuity Reinsured Contracts that are funded, in whole or in part, by the Separate Account and such Separate Account Statutory Reserves shall be reported by the Ceding Company on its Separate Account balance sheets, consistent with the Applicable Accounting Principles of the Ceding Company.

Section 2.3 Insurance Contract Changes. Except (a) as directed by or consented to by the Reinsurer, in writing, or (b) for any change initiated by the Contractholder, claimant or beneficiary of a Reinsured Contract or mandated by Applicable Law, the Ceding Company shall not, on its own initiative, change the terms of any Reinsured Contract.

Section 2.4 Liability. Except as specified in Section 2.3, the Reinsurer’s Liability under this Agreement shall attach simultaneously with that of the Ceding Company under the Reinsured Contracts but in no event prior to the Effective Date, and the Reinsurer’s Liability under this Agreement shall be subject in all respects to the same risks, terms, rates, conditions, assessments and Premiums payable to the Ceding Company, and to the same modifications, alterations and cancellations of the Reinsured Contracts.

Section 2.5 Indemnity Reinsurance. This Agreement is an indemnity coinsurance and modified coinsurance agreement solely between the Ceding Company and the Reinsurer, and the performance of the obligations of each Party under this Agreement shall be rendered solely to the other Party. The Ceding Company shall be and shall remain the only party hereunder that is liable to any insured, Contractholder, claimant or beneficiary under any annuity contract reinsured hereunder.

Section 2.6 Territory. The territorial limits of this Agreement shall be identical with those of the Reinsured Contracts.

Section 2.7 OFAC Exclusion. The Ceding Company hereby represents and warrants that it has established procedures to fully comply with all Applicable Laws, regulations and guidelines dealing with the prevention and detection of money laundering and terrorist financing. The Ceding Company understands that the Reinsurer has established procedures to, and shall fully comply with, the lists made and maintained by the United States Department of Treasury identifying persons or countries as being blocked persons and/or countries, and acknowledges that in no case shall the Reinsurer be liable to reimburse claims and benefits to the Ceding Company involving any person or entity named under any Applicable Laws, regulations, executive orders or similar actions that impose sanctions or prohibit or restrict transactions or relations with designated persons, entities, organizations or governments, including, without limitation, the United States Department of the Treasury lists of Specially Designated Nationals and Blocked Persons. In the event that the Parties become aware of a Reinsured Contract that is subject to the foregoing restrictions, the Reinsurer shall pay to the Ceding Company in cash an amount equal to the General Account Statutory Reserves associated with such Reinsured Contract as of the end of the calendar quarter prior to the Parties’ discovery thereof, to the extent permitted by Applicable Law.

ARTICLE III

PAYMENTS; ADDITIONAL CONSIDERATION; ADMINISTRATION

Section 3.1 Payments by the Parties.

(a) Closing Date Payments.

(i) On the Closing Date, the Ceding Company shall deliver to the Reinsurer a closing statement in the form of Schedule I (the “Closing Statement”).

(ii) On the Closing Date, the Ceding Company shall initiate the transfer to the Trust Account on behalf of the Reinsurer of the Transferred Assets.

(iii) On the Closing Date, the Ceding Company shall transfer to the Reinsurer cash equal to the net amount due the Ceding Company as set forth in “Line Item 13 - Total Net Cash Settlement to/(from) RGA” of the Closing Statement.

(iv) The Ceding Company and the Reinsurer agree that the Closing Date IMR Amount shall be calculated by the Ceding Company and ceded to and held by the Reinsurer, and the Ceding Company shall have no obligation to maintain any net Interest Maintenance Reserve related to any IMR Amounts. If this Agreement is terminated in accordance with Section 9.3 or Section 9.4, then the Ceding Company shall maintain the remaining Unamortized IMR Amount, calculated from and after the Recapture Date.

(v) Notwithstanding the provisions of clause (ii) above, the Parties agree that to the extent that it is not practical to transfer any one or more of the Transferred Assets to the Trust Account on the Closing Date, the Ceding Company shall transfer such assets to the Trust Account as soon as practical thereafter, and the Parties shall cooperate in good faith to cause the transfer of such Transferred Assets at the earliest practical time; provided, that the Reinsurer shall have no obligation to fund the Trust Account to the extent of any deficiency due to the Ceding Company’s failure to transfer any one or more of the Transferred Assets to the Trust Account on the Closing Date pursuant to clause (ii) above until such time such Transferred Assets or cash equal to the Fair Market Value of such Transferred Assets as of the Effective Date are transferred by the Ceding Company to the Trust Account; provided, further, that all Transferred Assets required to be transferred to the Trust Account pursuant to clause (ii) above (or cash in an amount equal to the Fair Market Value of such Transferred Assets as of the Effective Date) must be transferred to the Trust Account no later than the fifth (5th) Business Day after the Closing Date.

(vi) If more than ten percent (10%) of the aggregate Fair Market Value of the Transferred Assets required to be transferred on the Closing Date in accordance with clause (ii) above is transferred to the Trust Account on any date following the second (2nd) Business Day after the Closing Date (any such assets, the “Delayed Settlement Assets”) and the Ceding Company does not transfer cash in an amount of such excess by such date, then the Parties shall work in good faith to adjust the Ceding Commission applicable to any such Delayed Settlement Assets consistent with “PPA Items 2(b)” and “PPA Item 2(d)” as set forth in the Closing Statement, reflecting an adjustment for the period from the Closing Date through the date of settlement of such asset.

(b) Roll-Forward Accounting. Cash flows arising out of the Reinsured Contracts during the initial Accounting Period shall be calculated and settled between the Parties in accordance with Section 3.3.

Section 3.2 Additional Consideration.

(a) As additional consideration for the Reinsurer entering into this Agreement, but subject to the Net Settlement contemplated by Section 3.3 and the Ceding Company’s rights of offset and recoupment under Section 3.6, the Reinsurer shall be entitled to one hundred percent (100%) of the sum of:

(i) all of the Premiums due and received by the Ceding Company after the Effective Date attributable to the Reinsured Contracts;

(ii) all of the Separate Account Revenue received by the Ceding Company due and received after the Effective Date; and

(iii) without duplication of the amounts set forth in clause (ii) of this Section 3.2, all amounts that are transferred from the Separate Account to the general account of the Ceding Company in respect of the Variable Annuity Reinsured Contracts after the Effective Date.

(b) The Parties acknowledge and agree that the Reinsurer hereby assumes the financial risk of any uncollected or uncollectible Premiums.

Section 3.3 Net Settlement.

(a) During the term of this Agreement and with respect to the final Accounting Period, a settlement amount between the Ceding Company and the Reinsurer as of the last day of each Accounting Period (the “Net Settlement”) shall be calculated by the Ceding Company in accordance with clause (b) below, and a statement setting forth details of such calculation (the “Settlement Statement”) in the form as set forth in Schedule C shall be delivered by the Ceding Company to the Reinsurer within thirty (30) calendar days following the end of each Accounting Period. If the amount of the Net Settlement for an Accounting Period is positive, at the time it delivers the Settlement Statement for such Accounting Period to the Reinsurer, the Ceding Company shall pay such amount in cash to the Reinsurer. If the amount of the Net Settlement for an Accounting Period is negative, the Reinsurer shall pay the absolute value of such amount in cash to the Ceding Company within fifteen (15) Business Days of its receipt of the Settlement Statement for such Accounting Period.

(b) The Net Settlement with respect to any Accounting Period for the reinsurance covered hereunder is equal to the following:

(i) the Premiums actually received by the Ceding Company during such Accounting Period; plus

(ii) the Separate Account Revenue actually received by the Ceding Company during such Accounting Period; plus

(iii) the amount of any transfers described in Section 3.2(a)(iii) for such Accounting Period; minus

(iv) the amount of any transfers from the general account of the Ceding Company to the Separate Account in respect of the Variable Annuity Reinsured Contracts; minus

(v) the General Account Liabilities paid by the Ceding Company during such Accounting Period; minus

(vi) the Expense Allowances.

Section 3.4 Errors. In the event that either Party determines that any of the amounts used in the calculation of the Net Settlement for any Accounting Period were incorrect, both Parties shall promptly do all things reasonably necessary to restore them to the positions they would have occupied had the error not occurred. If it is not possible to restore each Party to the position it would have occupied but for the error, the Parties shall endeavor in good faith to promptly resolve the situation in a manner that is fair and reasonable and most closely approximates the intent of the Parties as evidenced by this Agreement.

Section 3.5 Delayed Payments. If there is a delayed settlement of any payment due hereunder, interest shall accrue on such overdue payment at the Interest Rate until settlement is made. For purposes of this Section 3.5 a payment shall be considered overdue, and such interest shall begin to accrue, on the day immediately following the date such payment is due. Notwithstanding the foregoing, payments are due hereunder on the specified due date and the failure to make payments on such due date shall constitute a breach of this Agreement by the debtor-party.

Section 3.6 Offset. Any undisputed debits or credits incurred in favor of or against either the Ceding Company or the Reinsurer under or with respect to this Agreement are deemed mutual debits or credits and may be set off, and only the net balance shall be allowed or paid, regardless of any insolvency, rehabilitation, conservatorship or comparable proceeding by or against the Ceding Company or the Reinsurer. Such right shall apply to the full extent permitted under the Applicable Laws of the state of domicile of the insolvent Party. Notwithstanding anything to the contrary in this Agreement, each Party acknowledges and agrees that it shall have no right hereunder or pursuant to Applicable Law to offset any amounts due or owing (or to become due or owing) to the other Party under this Agreement against any amounts due or owing by such other Party or any of its Affiliates under the Trust Agreement or any other agreement, contract or understanding.

Section 3.7 Administration.

(a) The Ceding Company shall provide all required, necessary and appropriate administrative and related services with respect to the Reinsured Contracts and the Separate Account, including without limitation, the billing and collection of any Premiums, claims management and the maintenance of appropriate Books and Records (collectively, the “Services”). The Ceding Company agrees to perform the Services (i) with the skill, diligence and expertise that would reasonably be expected from experienced and qualified personnel performing such duties in like circumstances, (ii) in compliance with the terms of the Reinsured Contracts in all material respects and (iii) with the same priority as it accords its own operations with respect to business not subject to this Agreement.

(b) The Reinsurer agrees that the Ceding Company may subcontract any or all of the Services; provided, however, that the Ceding Company shall not change the subcontractor of any Services material to the administration of the Reinsured Contracts without the Reinsurer’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and provided, further, that no subcontracting shall relieve the Ceding Company from any of its obligations or liabilities hereunder, and the Ceding Company shall remain responsible for all obligations or liabilities of such subcontractor with respect to the provision of such Services as if provided by the Ceding Company.

(c) In consideration for the administration to be provided by the Ceding Company and as compensation for certain obligations with respect to the Reinsured Contracts, on each Accounting Period the Reinsurer shall pay the Ceding Company the Expense Allowance.

Section 3.8 Books and Records Access. During the term of this Agreement, upon ten (10) Business Days’ prior written notice from the Reinsurer or its Representatives reasonably acceptable to the Ceding Company, from time to time, the Ceding Company shall provide to the Reinsurer and such Representatives reasonable access during normal business hours to the Books and Records under the control of the Ceding Company or its Affiliates; provided, that such access shall not unreasonably interfere with the conduct of the business operations of the Ceding Company or its Affiliates and takes place for a reasonable number of calendar days.

Section 3.9 Certain Reports from the Reinsurer.

(a) The Reinsurer shall comply with the RBC Certification Requirements set forth in Schedule J.

(b) The Reinsurer shall provide written notice to the Ceding Company of the occurrence of any RBC Ratio Event, Recapture Triggering Event (other than a Recapture Trigger Event that has occurred due to an event described in paragraph (f) of the definition of “Recapture Trigger Event”) or FMV Triggering Event within five (5) Business Days after the Reinsurer obtains knowledge of its occurrence. In addition, the Reinsurer shall reasonably cooperate with the Ceding Company and promptly respond to the Ceding Company’s reasonable inquiries from time to time concerning the determination of whether an RBC Ratio Event, a Recapture Triggering Event (other than a Recapture Trigger Event that has occurred due to an event described in paragraph (f) of the definition of “Recapture Trigger Event”) or an FMV Triggering Event has occurred.

(c) The Reinsurer shall provide the Ceding Company with its annual and quarterly NAIC statement blanks and a copy of its annual audited NAIC statement blanks along with the audit report thereon.

Section 3.10 Non-Guaranteed Elements.

(a) General. From and after the date hereof, the Ceding Company shall continue to set all Non-Guaranteed Elements under the Reinsured Contracts. The Ceding Company shall consult with the Reinsurer periodically on the setting of such Non-Guaranteed Elements prior to making any material changes thereto and will take the recommendation of the Reinsurer into account in good faith. The Ceding Company shall set all Non-Guaranteed Elements under the Reinsured Contracts from and after the Effective Date, taking into account the recommendations of the Reinsurer with respect thereto, which the Ceding Company shall only reject in good faith and on a reasonable basis that such recommendations fail to comport with Applicable Law or the terms of any Reinsured Contract.

(b) Crediting Rates. The Ceding Company and the Reinsurer understand and agree that the procedure for establishing crediting rates with respect to the Reinsured Contracts shall be as set forth in Schedule M. Notwithstanding the preceding, except as required to comply with Applicable Laws, in the event that the Ceding Company sets any crediting rates in regard to the Reinsured Contracts in an amount greater than the amount set forth in the preceding sentence without the Reinsurer’s prior written consent, an amount equal to such excess shall be payable to the Reinsurer and reported by the Ceding Company for each Accounting Period to the Reinsurer.

Section 3.11 Policy Exchanges, Replacements or Surrenders. Unless otherwise agreed in writing by the Parties to this Agreement, or required under Applicable Law, neither Party shall, and shall not assist or support its Affiliates in any efforts to, institute, promote, support or encourage any exchange, replacement or surrender program with respect to the Reinsured Contracts through a “program of internal replacement.” The term “program of internal replacement” shall mean any program sponsored or supported by a Party or any of its Affiliates offered to the holders of the Reinsured Contracts, or any portion thereof, in which Reinsured Contracts may be exchanged for any other policy or annuity products written by such Party or any of its Affiliates. The offering by a Party or its Affiliates to new clients and to Contractholders of an insurance, annuity or investment product that offers then-market terms that are more favorable to the Contractholders in the normal course of the Party’s business and consistent with its past practices shall not be considered to be an exchange program in violation of this obligation, provided, that such offering by the Party or its Affiliates is generally offered to the public and does not target, in a directed, programmatic or systematic manner, the Contractholders for replacement.

Section 3.12 Contested Claims. The Ceding Company shall advise the Reinsurer of its intention to contest, compromise or litigate any claim involving any Reinsured Contract, and the Reinsurer may elect to participate in any such contest by giving notice to the Ceding Company thereof within thirty (30) calendar days of its receipt of notice describing such claim from the Ceding Company; provided, however, that the Ceding Company shall not be obligated to provide such notice in the case of routine administration of claims. If the Reinsurer elects to participate in such contest, the Reinsurer shall pay its share of the expenses of such contest, and shall share in any reduction of the Ceding Company’s liability for such contested claim. In addition, if after the Ceding Company has presented the Reinsurer with a course of action it intends to pursue with respect to such contest and the Reinsurer elects to participate in such contest and does not expressly object in writing to such course of action that gave rise to an Extra-Contractual Obligation, then the Reinsurer shall be liable for such Extra-Contractual Obligation that arises from such contest (such Extra-Contractual Obligations for which Reinsurer is liable, the “Reinsurer Extra- Contractual Obligations”). If the Reinsurer does not elect to participate in such contest, it shall discharge its liability with respect to such contested claim by payment to the Ceding Company of the full amount of its liability on the Reinsured Contract with respect to such claim.

Section 3.13 Current Practices. The Ceding Company shall not materially change, alter or otherwise compromise, and shall not allow any subcontractor to materially change, alter or otherwise compromise, its claims paying or administrative practices with respect to the Reinsured Contracts without the prior written consent of the Reinsurer, which consent shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, nothing set forth in this Section 3.13 shall prevent the Ceding Company from adopting different systems or from making changes to its claims paying or administrative practices that apply to both the administration of the Reinsured Contracts and other business of the Ceding Company not subject to this Agreement, so long as such changes do not disproportionately and adversely impact, in any material respect, the Reinsured Contracts.

ARTICLE IV

LICENSES; RESERVE CREDIT; SECURITY

Section 4.1 Licenses; Reserve Credit.

(a) At all times during the term of this Agreement, the Reinsurer shall use commercially reasonable efforts to (i) hold and maintain its license or accreditation in the Ceding Company Domiciliary State, and (ii) take all other actions so that the Ceding Company may receive Reserve Credit. Should the Reinsurer fail to hold and maintain all licenses and authorizations required under Applicable Law to enable the Ceding Company to receive Reserve Credit, the Reinsurer shall, at its own expense, take all steps (including amending this Agreement or the Trust Agreement or entering into other agreements or posting of letters of credit, establishing a credit for reinsurance trust or other acceptable security in accordance with the terms hereof or entering into a funds held arrangement with the Ceding Company or novating this Agreement to another reinsurer, which may be an Affiliate of the Reinsurer or a third party, subject to the Ceding Company’s consent, not to be unreasonably withheld, as promptly as possible, not to exceed twenty (20) days following the occurrence of such event as are necessary so as to permit the Ceding Company to obtain Reserve Credit, to the extent that actions taken pursuant to Section 4.2 and Section 4.7 do not result in full Reserve Credit on or prior to such date; provided, that, if such failure of the Reinsurer to hold and maintain all licenses and authorizations Required under Applicable Law to enable the Ceding Company to receive Reserve Credit is due to a Change in Applicable Law, then the Reinsurer shall use its commercially reasonable best efforts to enable the Ceding Company to obtain Reserve Credit, in accordance with this Section 4.1(a), and in such event, the Ceding Company and the Reinsurer shall share equally in any incremental costs of complying with such Change in Applicable Law. The Reinsurer shall promptly notify the Ceding Company of any event or change in its licensing or accreditation in the Ceding Company Domiciliary State or other condition that would be reasonably likely to result or has resulted in any loss of, or impairment to, Reserve Credit. Furthermore, upon any loss of, or impairment to, Reserve Credit, the Ceding Company and the Reinsurer shall cooperate in good faith to promptly amend this Agreement or the Trust Agreement or enter into other agreements, or post letters of credit, establish a credit for reinsurance trust or other acceptable security in accordance with the terms hereof, enter into a funds held arrangement with the Ceding Company, novate this Agreement to another reinsurer, which may be an Affiliate of the Reinsurer or a third party, subject to the Ceding Company’s consent, not to be unreasonably withheld, or execute additional documents as reasonably needed to comply with the credit for reinsurance laws and regulations and/or the requirements of the applicable Governmental Authority to ensure the Ceding Company obtains Reserve Credit.

(b) Notwithstanding anything contained in this Section 4.1 to the contrary, in the event that (i) there is a repeal of or amendment or other modification to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 3173) that would authorize a Governmental Authority in any jurisdiction of the United States where the Ceding Company is licensed to transact business to apply the applicable rules for credit for reinsurance in such jurisdiction to the Ceding Company, and (ii) the Ceding Company reasonably determines that it is obligated under Applicable Law to comply with such rules in order to receive statutory financial statement credit in any such jurisdiction, then (A) Section 4.1(a) hereof shall automatically be deemed to be amended without any action by the Parties to require that the Reinsurer shall comply with the provisions of Section 4.1(a) so as to enable the Ceding Company to obtain full and complete statutory financial statement credit for the reinsurance provided by this Agreement in any such jurisdiction in addition to, and to the same extent as, the Ceding Company Domiciliary State and (B) the definition of Reserve Credit shall be amended to refer to all such jurisdictions; provided, however, that the Reinsurer shall not be required to modify, amend or alter this Agreement or any other Transaction Documents, or enter into any arrangements or otherwise take any steps that would materially adversely affect the economic benefits the Reinsurer expects to derive from this Agreement and the other Transaction Documents, and the transactions contemplated hereunder and thereunder.

Section 4.2 Security.

(a) (i) On the date hereof, the Reinsurer, as grantor, shall establish and thereafter shall maintain, at its sole cost and expense, the Trust Account with the Trustee, naming the Ceding Company as sole beneficiary thereof to secure the Reinsurer’s obligations hereunder. The Reinsurer shall maintain the Trust Account in accordance with the terms of this Agreement and the Trust Agreement.

(ii) Upon the occurrence and continuation of an FMV Triggering Event and notice from the Ceding Company to the Trustee in accordance with the terms of the Trust Agreement, the Reserve Credit Trust Provisions shall become effective without any further action on the part of the Parties or the Trustee for so long as such FMV Triggering Event is continuing.

(iii) The Ceding Company acknowledges and agrees that any notice provided by the Ceding Company to the Trustee under Section 4.2(a)(ii) shall be true and correct, and shall serve as a certification to both the Trustee and the Reinsurer that an FMV Triggering Event has occurred and is continuing. In the event that it is determined that an FMV Triggering Event has not occurred, the Ceding Company shall rescind any such notice to the Trustee in accordance with the terms of the Trust Agreement.

(iv) Subject to Section 4.8, in the event that the Reinsurer has cured the event or condition giving rise to an FMV Triggering Event, the Ceding Company shall rescind any notice provided by the Ceding Company to the Trustee under Section 4.2(a)(ii) in accordance with the terms of the Trust Agreement.

(b) During the term of the Trust Agreement, the Reinsurer shall not, and shall direct that the Trustee shall not, grant or cause or permit to be created or granted in favor of any third person any security interest whatsoever in any of the assets in the Trust Account or in the residual interest therein.

Section 4.3 Trust Account and Settlements. The Trustee shall hold assets in the Trust Account pursuant to the terms of the Trust Agreement. All settlements of account under this Agreement between the Ceding Company and the Reinsurer shall be made in United States dollars in cash or its equivalent.

Section 4.4 Authorized Investments.

(a) The assets that may be held in the Trust Account shall consist only of Investment Assets (i) that are not issued by Reinsurer, Ceding Company, or an Affiliate of either Party, and (ii) that comply with the Investment Guidelines (the Investment Assets meeting the requirements of this sentence being the “Authorized Investments”). Notwithstanding the foregoing, upon the occurrence and continuance of an RBC Ratio Event for one (1) or more calendar quarters following the calendar quarter in which the Event Reference Date occurs, or upon the occurrence and continuation of an FMV Triggering Event that has occurred due to an event described in paragraph (b) of the definition of “FMV Triggering Event,” the Reinsurer may deposit into the Trust Account one (1) or more Letters of Credit and may continue to maintain such Letters of Credit in the Trust Account for a period of one (1) calendar year, after which time, if such Letters of Credit have not been replaced with Authorized Investments in the Trust Account, the Ceding Company may give instructions to the Trustee to draw the full amount of the Letters of Credit and deposit such proceeds into the Trust Account; provided, however, that at no time may the aggregate face amount of all Letters of Credit in the Trust Account exceed the LOC Permitted Amount.

(b) Following the date hereof, the Reinsurer shall provide to the Ceding Company and the Trustee a monthly report no later than twenty (20) calendar days following the end of such calendar month listing each asset in the Trust Account and the Statutory Book Value and Fair Market Value of each such asset and the face amount of any Letters of Credit as of the end of the relevant calendar month and certify that each asset in the Trust Account is an Authorized Investment. For the purpose of valuing assets in the Trust Account, the Parties agree that the definition of Fair Market Value set forth herein shall apply to the determination of “Fair Market Value” under the Trust Agreement.

Section 4.5 Deposit of Assets. Prior to depositing assets in the Trust Account, the Reinsurer shall execute assignments or endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the Ceding Company, or the Trustee upon the direction of the Ceding Company, may whenever necessary negotiate these assets without the consent or signature from the Reinsurer or any other entity.

Section 4.6 Withdrawal of Assets from the Trust Account.

(a) So long as no FMV Triggering Event has occurred and is continuing, the Ceding Company and Reinsurer agree that the assets maintained in the Trust Account and any Letters of Credit may be withdrawn by the Ceding Company, or any successor by operation of law of the Ceding Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Ceding Company, without diminution because of insolvency on the part of the Ceding Company or Reinsurer (i) to pay or reimburse the Ceding Company for any undisputed amounts due from the Reinsurer to the Ceding Company under this Agreement and not yet recovered from the Reinsurer or (ii) to pay the Ceding Company the Terminal Settlement as contemplated in Section 9.5(a).

(b) The Ceding Company and Reinsurer agree that during the continuation of an FMV Triggering Event the assets maintained in the Trust Account and any Letters of Credit may be withdrawn by the Ceding Company, or any successor by operation of law of the Ceding Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Ceding Company, without diminution because of insolvency on the part of the Ceding Company or the Reinsurer, at any time without notice or consent from the Reinsurer but only for one or more of the following purposes:

(i) to pay or reimburse the Ceding Company for the Reinsurer’s share of premiums returned to the owners of the Reinsured Contracts reinsured hereunder because of cancellations of the Reinsured Contracts;

(ii) to pay or reimburse the Ceding Company for the Reinsurer’s share of surrenders, benefits or losses payable by the Ceding Company pursuant to the provisions of the Reinsured Contracts reinsured hereunder; or

(iii) to pay or reimburse the Ceding Company for other amounts due to the Ceding Company hereunder or necessary to secure the credit or reduction from liability for reinsurance taken by the Ceding Company for the liabilities ceded hereunder.

(c) The Ceding Company shall return to the Trust Account, within five (5) Business Days, assets withdrawn in excess of the actual amounts required under Section 4.6(a) or (b). Any such excess assets withdrawn shall at all times be held by the Ceding Company (or any successor by operation of law of the Ceding Company, including any liquidator, rehabilitator, receiver or conservator of the Ceding Company) in trust for the benefit of the Reinsurer and be maintained in a segregated account, separate and apart from any assets of the Ceding Company, for the sole purpose of funding the payments and reimbursements contemplated under Section 4.6(a) or (b). The Ceding Company shall pay to the Reinsurer interest on such excess withdrawn amounts under Section 4.6(a) or (b) at the average of the daily “prime rate” (expressed as a rate per annum) published in The Wall Street Journal for each of the calendar days such assets are held by the Ceding Company.

Section 4.7 Adjustment of Security and Withdrawals.

(a) The amount of security required to be provided by the Reinsurer hereunder shall be adjusted following the end of each calendar quarter based on (x) the Required Amount as of the end of such calendar quarter calculated by the Ceding Company and furnished to the Reinsurer in a report no later than twenty (20) calendar days following the end of such calendar quarter (the “Security Funding Reporting Date”) and (y) the aggregate Statutory Book Value or

Fair Market Value, as applicable, of Authorized Investments and the face amount of any Letters of Credit as of the end of such calendar quarter as furnished by the Reinsurer to the Ceding Company in the report for the final month in such calendar quarter in accordance with Section 4.4(b). The amount of security held in the Trust Account shall be adjusted as follows:

(i) So long as no RBC Ratio Event has occurred and is continuing for one (1) or more calendar quarters following the calendar quarter in which the Event Reference Date occurs and no FMV Triggering Event has occurred and is continuing, if the aggregate Statutory Book Value of the Authorized Investments held in the Trust Account as of the end of such calendar quarter is less than the Required Amount, calculated based on the most recent reports delivered by the Ceding Company and the Reinsurer under this Section 4.7, then Reinsurer shall, no later than fifteen (15) Business Days following the Security Funding Reporting Date, transfer additional Authorized Investments to the Trust Account so that the aggregate Statutory Book Value of the Authorized Investments held in the Trust Account is not less than the Required Amount.

(ii) In the event that an RBC Ratio Event has occurred and has continued for one (1) or more calendar quarters following the calendar quarter in which the Event Reference Date occurs, during the continuation of such RBC Ratio Event:

(A)	If (1) the aggregate Statutory Book Value of the Authorized Investments held in the Trust Account as of the end of such calendar quarter is less than the Required Amount, or (2) (x) the aggregate Fair Market Value of the Authorized Investments held in the Trust Account as of the end of such calendar quarter, plus (y) the face amount of any Letters of Credit in the Trust Account (up to the LOC Permitted Amount) is less than ninety percent (90%) of the General Account Statutory Reserves, in each case of (1) and (2) calculated based on the most recent reports delivered by the Ceding Company and the Reinsurer under this Section 4.7, then the Reinsurer shall, no later than fifteen (15) Business Days following the Security Funding Reporting Date, (aa) transfer additional Authorized Investments to the Trust Account (up to the LOC Permitted Amount) so that the aggregate Statutory Book Value of the Authorized Investments held in the Trust Account is not less than the Required Amount and (bb) transfer additional Authorized Investment and/or increase the face amount of any Letters of Credit held in the Trust Account so that the aggregate Fair Market Value of the Authorized Investments plus the face amount of any Letters of Credit held in the Trust Account is not less than ninety percent (90%) of the General Account Statutory Reserves; provided, however, that solely in satisfying the Reinsurer’s obligation to hold in the Trust Account Authorized Investments and Letters of

Credit having an aggregate Fair Market Value at least equal to ninety percent (90%) of the General Account Statutory Reserves, the Reinsurer shall not be required to provide Letters of Credit or deposit into the Trust Account Authorized Investments having an aggregate Fair Market Value of more than (I) fifty million dollars ($50,000,000) in the aggregate during the first calendar quarter of such requirement or (II) one hundred million dollars ($100,000,000) in the aggregate during each subsequent calendar quarter during which the RBC Ratio Event is continuing.

(B)	In the event that the Reinsurer has cured the event or condition giving rise to an RBC Ratio Event, the provisions of this Section 4.7(a)(ii) shall cease to be applicable and the provisions of Section 4.7(a)(i) shall govern.

(iii) During the continuation of an FMV Triggering Event, if the aggregate Fair Market Value of the Authorized Investments held in the Trust Account as of the end of such calendar quarter is less than the Required Amount, calculated based on the most recent report delivered by the Reinsurer under this Section 4.7, then the Reinsurer shall, no later than fifteen (15) Business Days following the Security Funding Reporting Date, transfer additional Authorized Investments and, subject to Applicable Law, Letters of Credit to the Trust Account so that the aggregate Fair Market Value of the Authorized Investments held in the Trust Account plus the face amount of any Letters of Credit held in the Trust Account (up to the LOC Permitted Amount) is not less than the Required Amount.

(b) If the aggregate Statutory Book Value or, during the continuation of an FMV Triggering Event the Fair Market Value, of the Authorized Investments held in the Trust Account as of the end of any calendar quarter exceeds the Required Amount, then the Reinsurer shall have the right, in accordance with the terms of the Trust Agreement, to withdraw such excess; provided, that, (i) if no FMV Triggering Event has occurred and is continuing, for purposes of this Section 4.7(b), then the Reinsurer shall not be permitted to withdraw assets with an aggregate Fair Market Value in excess of twenty million dollars ($20,000,000) for such calendar quarter without the Ceding Company’s prior written consent as to the amount of such withdrawal and the composition of such assets, such consent not to be unreasonably withheld, conditioned or delayed, (ii) the Authorized Investments held in the Trust Account following such withdrawal will continue to comply with the Investment Guidelines or, in the event that such Authorized Investments are out of compliance with the Investment Guidelines immediately prior to such withdrawal, such withdrawal will not result in any further deviation from the Investment Guidelines and (iii) in the event that an RBC Ratio Event has occurred and is continuing for one or more calendar quarters, the aggregate Fair Market Value of the Authorized Investments plus the face amount of any Letters of Credit held in the Trust Account following such withdrawal will not be less than ninety percent (90%) of the General Account Statutory Reserves.

(c) The report required to be delivered by the Reinsurer as described in Section 4.4 shall include a listing of each asset in the Trust Account and the Statutory Book Value and Fair Market Value of each such asset as of the end of the relevant calendar month and indicate if any such asset is not an Authorized Investment. In the event that (i) the Reinsurer disagrees with the calculation of the Required Amount, or (ii) the Ceding Company disagrees with the calculation of the Statutory Book Value or Fair Market Value of any Authorized Investment or whether any asset is an Authorized Investment as set forth in such report, the disagreeing Party may deliver written notice to the other Party of such disagreement and the Parties shall attempt in good faith to resolve such disagreement. Any resolution agreed to in writing by the Parties shall be final and binding upon the Parties. If the Parties are unable to resolve such disagreement within ten (10) Business Days after delivery of written notice of any such disagreement, the Parties shall jointly request the Transaction Consultant to determine the disputed matter. The Transaction Consultant’s determination of the disputed matter shall be final and binding upon the Parties. Each Party shall pay one-half (1/2) of the Transaction Consultant’s fees, costs and expenses associated with the Transaction Consultant’s determination. After a final and binding resolution of any dispute described in this Section 4.7(c) is reached, the Parties agree to make any necessary adjustments under Section 4.7(a) so that the aggregate Statutory Book Value or Fair Market Value, as applicable, of the Authorized Investments held in the Trust Account is not less than the amount required pursuant to Section 4.7(a)(i), (ii) or (iii), as applicable.

(d) The Reinsurer shall promptly notify the Ceding Company of any change in the methodologies used in determining the Fair Market Value of the Authorized Investments held in the Trust Account.

Section 4.8 Continuation of a FMV Triggering Event. Upon the occurrence of an FMV Triggering Event, such FMV Triggering Event shall be deemed to be continuing unless the event or events that resulted in such occurrence have been cured and no other FMV Triggering Event has occurred during a period of six (6) months commencing with the date of such cure; provided, that if a subsequent FMV Triggering Event occurs (whether within such six (6) month period or otherwise), such FMV Triggering Event shall not be curable and shall be deemed to be continuing for the remaining duration of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Closing Statement and Ceding Company Data Representations.

(a) The Ceding Company acknowledges that, at the Reinsurer’s request, it has provided the Reinsurer with the Closing Statement described in Section 3.1(a) on the Closing Date. The Ceding Company represents that all the factual information contained in the Closing Statement is (i) derived from the Books and Records, and (ii) complete and accurate. The Ceding Company further represents that it is not aware of any omissions, errors, changes or discrepancies that would materially affect the Closing Statement.

(b) The Ceding Company acknowledges that, at the Reinsurer’s request, it has provided the Reinsurer with the Ceding Company Data described in Schedule H prior to the Closing Date. The Ceding Company represents that all the factual information (i) contained in the

Ceding Company Data is, and (ii) provided by the Ceding Company and its Affiliates in writing to Willis Towers Watson or Willis Re Inc. with respect to the Reinsured Contracts for their use in connection with the preparation of the Ceding Company Data was, as of the date such information was provided to Willis Towers Watson or Willis Re Inc., (A) derived from the Books and Records and (B) complete and accurate. The Ceding Company further represents that it is not aware of any omissions, errors, changes or discrepancies which would materially affect the Ceding Company Data. The Reinsurer has relied on the Ceding Company Data and the representations of the Ceding Company set forth in this Agreement in entering into, and consummating the transactions described in, this Agreement.

(c) Notwithstanding anything in this Agreement to the contrary, the Ceding Company does not guarantee any projected results included in the Ceding Company Data, or make any representation or warranty (i) with respect to any estimates, projections, predications, forecasts, assumptions, methodologies and judgments in the Ceding Company Data or the assumptions on the basis of which such information or data was prepared (including, without limitation, as to future mortality, policyholder behavior, expense, investment experience and other actuarial factors with respect to the Reinsured Contracts or its associated assets or liabilities) or (ii) to the effect that any projected profits set forth in the Ceding Company Data shall be realized.

Section 5.2 Ceding Company Closing Date Representations. Except as set forth in Schedule K, the Ceding Company hereby makes the following representations to the Reinsurer as of the Closing Date:

(a) Organization, Standing and Authority. The Ceding Company (i) is duly organized, validly existing and in good standing under the laws of the State of Washington; (ii) has all requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets; and (iii) is duly qualified or licensed to do business as a foreign company in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its properties or assets or the nature of the business conducted by it makes such qualification necessary; except, in the event of clauses (ii) and (iii) where the failure to have such power and authority or to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect.

(b) Authorization. The Ceding Company has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, each of the Transaction Documents. The execution and delivery of each of the Transaction Documents by the Ceding Company, and the performance by the Ceding Company of its obligations under such agreements, have been duly authorized by the Ceding Company’s board of directors and by all other necessary corporate action on the part of the Ceding Company. Each of the Transaction Documents have been duly executed and delivered by the Ceding Company and, subject to the due execution and delivery by the other parties to such agreements, each of the Transaction Documents shall, upon due execution and delivery, be valid and binding obligations of the Ceding Company enforceable against the Ceding Company in accordance with their respective terms, subject to:

(i) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights of creditors of insurance companies or creditors’ rights generally; and

(ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

Clauses (i) and (ii) are referred to herein as the “Enforceability Exceptions.”

(c) Actions and Proceedings. There are no:

(i) outstanding orders, decrees, injunctions or judgments by or with any arbitrator or Governmental Authority (“Orders”) applicable to the Ceding Company with respect to the Reinsured Contracts; or

(ii) actions relating in whole or in part to the Reinsured Contracts which are pending or, to the knowledge of the Ceding Company, threatened in which the Ceding Company is, or in the case of threatened would be, a named party which, in either case, would, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect.

(d) No Conflict or Violation. The execution, delivery and performance by the Ceding Company of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms and conditions hereof and thereof shall not:

(i) violate or conflict with or result in a breach or default under any provision of the certificate of incorporation, bylaws or other organizational documents of the Ceding Company;

(ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract with respect to the Reinsured Contracts to which the Ceding Company is a party;

(iii) violate or conflict with any Order, or any agreement with, or condition imposed by, any Governmental Authority binding upon the Ceding Company in connection with the Reinsured Contracts or the Transferred Assets;

(iv) violate or conflict with any Applicable Law; or

(v) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment or revocation of, any Permit related to the Reinsured Contracts;

except, in each case of Subsections (i) through (v) of this Section 5.2(d), as would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect.

(e) Governmental Consents. The execution, delivery and performance by the Ceding Company of this Agreement, and by the Ceding Company of the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms hereof and thereof, do not require the Ceding Company to obtain any consent or approval from, or make any filing with, or give any notice to, any Governmental Authority prior to the execution of this Agreement or the other Transaction Documents.

(f) Compliance with Laws. The Reinsured Contracts are in compliance with Applicable Law in all respects and there is no investigation or proceeding pending, or, to the knowledge of the Ceding Company, threatened by any Governmental Authority, against the Ceding Company or any Affiliate of the Ceding Company with respect to the Reinsured Contracts that alleges any violation of Applicable Law, except, in each case, other than any such item that would not, individually or in the aggregate, reasonably be expected to have a Business Material Adverse Effect, provided, however, that the Ceding Company makes no representation or warranty in this Section 5.2(f) with respect to matters that are addressed in Section 5.2(c), (g) or (h).

(g) Permits. The Ceding Company (i) held at the time the Reinsured Contracts were issued, all insurance Permits required under Applicable Law in order to issue the Reinsured Contracts and holds all such Permits required to conduct the business in connection with the Reinsured Contracts as currently conducted and (ii) has maintained all other Permits that are material to the Reinsured Contracts, and all such Permits are valid and in full force and effect. The Ceding Company has not received any written notice or communication from any Governmental Authority regarding any potential material violation of, or failure to comply with, the terms of any such Permits. The Ceding Company is not an investment company subject to registration under the Investment Company Act.

(h) Insurance Matters.

(i) (A) The Ceding Company has filed all reports, statements, registrations, filings or submissions that relate, in whole or in substantial part to the Reinsured Contracts, and that were required to be filed by it with any Governmental Authority and (B) all such reports, statements, documents, registrations, filings or submissions were true, complete and accurate when filed in all respects, in each case of (A) and (B) except as would not reasonably be expected, individually or in the aggregate, to have a Business Material Adverse Effect.

(ii) To the knowledge of the Ceding Company, the Reinsured Contracts are, and have been, to the extent required under Applicable Law, issued on forms approved by the applicable insurance regulatory authority or filed and not objected to by such insurance regulatory authority within the period provided for objection, in each case except as would not reasonably be expected, individually or in the aggregate, to have a Business Material Adverse Effect. No material deficiencies have been asserted by any Governmental Authority with respect to any such filings which have not been cured or otherwise resolved.

(i) Separate Account.

(i) The Separate Account is duly and validly established and maintained under the laws of the State of Washington;

(ii) the portion of the assets of the Separate Account equal to the reserves and other contract Liabilities of such Separate Account is not chargeable with Liabilities arising out of any other business the Ceding Company may conduct or may have conducted;

(iii) the Separate Account has been operated and maintained in compliance with all Applicable Law in all material respects;

(iv) the Separate Account is duly registered with the Securities and Exchange Commission as an investment company under the Investment Company Act, and such registration is in full force and effect;

(v) the Reinsured Contracts under which Separate Account assets are held were sold pursuant to an effective registration statement that is currently in effect to the extent necessary to allow the Ceding Company to receive contributions under such contracts;

(vi) each prospectus, statement of additional information or other disclosure document, as amended or supplemented, that was issued or sent to holders of the Ceding Company Reinsured Contracts as of their respective mailing dates or dates of use in each case related to the Separate Account, or registration statement, as amended or supplemented, related to the Separate Account (A) contains no untrue statement of material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, and (B) complies in all material respects with Applicable Law; and

(vii) no examinations, investigations, inspections or formal or informal inquiries, including periodic regulatory examinations, civil investigative demands or market conduct examinations, in each case that are targeted to the Separate Account’s affairs and condition are currently being conducted by any Governmental Authority, or have been conducted since April 1, 2015.

(j) Other Reinsurance. The Ceding Company has not entered into any other reinsurance treaties where the Ceding Company is indemnified for any Reinsured Risks with respect to the Reinsured Contracts as of the Effective Date. Further, the Ceding Company agrees not to enter into any such other reinsurance treaties during the duration of this Agreement without the prior written consent of the Reinsurer.

(k) Brokers and Finders. Except for Willis Re Inc. and Willis Towers Watson, no broker, investment banker, financial adviser or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon the arrangements made by or on behalf of the Ceding Company.

(l) Transferred Assets. The Transferred Assets are not in default in the payment of principal, interest or dividends. The Ceding Company holds good, valid and marketable title to all such Transferred Assets, free and clear of all liens.

Section 5.3 Reinsurer Closing Date Representations. Except as set forth in Schedule L, the Reinsurer hereby makes the following representations to the Ceding Company as of the Closing Date:

(a) Organization, Standing and Authority. The Reinsurer: (i) is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its properties or assets or the nature of the business conducted by it makes such qualification necessary.

(b) Authorization. The Reinsurer has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, each of the Transaction Documents. The execution and delivery by the Reinsurer of each of the Transaction Documents, and the performance by the Reinsurer its obligations under such agreements, have been duly authorized by all necessary corporate action on the part of the Reinsurer. Each of the Transaction Documents have been duly executed and delivered by the Reinsurer and, subject to the due execution and delivery by the other parties to such agreements, each of the Transaction Documents shall, upon due execution and delivery, be valid and binding obligations of the Reinsurer, enforceable against the Reinsurer in accordance with their respective terms, subject to the Enforceability Exceptions.

(c) Actions and Proceedings. There are no:

(i) outstanding Orders applicable to the Reinsurer or its properties or assets that, individually or in the aggregate, would reasonably be expected to have a Reinsurer Material Adverse Effect; or

(ii) actions pending or, to the knowledge of the Reinsurer, threatened against the Reinsurer, at law or in equity, or before or by any Governmental Authority or before any arbitrator of any kind that would, individually or in the aggregate, reasonably be expected to have a Reinsurer Material Adverse Effect.

(d) No Conflict or Violation. The execution, delivery and performance by the Reinsurer of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms and conditions hereof and thereof shall not:

(i) violate or conflict with or result in a breach or default under any provision of the certificate of incorporation, bylaws or other organizational documents of the Reinsurer;

(ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting Party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract to which the Reinsurer is a party or by or to which any of its properties may be bound or subject;

(iii) violate or conflict with any Order, or any agreement with, or condition imposed by, any arbitrator or Governmental Authority binding upon the Reinsurer;

(iv) violate or conflict with any Applicable Law; or

(v) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment or revocation of, any Permit related to the Reinsurer’s business;

except, in each case of Subsections (i) through (v) of this Section 5.3(d), as would not, individually or in the aggregate, reasonably be expected to have a Reinsurer Material Adverse Effect.

(e) Governmental Consents. The execution, delivery and performance by the Reinsurer of this Agreement, and by the Reinsurer of the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms hereof and thereof, do not require the Reinsurer to obtain any consent or approval from, or make any filing with, or give any notice to, any Governmental Authority.

(f) Brokers and Finders. No broker, investment banker, financial adviser or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon the arrangements made by or on behalf of the Reinsurer.

ARTICLE VI

OVERSIGHTS; COOPERATION; CLAIMS

Section 6.1 Oversights. Inadvertent delays, oversights, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either Party from any liability that would have attached had such delay, oversight, error or omission not occurred. The Parties shall nevertheless cooperate in good faith to rectify such delay, oversight, error or omission as soon as possible after discovery so that both Parties shall be restored as closely as possible to the positions they would have occupied if no delay, oversight, error or omission had occurred, including complying with the provisions of Section 3.4.

Section 6.2 Cooperation. The Ceding Company and the Reinsurer shall cooperate with each other in order to accomplish the objectives of this Agreement by furnishing additional information and executing and delivering any additional documents as may be reasonably requested by the other to further perfect or evidence the consummation of, or otherwise implement, any transaction contemplated by this Agreement or the Trust Agreement, or to aid in the preparation of any regulatory filing or financial statement; provided, however, that any such additional documents must be reasonably satisfactory to each Party and not impose upon either Party any material liability, risk, obligation, loss, cost or expense not contemplated by this Agreement or the Trust Agreement.

Section 6.3 The Foreign Account Tax Compliance Act.

Whenever requested, the Ceding Company and the Reinsurer agree to provide the other Party with all documentation required under Chapter 4 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”) (including Forms W-8BEN-E, W-9 or other such documentation approved for use by the United States Internal Revenue Service as the case may be) that confirms that such Party is not subject to any withholding under FATCA. If a Party fails to provide such FATCA required documentation, and thus the other Party is required by law to deduct or withhold for or on account of any tax from or in respect of any amount payable under this Agreement, then such amount payable shall be net of all such deductions and withholdings in respect of such tax.

ARTICLE VII

DAC TAX

Section 7.1 Election. The Ceding Company and the Reinsurer hereby elect under Treasury Regulations Section 1.848-2(g) (8) as follows:

(a) The Ceding Company and the Reinsurer shall each attach a schedule to its federal income Tax Return that identifies this Agreement as a reinsurance agreement for which a joint election under Treasury Regulation Section 1.848-2(g)(8) has been made and shall otherwise file its respective federal income Tax Returns in a manner consistent with the provisions of Treasury Regulation Section 1.848-2 in effect on the date this Agreement is executed.

(b) For each taxable year under this Agreement, the Party with the net positive consideration, as defined in the regulations promulgated under Code Section 848, shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code.

(c) As used in subclause (b) above, the terms “net positive consideration”, “specified policy acquisition expenses”, and “general deduction limitation” are defined by reference to Treasury Regulations Section 1.848-2(g)(8) and Code Section 848 as of the effective date of this Agreement.

Section 7.2 Exchange of Information. The Ceding Company and the Reinsurer agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Code and applicable Treasury Regulations.

(a) The Ceding Company shall submit to the Reinsurer by May 1 each year its calculation of the amount of the net consideration for the preceding calendar year. This schedule of calculations shall be accompanied by a statement that the Ceding Company shall report such amount of net consideration in its Tax Return for the preceding calendar year.

(b) The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) calendar days of the Reinsurer’s receipt of the Ceding Company’s calculation. If the Reinsurer does not so notify the Ceding Company, then the Reinsurer shall report the amount of net consideration as determined by the Ceding Company in the Reinsurer’s Tax Return for the previous calendar year.

(c) If the Reinsurer contests the Ceding Company’s calculation of the amount of net consideration, then the Parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) calendar days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on the net amount of net consideration, then each Party shall report such amount in their respective Tax Returns for the previous calendar year.

(d) If the Ceding Company and the Reinsurer fail to reach an agreement on the correct amount of net consideration within such thirty (30) calendar-day period, then the net consideration for such year shall be determined by an independent accounting firm acceptable to both the Ceding Company and the Reinsurer within twenty (20) calendar days after the expiration of such thirty (30)-calendar day period.

Section 7.3 Effectiveness. The first (1st) taxable year for which this election is effective is the calendar year 2017.

Section 7.4 United States Tax Status Representation. Both the Ceding Company and the Reinsurer are subject to U.S. taxation under Subchapter L of Chapter 1 of the Code.

ARTICLE VIII

INSOLVENCY

Section 8.1 Insolvency of the Ceding Company. In the event of the insolvency of the Ceding Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Ceding Company or to its statutory liquidator, receiver or statutory successor on the basis of the Liabilities of the Ceding Company under the Reinsured Contracts without diminution because of the insolvency of the Ceding Company. It is understood, however, that in the event of the insolvency of the Ceding Company, the liquidator, receiver or statutory successor of the Ceding Company shall give written notice of the pendency of a claim against the Ceding Company on a Reinsured Contract within a reasonable period of time after such claim is filed in the insolvency proceedings and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to Applicable Law and court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

ARTICLE IX

DURATION; RECAPTURE

Section 9.1 Duration.

(a) This Agreement shall continue in force until such time as (i) the Ceding Company’s Liability arising out of or related to all Reinsured Contracts is terminated in accordance with their respective terms and the Ceding Company has received payments which discharge the Reinsurer’s Liabilities incurred hereunder prior to such termination, (ii) in accordance with Section 9.3, if the Ceding Company fails to pay undisputed amounts due to the Reinsurer and the Reinsurer has elected to terminate this Agreement or (iii) in accordance with Section 9.4, if the Ceding Company has elected to recapture the reinsurance of Reinsured Contracts in full, and the Ceding Company has received payments which discharge such Liability in full in accordance with Section 9.5.

(b) The representations and warranties of the Ceding Company and the Reinsurer contained in this Agreement shall survive the Closing Date solely for purposes of Article X and shall expire on the first (1st) anniversary of the Closing Date, except that the representations and warranties in Section 5.2(a), Section 5.2(b), Section 5.2(k), Section 5.3(a), Section 5.3(b), Section 5.3(f) shall survive the Closing until the expiration of the applicable statute of limitations.

Section 9.2 Survival. Notwithstanding the other provisions of this Article IX, the terms and conditions of Article I, VI and X and the provisions of Section 11.2, 11.3, 11.4, 11.5, 11.6, 11.7, 11.8, 11.9, 11.10, 11.11, 11.12, 11.13, 11.15, 11.16 and 11.18 shall remain in full force and effect after the termination of this Agreement.

Section 9.3 Termination for Failure to Pay Amounts Due to Reinsurer.

(a) If the Ceding Company fails to pay any undisputed amounts due to the Reinsurer pursuant to this Agreement within the due date specified in this Agreement, the Reinsurer may terminate this Agreement subject to thirty (30) calendar days prior written notice to the Ceding Company; provided, that the Ceding Company does not pay such undisputed amount within such thirty (30)-calendar day notice period.

(b) Following a termination pursuant to this Section 9.3, subject to the satisfaction of payment obligations described in Section 9.5, both the Ceding Company and the Reinsurer shall be fully and finally released from all rights and obligations under this Agreement in respect of the Reinsured Contracts, other than any payment obligations due hereunder prior to the date of termination but still unpaid on such date and the obligations under the provisions that expressly survive termination as provided in Section 9.2. Following the consummation of the termination, no additional Premiums or other amounts payable under such Reinsured Contracts shall be payable to the Reinsurer hereunder, nor shall the Reinsurer have any further right to receive any Premiums or other amounts payable under such Reinsured Contracts or any further liability with respect to the General Account Liabilities. Notwithstanding the foregoing, a termination pursuant to this Section 9.3 shall not affect unpaid obligations or Liabilities due under the Trust Agreement.

Section 9.4 Recapture.

(a) Upon the occurrence and continuation of a Recapture Triggering Event, the Ceding Company shall have the right (but not the obligation) to recapture all, and not less than all, of the reinsurance ceded under this Agreement, by providing the Reinsurer with written notice of its intent to effect recapture. Recapture of the Reinsured Contracts shall be effective on the last day of the month preceding the day on which the Ceding Company has provided the Reinsurer with such notice or such later day as set forth in the Ceding Company recapture notice (the “Recapture Date”).

(b) Following a recapture pursuant to this Section 9.4, subject to the satisfaction of payment obligations described in Section 9.5, both the Ceding Company and the Reinsurer shall be fully and finally released from all rights and obligations under this Agreement in respect of the Reinsured Contracts, other than any payment obligations due hereunder prior to the Recapture Date but still unpaid on such date and the obligations under the provisions that expressly survive termination as provided in Section 9.2. Following the consummation of the recapture, no additional Premiums or other amounts payable under such Reinsured Contracts shall be payable to the Reinsurer hereunder, nor shall the Reinsurer have any further right to receive any Premiums or other amounts payable under such Reinsured Contracts or any further liability with respect to the General Account Liabilities. Notwithstanding the foregoing, a recapture pursuant to this Section 9.4 shall not affect unpaid obligations or Liabilities due under the Trust Agreement.

(c) Notwithstanding the remedies contemplated by this Section 9.4 or the Trust Agreement, the Ceding Company may, in its sole discretion, require direct payment by the Reinsurer of any sum in default under this Agreement or the Trust Agreement in lieu of exercising the remedies in this Section 9.4, and it shall be no defense to any such claim that the Ceding Company might have had other recourse.

Section 9.5 Terminal Accounting Payments.

(a) In connection with a termination pursuant to Section 9.3 or a recapture pursuant to Section 9.4, the Ceding Company shall prepare and deliver a settlement statement (the “Terminal Settlement Statement”) by the applicable Terminal Settlement Statement Date setting forth the terminal settlement calculated in accordance with Schedule B, which shall include the Net Settlement due for the final Accounting Period (the “Terminal Settlement”). Following delivery of the Terminal Settlement Statement, the Ceding Company shall have the right to withdraw assets in the Trust Account based on their Fair Market Value to satisfy all undisputed amounts of the Terminal Settlement, in accordance with the terms of the Trust Agreement. If the Fair Market Value of assets in the Trust Account is not sufficient to discharge such obligations, the Reinsurer shall pay to the Ceding Company cash in the amount of such deficiency within ten (10) Business Days of its receipt of the Terminal Settlement Statement. In addition, following the Terminal Settlement, the Trust Account shall be terminated and any remaining amounts or amount held in trust pursuant to Article IV shall be released to the Reinsurer after the full satisfaction of the Terminal Settlement pursuant to the Terminal Settlement Statement.

(b) In the event that the Reinsurer disagrees with the calculation of the Terminal Settlement, the Reinsurer shall, within ten (10) Business Days after its receipt of such report, deliver written notice to the Ceding Company of such disagreement and the Parties shall attempt in good faith to resolve such disagreement. Any resolution agreed to in writing by the Parties shall be final and binding upon the Parties. If the Parties are unable to resolve any disagreement within ten (10) Business Days after the Reinsurer delivers written notice of any such disagreement to the Ceding Company, the Parties shall jointly request the Transaction Consultant to determine the Terminal Settlement. The Transaction Consultant’s determination of the Terminal Settlement shall be final and binding upon the Parties. The fees, costs and expenses associated with the Transaction Consultant’s determination shall be allocated between the Ceding Company and the Reinsurer in accordance with Transaction Consultant’s judgment as to the relative merits of the Parties’ proposals in respect of the dispute. After a final and binding resolution of any dispute described in this Section 9.5(b) is reached, the Parties agree to make any necessary adjustments to the Terminal Settlement under Section 9.5(a).

ARTICLE X

INDEMNIFICATION; DISCLAIMER

Section 10.1 Reinsurer’s Obligation to Indemnify. Subject to the limitations contained in this Article X, the Reinsurer hereby agrees to indemnify, defend and hold harmless the Ceding Company and its Affiliates and their respective officers, directors, stockholders, employees, representatives, successors and assigns (collectively, the “Ceding Company Indemnified Parties”) from and against any and all Losses incurred by the Ceding Company Indemnified Parties to the extent arising from (a) any breach by the Reinsurer of the representations and warranties made by the Reinsurer in Section 5.3 hereof, (b) any breach, nonfulfillment or default in the performance of any of the covenants and agreements of the Reinsurer contained in this Agreement, (c) the Reinsured Risks or (d) any successful enforcement of this indemnity.

Section 10.2 Ceding Company’s Obligation to Indemnify. Subject to the limitations contained in this Article X, the Ceding Company hereby agrees to indemnify, defend and hold harmless the Reinsurer and its Affiliates and their respective officers, directors, stockholders, employees, representatives, successors and assigns (collectively, the “Reinsurer Indemnified Parties”) from and against any and all Losses incurred by the Reinsurer to the extent arising from (a) any breach by the Ceding Company of the representations and warranties made by the Ceding Company in Section 2.7, Section 5.1 or Section 5.2 hereof, (b) any breach, nonfulfillment or default in the performance of any of the covenants and agreements of the Ceding Company contained in this Agreement or (c) any successful enforcement of this indemnity.

Section 10.3 Notice of Claim; Defense.

(a) In the event that any Reinsurer Indemnified Party or Ceding Company Indemnified Party forms an intention to assert a claim for indemnification hereunder arising from a claim or demand made, or an action or investigation instituted, by any Person not either a Party to this Agreement or an Affiliate of a Party to this Agreement that may result in a Loss for which indemnification may be claimed under this Article X (a “Third Party Claim”), such party seeking indemnification (the “Indemnified Party”) shall, as promptly as practicable after forming such intention, give written notice (a “Claim Notice”) to the other party (the “Indemnifying Party”). Such Claim Notice shall specify in detail the facts constituting the basis for, and the amount of, the claim asserted. The failure by any Indemnified Party to notify the Indemnifying Party as promptly as practicable shall relieve the Indemnifying Party of its indemnification obligations to the extent such failure or other actions taken by the Indemnified Party shall actually and materially prejudice an Indemnifying Party, and then only to the extent of such prejudice; provided, however, that an Indemnifying Party shall have no obligation whatsoever to indemnify an Indemnified Party if a Claim Notice containing the information specified above is not received by the Indemnifying Party prior to the termination of this Agreement pursuant to Article IX.

(b) Subject to the provisions of Section 10.3(c), upon receipt of a Claim Notice, the Indemnifying Party shall have the right to assume the defense and control of Third Party Claims. In the event the Indemnifying Party exercises such right to assume the defense and control of a Third Party Claim, the Indemnified Party shall have the right but not the obligation reasonably to participate in (but not control) the defense of Third Party Claim with its own counsel and at its own expense unless (i) the Indemnifying Party and Indemnified Party shall have mutually agreed in writing to the retention of such counsel, or (ii) the named parties to any such Third Party Claim (including any impleaded parties) include the Indemnifying Party and Indemnified Party and representation of both Parties by the same counsel would, in the opinion of counsel to such Indemnified Party, be impermissible under the applicable code of professional responsibility due to actual or potential differing interests between the Indemnifying Party and Indemnified Party, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from, or additional to, those available to the Indemnifying Party, in which case the Indemnifying Party shall bear such expense. Any election by an Indemnifying Party to assume the defense of a Third Party Claim must be delivered by the Indemnifying Party to the Indemnified Party within thirty (30) Business Days after receipt of the Indemnified Party’s Claim Notice, and failure on the part of the Indemnifying Party to send such notice within such thirty (30) Business Day period shall be deemed an election not to assume the defense of such Third Party Claim. If the Indemnifying Party elects to assume the defense of a Third Party Claim, then the Indemnified Party shall, and shall cause each of its Representatives and permitted assigns to, cooperate fully with the Indemnifying Party in the defense of any such Third Party Claim, which cooperation shall include designating a liaison counsel to whom the Indemnifying Party may direct notices and other communications, using commercially reasonable efforts to make witnesses available, and providing records and documents to the extent such witnesses, records and documents are relevant to the Third Party Claim.

(c) The Indemnified Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim without the consent of the Indemnifying Party. The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim as to which the Indemnifying Party has assumed the defense in accordance with the terms of Section 10.3(b), without the consent of any Indemnified Party, but only to the extent that such settlement or entry of judgment:

(i) provides solely for the payment of money; and

(ii) provides a complete release of, or dismissal with prejudice of claims against, any Indemnified Party potentially affected by such Third Party Claim from all matters that were asserted in connection with such claims.

Section 10.4 Procedures for Direct Claims. In the event any Indemnified Party shall form an intention to bring a claim that does not involve a Third Party Claim for indemnity against any Indemnifying Party, the Indemnified Party shall deliver written notice of such claim to the Indemnifying Party as promptly as practicable after forming such intention. Such notice shall specify in detail the facts constituting the basis for, and the amount of, the claim asserted. The failure by any Indemnified Party to notify the Indemnifying Party as promptly as practicable shall relieve the Indemnifying Party of its indemnification obligation to the extent such failure or other action taken by the Indemnified Party shall actually and materially prejudice the Indemnifying Party, and then only to the extent of such prejudice; provided, however, that an Indemnifying Party shall have no obligation whatsoever to indemnify an Indemnified Party if the written notice described in this Section 10.4 is not received by the Indemnifying Party prior to the termination of this Agreement pursuant to Article IX. If any Indemnified Party brings a claim that does not involve a Third Party Claim for indemnity against any Indemnifying Party and that involves an application to any Governmental Authority or any other action to remediate the circumstances giving rise to such claim, the Indemnifying Party shall have the right to control such application or other remedial action to the extent that such Indemnifying Party could reasonably be expected to be obligated to indemnify the Indemnified Party for the costs associated with such application, any amount that might be payable as a consequence thereof, or other remedial action.

Section 10.5 No Duplication of Indemnity.

(a) Any payment arising under this Article X shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing. In no event shall any Indemnified Party be entitled to duplicate Losses under this Agreement and any other Transaction Document attributable to the same underlying event giving rise to such Loss or Losses.

(b) If the Ceding Company has agreed to take any action or comply with any obligation under the terms of this Agreement and such agreement to act or comply is duplicative of the Ceding Company’s agreements or obligations under the other Transaction Document, then, in the event of any breach of such agreement to act or comply, the Reinsurer shall only initiate proceedings or otherwise pursue remedies available to it under the terms of this Agreement.

Section 10.6 Limitations and Recovery by Indemnified Party.

(a) (i) The limitations on indemnification set forth in this Section 10.6 shall not apply with respect to any Losses arising out of any breach of or inaccuracy in the representations and warranties set forth in Section 5.2(a), Section 5.2(b), Section 5.2(k), Section 5.3(a), Section 5.3(b) and Section 5.3(f) and, (ii) the limitations on indemnification set forth in Section 10.6(e) shall not apply with respect to any Losses arising out of any breach of or inaccuracy in the representations and warranties set forth in Section 5.1.

(b) The Reinsurer shall be obligated to provide indemnification pursuant to Section 10.1(a) only (i) in respect of any Loss incurred or suffered by a Ceding Company Indemnified Party that is a Qualifying Loss and (ii) if the aggregate dollar amount of Qualifying Losses with respect to all misrepresentations and breaches of warranty referred to in Section 10.1(a) exceeds an amount equal to five hundred thousand dollars ($500,000) (the “Deductible”), and then only for the amount of Qualifying Losses in excess of the Deductible.

(c) The maximum aggregate liability of the Reinsurer for indemnification for all Losses pursuant to Section 10.1(a) shall not exceed ten million dollars ($10,000,000).

(d) The Ceding Company shall be obligated to provide indemnification pursuant to Section 10.2(a) only (i) in respect of any Loss incurred or suffered by a Reinsurer Indemnified Party that is a Qualifying Loss and (ii) if the aggregate dollar amount of Qualifying Losses with respect to all misrepresentations and breaches of warranty referred to in Section 10.2(a) exceeds the Deductible, and then only for the amount of Qualifying Losses in excess of the Deductible.

(e) The maximum aggregate liability of the Ceding Company for indemnification for all Losses pursuant to Section 10.2(a) shall not exceed ten million dollars ($10,000,000).

(f) Each Indemnified Party shall be obligated to use its commercially reasonable efforts to mitigate the amount of any Losses for which it is entitled to seek indemnification hereunder.

(g) The amount of any indemnification payments finally determined to be due to an Indemnified Party pursuant to this Article X shall be calculated net of any federal and state income Tax benefits actually realized by such Indemnified Party as a result of the Loss as to which the payment is made.

(h) Upon making any indemnification payment, the Indemnifying Party shall, to the extent of such payment, be subrogated to all rights of the Indemnified Party against any third party in respect of the Loss to which the payment relates. Each such Indemnified Party and Indemnifying Party shall duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation rights.

(i) The amount of any Losses sustained by an Indemnified Party and owed by an Indemnifying Party shall be reduced by any amount actually recovered by such Indemnified Party under any insurance or reinsurance coverage, or from any other party alleged to be responsible therefor (after deducting any applicable deductibles, copayments or other cost sharing arrangements and any reasonable costs and expenses incurred by the Indemnified Party in connection with such recovery). The Indemnified Party shall use commercially reasonable efforts to collect any amounts available under such insurance or reinsurance coverage and from such other party alleged to have responsibility. If the Indemnified Party receives an amount under insurance or reinsurance coverage or from such other party with respect to Losses sustained at any time subsequent to any indemnification actually having been paid pursuant to this Article X, then such Indemnified Party shall promptly reimburse by that amount the applicable Indemnifying Party for any such indemnification payment actually made by such Indemnifying Party (after deducting any applicable deductibles, copayments or other cost sharing arrangements and any reasonable costs and expenses incurred by the Indemnified Party in connection with such recovery).

ARTICLE XI

MISCELLANEOUS

Section 11.1 Further Actions. Each of the Parties hereto shall, and shall cause their respective Affiliates to, execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby.

Section 11.2 Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile transmission) and shall be given:

(a)	if to the Ceding Company:

Farmers New World Life Insurance Company

3003 77th Ave SE

Mercer Island, WA 98040

Attention: Office of CFO, James Davenport

Facsimile: 206-236-6645

with a copy (which shall not constitute notice) to:

Farmers New World Life Insurance Company

3003 77th Ave SE

Mercer Island, WA 98040

Attention: Office of General Counsel, Garrett Paddor

Facsimile: 206-275-8144

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention:         Thomas M. Cerabino

Facsimile:         212-728-9208

                           Donald B. Henderson, Jr.

Facsimile:         212-728-9262

(b)	if to the Reinsurer:

RGA Reinsurance Company

16600 Swingley Ridge Road

Chesterfield, Missouri 63017

Attention: John Laughlin, Executive Vice President

Facsimile: 636-736-7554

with a copy (which shall not constitute notice) to:

RGA Reinsurance Company

16600 Swingley Ridge Road

Chesterfield, Missouri 63017

Attention: Joe Zieroff, Vice President, MTS Deal Leader

and

Email: west@rgare.com

or such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 11.3 Entire Agreement. This Agreement, together with the Schedules referred to herein, the Trust Agreement and the other documents delivered pursuant hereto and thereto contain the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto.

Section 11.4 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties, or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and, unless provided otherwise in this Agreement or in the Trust Agreement, are not exclusive of any rights or remedies that any Party may otherwise have at law or in equity.

Section 11.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 11.6 Arbitration.

(a) Except as set forth in Section 7.4, all disputes and differences between the Ceding Company and the Reinsurer on which an agreement cannot be reached shall be decided by arbitration. The arbitrators shall view this Agreement as an honorable engagement between the Parties. Furthermore, the arbitrators shall construe this Agreement from the standpoint of practical business and equitable principles and the customs and practices of the insurance and reinsurance business, rather than from the standpoint of strict law. Moreover, the arbitrators shall be released from judicial formalities and shall not be bound by strict rules of procedure and evidence. The Parties intend that the arbitrators shall make their decision with a view to effecting the intent of this Agreement.

(b) Three (3) arbitrators shall decide any differences. They must be impartial and present or former officers of life insurance or reinsurance companies other than the Parties to this Agreement or any company owned by, or affiliated with, either Party. One (1) of the arbitrators shall be appointed by the Reinsurer, another by the Ceding Company, and the two (2) arbitrators thus selected shall appoint a third (3rd) arbitrator before arbitration begins. Should one (1) of the Parties decline to appoint an arbitrator within thirty (30) calendar days after the date of a written request to do so, or should the two (2) arbitrators selected by the Parties not be able to agree upon the choice of a third (3rd), the appointment(s) shall be left to the AIDA Reinsurance and Insurance Arbitration Society—US (“ARIAS - US”) umpire selection process. The arbitrators shall decide by a majority of votes and their decision shall be final and binding upon the Parties. The arbitrators shall hand down their decision within forty-five (45) calendar days of the close of the arbitration proceedings. The costs of arbitration, including the fees of the arbitrators, shall be shared equally by the Parties unless the arbitrators decide otherwise. Any counsel fees incurred by a Party in the conduct of the arbitration shall be paid by the Party incurring the fees.

Section 11.7 No Third Party Beneficiaries. Except as otherwise expressly set forth in any provision of this Agreement, nothing in this Agreement is intended or shall be construed to give any Person, other than the Parties, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 11.8 Expenses. Except as otherwise provided herein, the Parties hereto shall each bear their respective expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of counsel, actuaries and other Representatives.

Section 11.9 Counterparts. This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the Parties hereto. Each counterpart may be delivered by facsimile or electronic mail transmission, which transmission shall be deemed delivery of an originally executed document.

Section 11.10 Severability. Any term or provision of this Agreement that is determined by a court of competent jurisdiction to be inoperative or unenforceable for any reason shall, as to that jurisdiction, be ineffective solely to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. If any provision of this Agreement is determined by a court of competent jurisdiction to be so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.

Section 11.11 Publicity. Except as may otherwise be required by Applicable Law, no release or announcement concerning this Agreement or the Trust Agreement or the transactions contemplated hereby or thereby shall be made by the Reinsurer, the Ceding Company or any of their Affiliates without the prior written approval of the Parties to this Agreement, which approval shall not be unreasonably withheld or delayed. The Parties hereto shall cooperate with each other in making any release or announcement.

Section 11.12 Treatment of Confidential Information.

(a) Confidentiality.

(i) From and after the Closing Date, the Ceding Company and the Reinsurer each agree that it and its Affiliates shall treat confidentially all non-public, confidential or proprietary information, including all notes, analyses, compilations, studies, copies and other documents which contain or otherwise reflect such information, provided to it or by or on behalf of the other Party in connection with the transaction contemplated in the Transaction Documents regarding such other Party’s business and operations and all information provided under the transaction contemplated in the Transaction Documents, which confidential information with respect to the Ceding Company and its Affiliates shall include any Personal Information (the “Proprietary Information”). All Proprietary Information provided by or on behalf of a Party hereto to the other Party shall be used by such other Party and its applicable Affiliates solely for the purposes of performing its obligations under the transaction contemplated by the Transaction Documents and, except as may be required in carrying out the transaction contemplated in the Transaction Documents, shall not be disclosed to any third Party (and, in the event of any disclosure to any third party as may be required to carry out the transaction contemplated in the Transaction Documents, such third party shall be informed by the disclosing Party of the confidential nature of such information and instructed to keep such information confidential). Subject to the last sentence of this Section 11.12(a) the Ceding Company and the Reinsurer further agree that the contents of the Transaction Documents are confidential and shall not be disclosed by either Party without the other Party’s prior written consent. Additionally, Proprietary Information may be shared by either Party on a need-to-know basis with its officers, directors, employees, Affiliates, third Party service providers, auditors, consultants or retrocessionaires, or in connection with the dispute process specified in this Agreement. Each Party shall be responsible for any actions by such officers, directors, employees, Affiliates, third party service providers, auditors, consultants or retrocessionaires to whom it discloses Proprietary Information which are not in accordance with this Section 11.12(a), and hereby acknowledges and agrees that any breach by them of the terms hereof shall be considered a breach by such Party. This Section 11.12(a) shall not be applicable to any information:

(A)	that is publicly available when provided or thereafter becomes publicly available, other than through a breach of the Trust Agreement or any other confidentiality obligation, or that is independently derived by any Party hereto without the use of any information provided by the other Party hereto in connection with the transaction contemplated in the Transaction Documents or otherwise;

(B)	that is required to be disclosed in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation (and only for the purposes of such disclosure); provided, that (x) the disclosing Party shall provide the Party whose information shall be disclosed with prompt advance written notice of such requirement such that the Party whose information shall be disclosed may seek a protective order or other appropriate remedy to protect its interest, (y) the disclosing Party shall reasonably cooperate with such Party and, if a protective order or other remedy is not obtained, shall only disclose such information as is necessary to be disclosed and (z) the disclosing Party shall inform any recipient of such information of the confidential nature of such information and shall instruct the recipient to keep such information confidential; or

(C)	where the Party seeking to disclose has received the prior written consent of the Party providing the information.

Notwithstanding anything in this Section 11.12(a) to the contrary, the existence of the Trust Agreement and the contents of the Transaction Documents may be disclosed to any Governmental Authority having jurisdiction over the Ceding Company or any of its Affiliates.

(ii) The Parties hereto acknowledge that the Reinsurer and its Affiliates may have access to Personal Information as is otherwise necessary for purposes of the transaction contemplated in the Transaction Documents. To the extent that any Personal Information is provided to the Reinsurer or its Affiliates, the Reinsurer agrees to, and agrees to cause its Affiliates, Representatives and service providers to, comply with all privacy laws applicable to such Personal Information and protect the confidentiality and security of any Personal Information provided to it hereunder by:

(A)	holding all Personal Information in strict confidence;

(B)	maintaining appropriate measures that are designed to protect the security, integrity and confidentiality of Personal Information; and

(C)	disclosing and using Personal Information received under the Transaction Documents for purposes of carrying out the transaction contemplated in the Transaction Documents only.

(b) The Parties agree that, other than as agreed or as required to implement the transactions contemplated hereby, the Parties shall keep confidential the terms and conditions of this Agreement and the Trust Agreement, including the Exhibits, Annexes and Schedules hereto and thereto, and any written, oral or other information related to the negotiation hereof and thereof, except (i) as otherwise required by Applicable Law (including pursuant to the rules of any stock exchange or self-regulatory organization on which the securities of a relevant Party are listed) or (ii) disclosure to a Governmental Authority that is determined to be advisable in the reasonable judgment of the disclosing Party.

Section 11.13 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns and legal representatives. Unless otherwise provided herein, neither this Agreement nor any right or obligation hereunder may be assigned by any Party (in whole or in part) without the prior written consent of the other Party hereto.

Section 11.14 Specific Performance. The Parties agree that irreparable damage may occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court specified of competent jurisdiction, in addition to any other remedy to which they are entitled at law or in equity. The Parties hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith.

Section 11.15 Utmost Good Faith. The Ceding Company and the Reinsurer each hereby covenants and agrees that from and after the date hereof it shall act in utmost good faith and deal fairly with each other in order to accomplish the objectives of the Transaction Documents; provided, that each Party hereto absolutely and irrevocably waives resort to the duty of “utmost good faith” or any similar principle in connection with the formation of this Agreement or the other Transaction Documents.

Section 11.16 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption of burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement. For purposes of this Agreement and the Trust Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement. The term “including” means “including but not limited to.” Whenever used in this Agreement, the masculine gender shall include the feminine and neutral genders. All references herein to Articles, Sections, Subsections, Paragraphs and Schedules shall be deemed references to Articles and Sections and Subsections and Paragraphs of, and Schedules to, this Agreement unless the context shall otherwise require. Any reference herein to any statute, agreement (including the Trust Agreement) or document, or any section thereof, shall, unless otherwise expressly provided, be a reference to such statute, agreement, document or section as amended, modified or supplemented (including any successor section) and in effect from time to time. All terms defined in this Agreement shall have the defined meaning when used in any Exhibit, Schedule, Trust Agreement, certificate or other documents attached hereto or made or delivered pursuant hereto unless otherwise defined therein. The Parties acknowledge and agree that, except as specifically provided herein, they may pursue an action for declaratory judgment or like remedy in the event of a dispute with respect to the interpretation or construction of this Agreement. This Agreement shall be interpreted and enforced in accordance with the provisions hereof without the aid of any canon, custom or rule of law requiring or suggesting constitution against the Party causing the drafting of the provision in question.

Section 11.17 Incontestability. In consideration of the mutual covenants and agreements contained herein, each Party agrees that this Agreement, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and each Party does hereby agree that it shall not contest the validity or enforceability hereof.

Section 11.18 Dollar References. All dollar references in this Agreement are to the currency of the United States.

[The rest of this page intentionally left blank.]

IN WITNESS WHEREOF , the Parties hereto have caused this Agreement to be executed effective as of the Effective Date.

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By:	/S/ James Davenport
Name: James Davenport
Title: CFO

By:	/s/ Garrett B. Paddor
Name: Garrett Paddor
Title: General Counsel & Secretary

RGA REINSURANCE COMPANY

By:	/s/ John P Laughlin
Name: John P Laughlin
Title: Executive Vice President

By:	/s/ Mark Renetzky
Name: Mark Renetzky
Title: VP

[Signature Page to Reinsurance Agreement]

EXHIBIT A

Form of Letter of Credit

BANK NAME - CONFIDENTIAL	PAGE:	1

DATE: TBD

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:

ISSUING BANK NAME AND ADDRESS
BENEFICIARY NAME AND ADDRESS	APPLICANT NAME AND ADDRESS

            AMOUNT

        NOT

        EXCEEDING

        EXPIRATION DATE

TO:	BENEFICIARY

WE HEREBY ESTABLISH THIS CLEAN, IRREVOCABLE, AND UNCONDITIONAL (EXCEPT AS STATED HEREIN) LETTER OF CREDIT IN YOUR FAVOR AS BENEFICIARY FOR DRAWINGS UP TO            EFFECTIVE

IMMEDIATELY. THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT OUR OFFICE (BANK ADDRESS) AND EXPIRES WITH OUR CLOSE OF BUSINESS ON            .1

EXCEPT WHEN THE AMOUNT OF THIS LETTER OF CREDIT IS INCREASED, THIS CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT YOUR CONSENT.

THE TERM “BENEFICIARY” INCLUDES ANY SUCCESSOR BY OPERATION OF LAW OF THE NAMED BENEFICIARY, INCLUDING, WITHOUT LIMITATION ANY LIQUIDATOR, REHABILITATOR, RECEIVER, OR CONSERVATOR. DRAWINGS BY ANY LIQUIDATOR, REHABILITATOR, RECEIVER OR CONSERVATOR SHALL BE FOR THE BENEFIT OF ALL OF THE BENEFICIARY’S POLICYHOLDERS.

[1]	Term must be at least one year.

Bank Name

WE HEREBY UNDERTAKE TO PROMPTLY HONOR YOUR SIGHT DRAFT(S) DRAWN ON US INDICATING OUR CREDIT NO.            FOR ALL OR ANY PART OF THIS CREDIT UPON PRESENTATION OF YOUR DRAFT DRAWN ON US AT OUR OFFICE SPECIFIED IN PARAGRAPH ONE ON OR BEFORE THE EXPIRATION DATE HEREOF OR ANY AUTOMATICALLY EXTENDED EXPIRY DATE AND NO OTHER DOCUMENT NEED BE PRESENTED.

EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING ISNOT SUBJECT TO ANY AGREEMENT, CONDITION REQUIREMENT, OR QUALIFICATION. THE OBLIGATION OF (BANK NAME) UNDER THIS LETTER OF CREDIT IS THE INDIVIDUAL OBLIGATION OF (BANK NAME) AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO, OR UPON OUR ABILITY TO PERFECT ANY LIEN, SECURITY INTEREST, OR ANY OTHER REIMBURSEMENT.

Bank Name

BANK NAME - CONFIDENTIAL	PAGE: 2

THIS ISAN INTEGRAL PART OF LETTER OF CREDIT NUMBER:

IT ISA CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR PERIOD(S) OF ONE (1) YEAR EACH FROM THE CURRENT OR ANY FUTURE EXPIRATION DATE UNLESS AT LEAST THIRTY (30)DAYS PRIOR TO SUCH EXPIRATION DATE, WE NOTIFY YOU BY REGISTERED MAIL THAT THIS LETTER OF CREDIT WILL NOT BE RENEWED FOR ANY SUCH ADDITIONAL PERIOD(S).

THIS LETTER OF CREDIT IS SUBJECT TO AND.GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE 2007 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATIONNO. 600) AND, IN THE EVENT OF ANY CONFLICT, THE LAWS OF THE STATE OF NEW YORK WILL CONTROL. IF THIS CREDIT EXPIRES DURING AN INTERRUPTION OF BUSINESS AS DESCRIBED IN ARTICLE 36 OF SAID PUBLICATION 600, THE BANK HEREBY SPECIFICALLY AGREES TO EFFECT PAYMENT IF THIS CREDIT IS DRAWN AGAINST WITHIN THIRTY (30)DAYS OF RESUMPTION OF BUSINESS.

IFYOUREQUIREANYASSISTANCE ORHAVEANYQUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL (BANK PHONE NUMBER).

AUTHORIZED SIGNATURE

CONSISTS OF 2 PAGE(S).

ORIGINAL

00-3S-3337B 12.2006

SCHEDULE A

Investment Guidelines

Overview

These investment guidelines set forth the policies and guidelines for the management of the investment portfolio in accordance with the treaty.

Ratings Methodology

Public bond ratings, including 144A, must be rated by at least one of Standard & Poor’s Rating Services (“S&P”), Moody’s Investor Services, Inc. (“Moody’s”) or Fitch Ratings Inc. (“Fitch”). The “Credit Rating” shall be determined as follows: when three (3) credit ratings are available, the Credit Rating will be the middle rating; when two (2) credit ratings are available, the Credit Rating will be the lower rating; when only one (1) credit rating is available the Credit Rating will be the single rating. Further, all references to an S&P rating shall mean and include the equivalent rating from Moody’s and/or Fitch.

Structured products (ABS, CMBS, RMBS) issued before 1/1/2012 and private placements ratings shall be based on NAIC ratings. In the case NAIC ratings are temporarily not assigned at the purchase, an internal rating will be used until the NAIC rating is available. Once the NAIC rating is available, the NAIC rating will be retroactively assumed to be the rating at purchase and the limits re-tested.

Commercial mortgages will be assigned a rating based on their NAIC CM ratings, although internal ratings may be used in the interim provided CM ratings are not yet available. Consistent with the NAIC’s methodology, Commercial Mortgage Loan (“CML”) CM ratings are calculated and reported on an end of calendar quarter basis. Between quarters, the CM ratings for CMLs will equal the prior quarter’s rating, unless the CML is placed in the Trust Account between quarters. CMLs placed in the Trust Account between quarters are assigned a preliminary rating by the Reinsurer’s Commercial Mortgage Loan group, which estimates the rating using the framework provided by the NAIC’s Risk-Based Capital C-1 model for CMLs.

The rating conversion table below shows the translation of NAIC ratings and CM ratings for the purposes of the calculation of rating limits.

Eligible Investment Sectors

Investment Sectors	B	The assets listed below are eligible for investment, with the following clarifications/constraints:

US GOVT	B-1

U.S.Governments for the purpose of this requirement are the following:

•   Securities directly issued by the US Treasury.

•   Securities 100% defeased with US Treasuries.

•   Securities with the full faith and credit of the US Treasury.

•   Securities issued by U.S. Government Sponsored Enterprises (“GSE”).

•   Residential and Commercial Mortgage Backed Securities (“MBS”) guaranteed by U.S. Government agencies and GSEs.

All securities must have the same rating as the US Treasury.

Non AGY-Residential MBS	B-2	Non-US Agency Residential MBS (“RMBS”) must be 1st lien mortgages. Investments can be rated AAA to BBB-. BBB-rated can be a maximum of 15% with an issuer limit of 1.0%. Investments must have a dollar price of $110 or less at time of purchase.

ABS	B-3	Asset Backed Securities (“ABS”). Home Equity and sub-prime loans are not allowed to constitute the securities. Investments can be rated AAA to BBB-. BBB-rated can be a maximum of 10%.

CMBS	B-4	Non-US Agency Commercial Mortgage Backed Securities (“CMBS”). Investments can be rated AAA to BBB-. BBB-rated can be a maximum of 10% with an issuer limit of 1.0%.

CML	B-5	Commercial Mortgage Loans (CML). All loans must be 1st lien. Only loans rated CM1 and CM2 are allowed. CM2 loans can be a maximum of 10% with an issuer limit of 1.5%. Construction loans are not allowed. Loans must be secured by income producing industrial, multifamily, office, and retail in the U.S.

CLO	B-6	Collateralized Loan Obligations (“CLO”). CLOs must have a minimum rating of A- and must be constituted with broadly syndicated and/or middle market loans.

Credit (Corporates, Munis)	B-7	Publically and privately issued corporate bonds, debentures, notes, loans, or other forms of debt issued by corporations. NAIC designated fixed income ETFs can be included with issuer limits applicable on a “look through” to the underlying. Taxable and tax-exempt US municipal issues are permitted investments. Investments can be rated AAA to B-. BBB-rated can be a maximum of 40%. BB+ to B- rated can be a maximum of 4%. Additionally, Hybrids, Tier 1, and Tier 2 bonds are allowed up to 5% as long as the bond does not have contractual equity conversion features. For example, Contingent Convertible (“CoCo”) bonds are not allowed. Private Placements can be a maximum of 40%

Foreign	B-8	Foreign issues (bonds issued in the US market by foreign companies or governments as defined by Country of Risk and including Canadian holdings) rated BBB- and higher are permitted with a maximum allocation of 20%. Only issues where the sovereign debt of the issuers domicile is rated A- or higher are permitted.

Equity	B-9	Only equity received as part of a restructuring can be held.

Short-term	B-10	Commercial paper and other short-term investments issued by entities other than the U.S. Treasury or U.S. Government agencies must have a rating of at least A1/P1.

Other	B-11

Floating-rate issues can be a maximum of 30%

The following investments are prohibited:

•   CDO investments

•   Prohibited CMOs include IOs, Inverse Floaters, and JUMP Z’s.

•   DRD, CoCo, and preferred stocks.

•   Techniques such as short selling and use of leverage are prohibited.

•   Derivatives (options, futures, etc) are not to be employed including embedded derivatives but excluding callable bonds.

No investments in debt securities issued or guaranteed by Zurich Global Investment Management, Inc. (“ZIC”), its affiliates or subsidiaries may be purchased. The ZIC will provide a list of the restricted affiliates annually, which the Trustee will use to restrict their purchases.

Sector, Quality, and other Risk Limits

Sector Limits	C	Sector	Max Limit		Min Limit
		US Government Residential Mortgages ABS CMBS and CML CLO Credit Short-Term/Cash	100 30 15 20 10 85 5	% % % % % % %	15 0 0 0 0 0 0	% % % % % % %

Credit Quality	D-1	See above: “Ratings Methodology”.

		Quality	Max Limit		Issuer Limit
Limitations by Credit Quality (using Ratings Conversion Table)	D-2	US Government AAA AA A BBB BB+ to B-	100 85 85 85 50 4	% % % % % %**	100.0 3.0 3.0 2.5 2.0 1.5	% % % % %* %

* Unless noted in B – Authorized Investment Sectors ** Excludes Fallen Angels

Rating Downgrade (Fallen Angels)	D-3	Securities held that are subsequently downgraded below BBB- (“Fallen Angels”) may be held up to a maximum of 3%. Should the 3% Fallen Angel limit be exceeded, the Ceding Company and the Reinsurer will agree on the best way to bring the Portfolio back into compliance with the Fallen Angels limit. If Fallen Angels increase above 4%, the Manager has 60 days to reduce Fallen Angels below 4%. Securities must be sold if they become NAIC 6. Pursuant to Clause H, this limit shall be measured continuously rather than at time of purchase.

Base Currency	E	Assets must be denominated in US Dollars.

Issuer limitations	F	Issuer limits are based on the collateral pool for MBS, ABS and CMBS instruments. For issuers with multiple ratings on their debt issuance, established limits will apply for each ratings bucket with the cumulative total not to exceed the limit of the rating of the immediate issuer. Commercial paper will be aggregated with long-term obligations of the issuer in the portfolio for the purpose of calculating the single issuer limitation. Investments in insurance companies are limited to 1.0% per issuer.

Measurement Conventions	H	Limits and targets are determined on a U.S. GAAP book value basis and are measured at the time of purchase, except for those limits regarding Fallen Angels in clause D-3 which will be measured in continuously.. The purchase of assets for which limits are exceeded is allowed, as long as the limit is not further exceeded by the purchase. If, for example, the portfolio holds 51% BBB-rated bonds, a BBB-rated bond can be purchased in place of a BBB-rated bond that has been sold as long as the net exposure to BBB does not increase above 51%.

Annual Review	I	At least annually from the date of the commencement of the reinsurance agreement, the Ceding Company and the Reinsurer shall together review in good faith the operation and application of these Investment Guidelines in the light of prior performance and changes to the regulatory regime and in the quality and liquidity of the constituent asset classes and sectors with a view to determining whether any modifications to these Investment Guidelines would be appropriate.

Restrictions based on local requirements	J	The Ceding Company will advise the Reinsurer of investment restrictions based on changes to regulatory requirements promptly after the Ceding Company becomes aware of such changes.

Reporting

Reporting Requirements	K

Monthly Investment Management Reports (delivered within 30 calendar days of the end of the calendar month) should include:

•   Portfolio constituents, including their book and market values

•   A statement of compliance with these Investment Guidelines

Investment Management Reports delivered on a quarterly basis should include:

•   Investment income (coupon income only)

•   Comparison to the benchmark index

•   Realized gains/losses

•   Watch list (issuers that should be closely monitored)

•   Any applicable benchmark changes/requirements

•   Total return and performance attribution (should be reported on a quarterly and annual basis)[1]

•   ALM reporting information

•   Compliance reports must be received within 30 calendar days after the calendar quarter-end close

•   Such other information as reasonably requested by the Ceding Company and available to the Reinsurer.

[1]   Total return is calculated daily using a time weighted return method. The daily performance figures are geometrically linked (compounded) for reporting periods and compared to the benchmark return.

Rating Conversion Table

NRSRO Rating	NAIC Rating	NAIC Commercial Mortgage (CM) Rating
AAA
AA+
AA
AA-
A+
A	NAIC 1	CM 1
A-
BBB+
BBB	NAIC 2	CM 2
BBB-
BB+
BB	NAIC 3	CM 3
BB-
B+
B	NAIC 4	CM 4
B-
CCC+
CCC	NAIC 5	CM 5
CCC-
CC+
CC	NAIC 6	CM 6, 7
CC-
C+
C
D

SCHEDULE B

Terminal Settlement

In the event of a termination pursuant to Section 9.3 or a recapture pursuant to Section 9.4, the Terminal Settlement shall be equal to (i) plus (ii) plus (iii) plus (iv) minus (v) minus (vi) minus (vii), where:

(i)	any Net Settlement due to the Ceding Company for the final Accounting Period;

(ii)	equals the product of (A) multiplied by (B), where:

(A) equals the Ratio of Market Value to Book Value as of the Recapture Date, but in no event less than ninety percent (90%); and

(B) equals the sum of the General Account Statutory Reserves as of the Recapture Date,

(iii)	equals the Unamortized IMR Amount as of the Recapture Date;

(iv)	equals any amounts due to the Ceding Company under this Agreement and unpaid by the Reinsurer as of the Recapture Date;

(v)	equals any Net Settlement due the Reinsurer for the final Accounting Period;

(vi)	equals any amounts due to the Reinsurer under this Agreement and unpaid by the Ceding Company as of the Recapture Date; and

(vii)	equals, in the event that the Ceding Company exercises its right of recapture pursuant to Section 9.4 due to the occurrence of a Recapture Triggering Event described in paragraph (f) of the definition of “Recapture Triggering Event”, the sum of thirty million dollars ($30,000,000).

SCHEDULE C

Settlement Statement

Monthly Settlement Statement

For the period from xx/xx/xxxx through xx/xx/xxxx

Prepared by FNWL for RGA on xx/xx/xxxx

		Deferred Annuities	Variable Annuities	Structured Settlements	Total
+	Premiums Received	—	—	—	—
+	Separate Account Revenue
	M&E Risk, Endorsement, and Rider Charges	—	—	—
	Administrative Expense Charges	—	—	—
	Contract/Records Maintenance Charges	—	—	—
	Surrender Charges	—	—	—
	12B-1 Fees and Other Revenues from Mutual Funds	—	—	—
	Other Charges or Fees	—	—	—
	Total	—	—	—	—
Net Transfers from Separate to
+	General accounts	—	—	—	—
-	General Account Liabilities
	Death Claims (Account Value)	—	—	—
	Death Claims (Excess Paid Due to GMDB Rider)	—	—	—
	Annuity Payments	—	—	—
	Claim Expenses (incl. Litigation Expenses)	—	—	—
	Withdrawal Amounts (Account Value net of Charges)	—	—	—
Surrender Amounts (Account Value net of Charges)
	Surrender Amounts (Excess Paid Due to GRIB Rider)	—	—	—
	Total	—	—	—	—
-	Expense Allowances
	Per Policy Allowance	—	—	—
	Percent of Reserve Allowance	—	—	—
	Percent of Premium Allowance	—	—	—
	Total	—	—	—	—
+	Other	—	—	—	—

=	Net Settlement due RGA (FNWL)	—	—	—	—

Variable Annuity Supplemental Information
a. Modified Coinsurance Reserve end of current Accounting Period	—

b. Modified Coinsurance Reserve end of preceding Accounting Period	—

Supplemental Data

Monthly Seriatim Data
Deferred Annuity	Variable Annuity	Structured Settlement
Policy Number	Policy Number	Policy Number
Plan Code	Plan Code	Life Contingent / Non-life Contingent Indicator
Issue Date	Issue Date	Issue Date
Issue Age	Issue Age	Issue Age
Sex	Sex	Sex
Issue State	Issue State	Issue State
Tax ID (Qualified/Nonqualified)	Tax ID (Qualified/Nonqualified)	Payment Amount
Fund Value	GMDB Indicator	Payment Frequency
Cash Value	GRIB Indicator	First Payment Date
Total Statutory Reserve	Fund Value	Final Payment Date
Total Tax Reserve	Fixed Fund Value	Joint Indicator
Current Interest Rate Start Date	Variable Fund Value by Fund
Current Interest Rate End Date	Cash Value
Current Interest Rate	Fixed Cash Value
Variable Cash Value
GMDB Death Benefit
GRIB Benefit Base
Total Statutory Reserve
Total Tax Reserve
Current Interest Rate Start Date
Current Interest Rate End Date
Current Interest Rate

Monthly Transactional Data
Deferred 6Annuity	Variable Annuity	Structured Settlement
Policy Number	Policy Number	Policy Number
Premiums Received	Premiums Received	Payment Amount
Surrender Amounts	Surrender Amounts
Surrender Charges	Surrender Charges
Withdrawal Amounts	Withdrawal Amounts
Withdrawal Charges	Withdrawal Charges
Fund Value Released on Death	Fund Value Released on Death
Death Claims (Excess Paid Due to GMDB Rider)
Surrender Amounts (Excess Paid Due to GRIB Rider)
Mortality and Expense Charges
Administrative Expense Charges
Endorsement or Rider Charges
Transfers to/from Separate Account

Quarterly Seriatim Reserve Data
Deferred Annuity	Variable Annuity	Structured Settlement
Policy Number	Policy Number	Policy Number
Total Statutory Reserve	Total Statutory Reserve	Total Statutory Reserve
Statutory Valuation Interest Rate	Statutory Valuation Interest Rate	Statutory Valuation Interest Rate
Statutory Valuation Mortality Table	Statutory Valuation Mortality Table	Statutory Valuation Mortality Table
Total Tax Reserve	BAR or AG33	Total Tax Reserve
Tax Valuation Interest Rate	AG34 Reserve (Pre-2010 issued contracts)	Tax Valuation Interest Rate
Tax Valuation Mortality Table	AG39 Reserve (Pre-2010 contracts)	Tax Valuation Mortality Table
AG43 CTE70
AG43 SSR
Total Tax Reserve
Tax Valuation Interest Rate
Tax Valuation Mortality Table

SCHEDULE D

Expense Allowances

Reinsured Contract	Monthly Expense Allowance
Individual Variable Annuities	$7.50 per policy, increased by 2% on the first day of each calendar year, commencing on January 1, 2018, and by 2% on the first day of each successive year on a cumulative basis (i.e., an increase of 2% of the amount for the previous calendar year).

Premiums (limited to $1 million per Reinsured Contract) times 7% for issue ages 0 - 80, 4% for issue ages 81 - 85, 1% for issue ages 86 - 90 and 0% for issue ages 91+.

Individual Fixed Deferred Annuities	$4.17 per policy, increased by 2% on the first day of each calendar year, commencing on January 1, 2018, and by 2% on the first day of each successive year on a cumulative basis (i.e., an increase of 2% of the amount for the previous calendar year).

For those Reinsured Contracts with 1.5% guaranteed credited rates, Premiums times the commission rates specified in the table below:

	Commission Rates
Policy Years	Issue Ages 0 - 80	Issue Ages 81+
1	5.00%	2.50%
2	4.81%	0.96%
3	4.62%	0.92%
4	4.44%	0.89%
5	4.27%	0.85%
6+	0.00%	0.00%

For those Reinsured Contracts with 3% through 4% guaranteed credited rates, no commissions are payable on Premiums.

Structured Settlement Annuities	An amount equal to.0042% of General Account Statutory Reserves allocable to the Structured Settlement Annuities as of the last day of the previous calendar month.

SCHEDULE E

Reinsured Contracts

The lists of those annuities included in the Reinsured Contracts are in the following files and were provided by the Ceding Company in the virtual data room on IntraLinks or via email:

Individual Variable Annuities:

Microsoft Access database “6.32 VA Seriatim Data as of 12312016.mdb”

Individual Fixed Deferred Annuities:

Microsoft Access databases named “6.2 DA Seriatim Data as of 12312016.mdb” and “DA Seriatim Data New Policies in 2017 as of 20170331.accdb”

Structured Settlement Annuities:

Microsoft Excel files named “6.5 SS Seriatim Benefit Info_20161231.xlsx” and “6.6 SS Seriatim Other Info_20161231.xlsx”

SCHEDULE F

Separate Account

Farmers Annuity Separate Account A

SCHEDULE G

Transferred Assets

CUSIP	Long Description ID Number	Original Face (if different from current face)	Current Face
00131L2A2	AIA GROUP LTD 2.25 03/11/2019	0.00	1,295,000.00
00131L2A2	AIA GROUP LTD 2.25 03/11/2019	0.00	2,000,000.00
00131L2A2	AIA GROUP LTD 2.25 03/11/2019	0.00	705,000.00
00139PAA6	AIG SUNAMER GLOB FIN X 6.9 03/15/2032	0.00	8,000,000.00
00184AAG0	TIME WARNER INC 7.7 05/01/2032	0.00	600,000.00
00184AAG0	TIME WARNER INC 7.7 05/01/2032	0.00	2,150,000.00
00206RBD3	AT&T INC 3 02/15/2022	0.00	3,370,000.00
00206RBN1	AT&T INC 2.625 12/01/2022	0.00	9,000,000.00
00206RDA7	AT&T INC 5 03/01/2021	0.00	9,000,000.00
00206RDA7	AT&T INC 5 03/01/2021	0.00	1,000,000.00
00206RDD1	AT&T INC 3.95 01/15/2025	0.00	1,695,000.00
00254ELS9	SWEDISH EXPORT CREDIT 1.125 04/05/2018	0.00	3,520,000.00
00254ELS9	SWEDISH EXPORT CREDIT 1.125 04/05/2018	0.00	1,410,000.00
002819AC4	ABBOTT LABORATORIES 6.15 11/30/2037	0.00	785,000.00
002824AW0	ABBOTT LABORATORIES 4.125 05/27/2020	0.00	2,500,000.00
00507UAF8	ACTAVIS FUNDING SCS 3.85 06.15.2024	0.00	1,110,000.00
00846UAG6	AGILENT TECHNOLOGIES INC 5 07/15/2020	0.00	1,275,000.00
010392EE4	ALABAMA POWER CO 5.6 03/15/2033	0.00	1,000,000.00
020002AS0	ALLSTATE CORP 5.55 05/09/2035	0.00	900,000.00
020002AS0	ALLSTATE CORP 5.55 05/09/2035	0.00	3,000,000.00
020002AS0	ALLSTATE CORP 5.55 05/09/2035	0.00	5,710,000.00
020002AS0	ALLSTATE CORP 5.55 05/09/2035	0.00	3,100,000.00
02209SAL7	ALTRIA GROUP INC 4.75 05/05/2021	0.00	1,800,000.00
02209SAS2	ALTRIA GROUP INC 4 01/31/2024	0.00	1,165,000.00
025816AZ2	AMERICAN EXPRESS CO 8.15 03/19/2038	0.00	1,335,000.00
02581FYA1	AMERICAN EXPR CENTURION 5.95 06/12/2017	0.00	8,000,000.00
02665WBA8	AMERICAN HONDA FINANCE 1.7 02/22/2019	0.00	2,780,000.00
026874DH7	AMERICAN INTL GROUP 3.9 04/01/2026	0.00	715,000.00
02765UCR3	AMERICAN MUNI PWR-OHIO INC O 6.053 02/15/2043	6,665,000.00	6,665,000.00
02765UCR3	AMERICAN MUNI PWR-OHIO INC O 6.053 02/15/2043	1,665,000.00	1,665,000.00
02765UCY8	AMERICAN MUNI PWR-OHIO INC OH 6.449 02/15/2044	1,070,000.00	1,070,000.00
02765UCY8	AMERICAN MUNI PWR-OHIO INC OH 6.449 02/15/2044	355,000.00	355,000.00
03027WAJ1	AMTT 13 2A 3.07 03/15/2048 ABS	5,000,000.00	5,000,000.00
03027WAJ1	AMTT 13 2A 3.07 03/15/2048 ABS	1,000,000.00	1,000,000.00
03076CAE6	AMERIPRISE FINANCIAL INC 5.3 03/15/2020	0.00	1,400,000.00
03076CAE6	AMERIPRISE FINANCIAL INC 5.3 03/15/2020	0.00	180,000.00

03076CAE6	AMERIPRISE FINANCIAL INC 5.3 03/15/2020	0.00	630,000.00
031162AV2	AMGEN INC 5.85 06/01/2017	0.00	4,250,000.00
031162AV2	AMGEN INC 5.85 06/01/2017	0.00	3,000,000.00
035229DD2	ANHEUSER-BUSCH COS LLC 5.5 01/15/2018	0.00	700,000.00
035242AN6	ANHEUSER-BUSCH INBEV FIN 4.9 02/01/2046	0.00	1,610,000.00
035242AN6	ANHEUSER-BUSCH INBEV FIN 4.9 02/01/2046	0.00	690,000.00
037389AW3	AON CORP 5 09/30/2020	0.00	4,000,000.00
037411AW5	APACHE CORP 5.1 09/01/2040	0.00	2,180,000.00
03746AAA8	APACHE FINANCE CANADA 7.75 12/15/2029	0.00	3,000,000.00
037833CC2	APPLE INC 1.55 08/04/2021	0.00	1,290,000.00
039483AS1	ARCHER DANIELS 7 02/01/2031	0.00	3,500,000.00
039483BC5	ARCHER-DANIELS-MIDLAND C VAR 03/01/2041	0.00	1,000,000.00
04010LAP8	ARES CAPITAL CORP 3.875 01/15/2020	0.00	4,000,000.00
046353AL2	ASTRAZENECA PLC 3.375 11/16/2025	0.00	1,605,000.00
046353AL2	ASTRAZENECA PLC 3.375 11/16/2025	0.00	424,000.00
046353AL2	ASTRAZENECA PLC 3.375 11/16/2025	0.00	576,000.00
048303CD1	ATLANTIC CITY ELECTRIC 7.75 11/15/2018	0.00	1,540,000.00
05253JAL5	AUST & NZ BANKING GRP NY 3.7 11/16/2025	0.00	855,000.00
05367AAD5	AVIATION CAPITAL GROUP 6.75 04/06/2021	0.00	2,300,000.00
05367AAD5	AVIATION CAPITAL GROUP 6.75 04/06/2021	0.00	2,150,000.00
05565QCD8	BP CAPITAL MARKETS PLC 2.75 05/10/2023	0.00	1,530,000.00
05565QDH8	BP CAPITAL MARKETS PLC 3.723 11/28/2028	0.00	7,000,000.00
05567LT31	BNP PARIBAS 5 01/15/2021	0.00	4,000,000.00
05578DAX0	BPCE SA 3.375 12/02/2026	0.00	1,525,000.00
056037AF1	BVPS II FUNDING CORP 8.68 06/01/2017	688,804.00	67,000.00
057224AY3	BAKER HUGHES INC 7.5 11/15/2018	0.00	2,430,000.00
057224AZ0	BAKER HUGHES INC 5.125 09/15/2040	0.00	1,380,000.00
057224BC0	BAKER HUGHES INC 3.2 08/15/2021	0.00	2,070,000.00
05952AAE4	BACM 2008-1 A4 6.24034 02/10/2051 CMBS	7,602,000.00	4,723,387.90
05952AAG9	BACM 2008-1 AM 6.28334 02/10/2051 CMBS	889,000.00	889,000.00
05952AAG9	BACM 2008-1 AM 6.28334 02/10/2051 CMBS	889,000.00	889,000.00
06051GDX4	BANK OF AMERICA CORP 5.65 05/01/2018	0.00	2,000,000.00
06051GDZ9	BANK OF AMERICA CORP 7.625 06/01/2019	0.00	1,000,000.00
06051GEE5	BANK OF AMERICA CORP 5.875 01/05/2021	0.00	630,000.00
06051GFF1	BANK OF AMERICA CORP 4 04/01/2024	0.00	1,000,000.00
06051GFG9	BANK OF AMERICA CORP 4.875 04/01/2044	0.00	1,000,000.00
06051GFM6	BANK OF AMERICA CORP 4 01/22/2025	0.00	10,000,000.00
06051GFS3	BANK OF AMERICA CORP 3.875 08/01/2025	0.00	9,000,000.00
06406FAE3	BANK OF NY MELLON CORP 2.45 08/17/2026	0.00	1,000,000.00
06406HBM0	BANK OF NEW YORK MELLON 5.45 05/15/2019	0.00	2,000,000.00
06406HBP3	BANK OF NY MELLON CORP 4.6 01/15/2020	0.00	2,625,000.00
06406HBU2	BANK OF NEW YORK MELLON 4.15 02.01.2021	0.00	2,000,000.00
06739FHV6	BARCLAYS BANK PLC 3.75 05/15/2024	0.00	1,440,000.00

072024ND0	BAY AREA CA TOLL AUTH TOLL B 6.263 04/01/2049	275,000.00	275,000.00
072024ND0	BAY AREA CA TOLL AUTH TOLL B 6.263 04/01/2049	960,000.00	960,000.00
07330MAB3	BRANCH BANKING & TRUST 3.625 09/16/2025	0.00	3,000,000.00
073730AG8	BEAM INC 3.25 06/15/2023	0.00	665,000.00
07388QAE9	BSCMS 2007-PW17 A4 5.694 06/11/2050 CMBS	1,137,000.00	610,113.95
084670BJ6	BERKSHIRE HATHAWAY INC 3 02/11/2023	0.00	530,000.00
084670BS6	BERKSHIRE HATHAWAY INC 3.125 03/15/2026	0.00	2,365,000.00
09062XAD5	BIOGEN INC 5.2 09/15/2045	0.00	185,000.00
09256BAD9	BLACKSTONE HOLDINGS FINA 4.75 02/15/2023	0.00	400,000.00
09256BAG2	BLACKSTONE HOLDINGS FINA 5 06/15/2044	0.00	150,000.00
09256BAG2	BLACKSTONE HOLDINGS FINA 5 06/15/2044	0.00	3,150,000.00
097023AU9	BOEING CO 6.125 02/15/2033	0.00	10,000,000.00
111021AE1	BRITISH TELECOM PLC 9.125 12/15/2030	0.00	1,000,000.00
111021AE1	BRITISH TELECOM PLC 9.125 12/15/2030	0.00	10,000,000.00
12189LAA9	BURLINGTN NORTH SANTA FE 5.75 05/01/2040	0.00	2,250,000.00
12189LAD3	BURLINGTN NORTH SANTA FE 4.1 06/01/2021	0.00	1,385,000.00
12189TAX2	BURLINGTN NORTH SANTA FE 6.2 08/15/2036	0.00	1,250,000.00
12505JAB9	CBL & ASSOCIATES LP 4.6 10/15/2024	0.00	1,930,000.00
12505JAB9	CBL & ASSOCIATES LP 4.6 10/15/2024	0.00	4,000,000.00
12531YAP3	CFCRE 2016-C4 AHR 3.121 05/10/2058 CMBS	4,000,000.00	3,968,866.54
12572QAE5	CME GROUP INC 3 09/15/2022	0.00	6,000,000.00
12572QAE5	CME GROUP INC 3 09/15/2022	0.00	5,000,000.00
12591KAD7	COMM 2013-CR12 A3 3.765 10/10/2046 CMBS	10,000,000.00	10,000,000.00
12591KAD7	COMM 2013-CR12 A3 3.765 10/10/2046 CMBS	5,000,000.00	5,000,000.00
12591VAB7	COMM 2014-CR16 A2 3.042 04/10/2047 CMBS	5,000,000.00	5,000,000.00
12625UBF9	COMM 2013-CR9 A 4.231465 07/10/2045 CMBS	5,025,110.00	5,025,110.00
12626LAE2	COMM 2013-CR11 A4 4.258 08/10/2050 CMBS	10,000,000.00	10,000,000.00
12630BAZ1	COMM 2013-CR13 A3 3.928 11/10/2023 CMBS	9,000,000.00	9,000,000.00
12631DBA0	COMM 2014-CR17 A4 3.7 05/10/2047 CMBS	2,000,000.00	2,000,000.00
12634NAU2	CSAIL 2015-C2 ASB 3.2241 06/15/2057 CMBS	7,500,000.00	7,500,000.00
126650AW0	CVS PASS-THROUGH TRUST 5.298 01/11/2027	3,565,000.00	1,674,773.27
126650AW0	CVS PASS-THROUGH TRUST 5.298 01/11/2027	3,869,000.00	1,817,587.02
126650BJ8	CVS HEALTH CORP 6.25 06/01/2027	0.00	594,000.00
126659AA9	CVS PASS-THROUGH TRUST 8.353 07/10/2031	4,000,000.00	3,266,418.32
126659AA9	CVS PASS-THROUGH TRUST 8.353 07/10/2031	1,000,000.00	816,604.58
13063A5G5	CALIFORNIA ST 7.55 04/01/2039	0.00	4,300,000.00
13063A5G5	CALIFORNIA ST 7.55 04/01/2039	0.00	565,000.00
136375BL5	CANADIAN NATL RAILWAY 6.25 08/01/2034	0.00	1,500,000.00
141781AT1	CARGILL INC 6.125 04/19/2034	0.00	4,000,000.00
14309UAA0	CARLYLE HOLDINGS FINANCE 3.875 02/01/2023	0.00	450,000.00
14313UAD8	CARMX 2014-4 A4 1.81 07/15/2020 ABS	2,750,000.00	2,750,000.00
14313WAC6	CARMX 2015-1 A3 1.38 11/15/2019 ABS	5,830,000.00	3,783,802.21
144141CY2	DUKE ENERGY PROGRESS INC 6.3 04/01/2038	0.00	530,000.00

149123BF7	CATERPILLAR INC 6.625 07/15/2028	0.00	1,000,000.00
14912L3U3	CATERPILLAR FINANCIAL SE 5.45 04/15/2018	0.00	4,220,000.00
14916RAB0	CATHOLIC HEALTH INITIATI 1.6 11/01/2017	0.00	515,000.00
161571FQ2	CHAIT 2012-A7 A7 2.16 09/16/2024 ABS	4,500,000.00	4,500,000.00
166764AB6	CHEVRON CORP 2.355 12/05/2022	0.00	1,105,000.00
167560PL9	CHICAGO IL MET WTR RECLAMATIO 5.72 12/01/2038	2,685,000.00	2,685,000.00
168863AV0	REPUBLIC OF CHILE 3.875 08/05/2020	0.00	839,000.00
171232AR2	CHUBB CORP 5.75 05/15/2018	0.00	330,000.00
17248RAJ5	AT&T MOBILITY LLC 7.125 12/15/2031	0.00	4,000,000.00
17275RAH5	CISCO SYSTEMS INC 4.45 01/15/2020	0.00	1,500,000.00
172967CT6	CITIGROUP INC 5.85 12/11/2034	0.00	2,000,000.00
172967EV9	CITIGROUP INC 8.5 05/22/2019	0.00	435,000.00
172967EV9	CITIGROUP INC 8.5 05/22/2019	0.00	3,000,000.00
172967EV9	CITIGROUP INC 8.5 05/22/2019	0.00	3,880,000.00
172967EV9	CITIGROUP INC 8.5 05/22/2019	0.00	3,495,000.00
172967EV9	CITIGROUP INC 8.5 05/22/2019	0.00	3,000,000.00
172967EW7	CITIGROUP INC 8.125 07/15/2039	0.00	500,000.00
172967EW7	CITIGROUP INC 8.125 07/15/2039	0.00	2,000,000.00
172967EW7	CITIGROUP INC 8.125 07/15/2039	0.00	2,000,000.00
17305EFS9	CCCIT 2014-A6 A6 2.15 07/15/2021 ABS	2,500,000.00	2,500,000.00
17321RAB2	CGCMT 2013-GC17 A2 2.962 11/10/2046 CMBS	12,100,000.00	12,100,000.00
17323CAF4	CGCMT 2015-GC27 AA 2.944 02/10/2048 CMBS	3,890,000.00	3,890,000.00
17324KAN8	CGCMT 2015-GC35 A3 3.549 11/10/2048 CMBS	2,500,000.00	2,500,000.00
186108CH7	CLEVELAND ELECTRIC ILLU 8.875 11/15/2018	0.00	1,400,000.00
186108CJ3	CLEVELAND ELECTRIC ILLUM 5.5 08/15/2024	0.00	2,000,000.00
191219BE3	COCA-COLA REFRESH USA 6.75 09/15/2028	0.00	2,500,000.00
191219BE3	COCA-COLA REFRESH USA 6.75 09/15/2028	0.00	1,000,000.00
191219BE3	COCA-COLA REFRESH USA 6.75 09/15/2028	0.00	3,500,000.00
19122TAE9	COCA-COLA EUROPEAN PARTN 3.25 08/19/2021	0.00	1,195,000.00
199575AV3	OHIO POWER COMPANY 5.85 10/01/2035	0.00	1,000,000.00
20030NAF8	COMCAST CORP 5.65 06/15/2035	0.00	1,000,000.00
20271RAM2	COMMONWEALTH BK AUSTR NY 2.4 11/02/2020	0.00	1,830,000.00
2027A0DJ5	COMMONWEALTH BANK AUST 5 10/15/2019	0.00	5,000,000.00
2027A0DJ5	COMMONWEALTH BANK AUST 5 10/15/2019	0.00	4,750,000.00
20281PCT7	CMWLTH FING AUTH PA 6.218 06/01/2039	2,800,000.00	2,800,000.00
20281PCT7	CMWLTH FING AUTH PA 6.218 06/01/2039	800,000.00	800,000.00
20825CAF1	CONOCOPHILLIPS 5.9 10/15/2032	0.00	10,000,000.00
20825CAF1	CONOCOPHILLIPS 5.9 10/15/2032	0.00	4,000,000.00
20825CAU8	CONOCOPHILLIPS 6 01/15/2020	0.00	2,500,000.00
209111EL3	CONSOLIDATED EDISON CO O 5.85 03/15/2036	0.00	1,425,000.00
209111EQ2	CONSOLIDATED EDISON CO O 5.7 12/01/2036	0.00	15,000,000.00
209111EV1	CONS EDISON CO OF NY 7.125 12/01/2018	0.00	1,000,000.00
209111EX7	CONS EDISON CO OF NY 6.65 04/01/2019	0.00	6,000,000.00

209111EY5	CONSOLIDATED EDISON CO O 5.5 12/01/2039	0.00	500,000.00
210518CL8	CONSUMERS ENERGY CO 5.65 04/15/2020	0.00	1,000,000.00
210518CL8	CONSUMERS ENERGY CO 5.65 04/15/2020	0.00	2,000,000.00
21688AAE2	RABOBANK NEDERLAND NY 3.375 05/21/2025	0.00	5,000,000.00
219350AU9	CORNING INC 4.25 08/15/2020	0.00	550,000.00
22303QAL4	COVIDIEN INTL FINANCE SA 4.2 06/15/2020	0.00	750,000.00
224044BR7	COX COMMUNICATIONS INC 6.45 12/01/2036	0.00	1,805,000.00
22541HCC4	CREDIT SUISSE NEW YORK 6 02/15/2018	0.00	1,580,000.00
22546NAD6	CSMC 2008-C1 A3 6.507226 02/15/2041 CMBS	10,000,000.00	5,153,424.35
22546QAF4	CREDIT SUISSE NEW YORK 4.375 08/05/2020	0.00	5,000,000.00
22822RAR1	CROWN CASTLE TOWERS LLC 6.113 01/15/2020	0.00	1,150,000.00
23311RAC0	DCP MIDSTREAM OPERATING 9.75 03/15/2019	0.00	3,000,000.00
23311RAE6	DCP MIDSTREAM OPERATING 4.75 09/30/2021	0.00	500,000.00
233851AU8	DAIMLER FINANCE NA LLC 1.875 01/11/2018	0.00	770,000.00
234667JL8	DALLAS CNTY TX HOSP DIST 5.621 08/15/2044	2,810,000.00	2,810,000.00
250847DU1	DTE ELECTRIC CO 6.35 10/15/2032	0.00	2,160,000.00
250847DU1	DTE ELECTRIC CO 6.35 10/15/2032	0.00	840,000.00
25156PAC7	DEUTSCHE TELEKOM INT FIN 8.75 06/15/2030	0.00	175,000.00
25156PAC7	DEUTSCHE TELEKOM INT FIN 8.75 06/15/2030	0.00	5,000,000.00
25156PAC7	DEUTSCHE TELEKOM INT FIN 8.75 06/15/2030	0.00	10,000,000.00
251799AA0	DEVON ENERGY CORPORATION 7.95 04/15/2032	0.00	7,000,000.00
254709AD0	DISCOVER FINANCIAL SVS 6.45 06/12/2017	0.00	6,000,000.00
254709AD0	DISCOVER FINANCIAL SVS 6.45 06/12/2017	0.00	750,000.00
25470DAC3	DISCOVERY COMMUNICATIONS 5.05 06/01/2020	0.00	1,975,000.00
25746UAV1	DOMINION RESOURCES INC 5.95 06/15/2035	0.00	2,000,000.00
260543BJ1	DOW CHEMICAL CO/THE 7.375 11/01/2029	0.00	5,000,000.00
260543CC5	DOW CHEMICAL CO/THE 4.25 11/15/2020	0.00	1,000,000.00
260543CC5	DOW CHEMICAL CO/THE 4.25 11/15/2020	0.00	1,000,000.00
263534BZ1	E.I. DU PONT DE NEMOURS 4.625 01/15/2020	0.00	2,330,000.00
263534BZ1	E.I. DU PONT DE NEMOURS 4.625 01/15/2020	0.00	470,000.00
263901AA8	DUKE ENERGY INDIANA INC 6.35 08/15/2038	0.00	2,000,000.00
26441CAL9	DUKE ENERGY CORP 3.95 10/15/2023	0.00	999,000.00
26441YAY3	DUKE REALTY LP 3.75 12/01/2024	0.00	1,090,000.00
26442CAH7	DUKE ENERGY CAROLINAS 5.3 02/15/2040	0.00	4,000,000.00
26875PAD3	EOG RESOURCES INC 5.625 06/01/2019	0.00	1,470,000.00
26875PAE1	EOG RESOURCES INC 4.4 06/01/2020	0.00	6,880,000.00
26875PAE1	EOG RESOURCES INC 4.4 06/01/2020	0.00	5,620,000.00
26875PAG6	EOG RESOURCES INC 4.1 02/01/2021	0.00	2,000,000.00
26884ABD4	ERP OPERATING LP 3.375 06/01/2025	0.00	1,845,000.00
29250RAN6	ENBRIDGE ENERGY PARTNERS 6.5 04/15/2018	0.00	1,025,000.00
29250RAS5	ENBRIDGE ENERGY PARTNERS 5.2 03/15/2020	0.00	500,000.00
29364DAR1	ENTERGY ARKANSAS INC 3.05 06/01/2023	0.00	570,000.00
293791AP4	ENTERPRISE PRODUCTS OPER 6.65 10/15/2034	0.00	800,000.00

29379VBE2	ENTERPRISE PRODUCTS OPER 3.75 02/15/2025	0.00	2,133,000.00
302154AW9	EXPORT-IMPORT BK KOREA 5.125 06/29/2020	0.00	1,750,000.00
30251BAD0	FMR LLC 4.95 02/01/2033	0.00	1,350,000.00
3128MMRD7	FGCI POOL G18483	13,500,000.00	8,125,924.13
31359SR69	FNGT 2001-T4 A 7.5 07/25/2041 WHOLE LOAN	8,361,485.00	403,596.64
3135G0H55	FANNIE MAE 1.875 12/28/2020	0.00	570,000.00
3136A3ED9	FNR 2011-143 PA 4.5 02/25/2038 CMO	10,000,000.00	3,562,696.70
3136AQBS8	FNR 2015-75 LW 3.5 05/25/2045 CMO	5,000,000.00	5,000,000.00
3136AR3Y2	FNR 2016-26 PB 3 05/25/2046 CMO	3,616,000.00	3,616,000.00
3136ASUE4	FNR 2016-32 PB 3 06/25/2046 CMO	4,677,314.00	4,677,314.00
3136ATPQ1	FNR 2016-59 CV 3.25 10/25/2029 CMO	500,000.00	476,553.25
3136AUGU9	FNR 2016-79 JC 2.5 11/25/2046 CMO	8,000,000.00	8,000,000.00
3136AUHD6	FNR 2016-79 LE 2.5 11/25/2046 CMO	3,287,796.00	3,287,796.00
3136AUKM2	FNR 2016-84 LM 3 11/25/2046 CMO	6,453,000.00	6,453,000.00
313747AT4	FEDERAL REALTY INVS TRST 2.75 06/01/2023	0.00	5,000,000.00
3137A4TW7	FHR 3780 VA 4 11/15/2023 CMO	8,078,641.00	4,438,957.32
3137A7F39	FHR 3804 PW 4.5 03/15/2040 CMO	7,027,000.00	7,027,000.00
3137A7F39	FHR 3804 PW 4.5 03/15/2040 CMO	7,000,000.00	7,000,000.00
3137AEZQ1	FHR 3929 MJ 5 12/15/2034 CMO	10,000,000.00	2,842,246.32
3137AQY77	FHR 4058 PA 4 12/15/2041 CMO	12,500,000.00	4,469,616.06
3137B7QU6	FHR 4298 PM 4 02/15/2044 CMO	5,439,621.00	5,439,621.00
3137BLJ33	FHR 4507 JB 3.75 08/15/2044 CMO	9,577,010.00	9,577,010.00
3137BNN26	FHMS KP03 A2 1.78 07/25/2019 CMBS	5,037,500.00	4,761,846.79
3137BS3R2	FHR 4616 HY 3 09/15/2046 CMO	2,987,271.00	2,987,271.00
3137BS6F5	FHMS KS07 A2 2.735 09/25/2025 CMBS	1,000,000.00	1,000,000.00
3137BUAP3	FHR 4643 NB 3 01/15/2047 CMO	4,401,000.00	4,401,000.00
3138ABBZ1	FNCL POOL AH9055	10,500,000.00	2,357,165.36
3138ABDD8	FNCL POOL AH9099	8,500,000.00	2,703,959.35
3138XBXW9	FNCL POOL AV0692	7,500,000.00	4,533,529.24
313921AG3	FNR 2001-49 Z 6.5 09/25/2031 CMO	6,000,000.00	202,885.80
313921J90	FNR 2001-67 Z 6 11/25/2031 CMO	8,478,790.00	746,018.55
313921J90	FNR 2001-67 Z 6 11/25/2031 CMO	2,013,748.00	177,182.51
313921J90	FNR 2001-67 Z 6 11/25/2031 CMO	2,000,000.00	175,972.88
31392DVY5	FNR 2002-47 QE 5.5 08/25/2017 CMO	10,000,000.00	44.70
31393DF63	FNR 2003-59 K 4.5 08/25/2018 CMO	8,413,105.00	817,010.28
31393KPT6	FHR 2575 DY 5 02/15/2018 CMO	14,585,813.00	579,525.11
31393LFM0	FSPC T-54 3A 7 02/25/2043 WHOLE LOAN	12,500,000.00	896,432.10
31393RZS2	FHR 2627 BM 4.5 06/15/2018 CMO	15,838,574.00	1,021,167.11
31393UAB9	FNR 2003-123 AY 4 12/25/2018 CMO	14,248,568.00	710,574.89
31393WWP0	FHR 2638 AM 4.5 07/15/2018 CMO	8,393,993.00	542,504.45
31394JZ83	FHR 2685 CS 4 10/15/2018 CMO	10,000,000.00	646,002.10
31394KU85	FHR 2692 AN 4 10/15/2018 CMO	10,799,084.00	820,842.34
31394LXV9	FHR 2703 CB 4 11/15/2018 CMO	15,580,000.00	659,235.44

31394LXV9	FHR 2703 CB 4 11/15/2018 CMO	17,000,000.00	719,319.66
31395JMW3	FHR 2892 DB 4.5 11/15/2019 CMO	20,000,000.00	1,797,181.60
31395TVS0	FHR 2970 DY 5.5 05/15/2025 CMO	5,000,000.00	1,388,700.70
31396FHT3	FHR 3072 AG 5.5 11/15/2025 CMO	10,000,000.00	2,537,245.70
31396FQC0	FHR 3080 KB 5.5 12/15/2025 CMO	7,000,000.00	1,626,741.79
31396JHL2	FHR 3132 LB 5.5 03/15/2026 CMO	7,395,000.00	2,003,176.85
31396JNZ4	FHR 3123 CJ 5.5 03/15/2026 CMO	7,000,000.00	1,636,490.76
31396JNZ4	FHR 3123 CJ 5.5 03/15/2026 CMO	4,000,000.00	935,137.59
31397S2C7	FNR 2011-37 NA 4.5 04/25/2038 CMO	9,000,000.00	2,652,957.99
31398NNJ9	FNR 2010-115 PN 4 10/25/2040 CMO	7,000,000.00	7,000,000.00
31398R2D6	FNR 2010-80 AD 5 03/25/2039 CMO	5,764,806.00	1,307,990.10
31398VTP1	FHR 3659 BD 5 01/15/2037 CMO	7,000,000.00	5,513,949.77
31402CU67	FNCL POOL 725205	39,000,000.00	1,964,804.79
31402RJV2	FNCL POOL 735676	49,530,000.00	2,623,767.54
31405N5Y7	FNCL POOL 794763	14,082,416.00	547,021.05
31409JFC9	FNCI POOL 872363	10,035,543.00	360,097.97
3140EWXM2	FNCI POOL BC2483	1,000,000.00	867,253.46
31410FSB2	FN POOL 888014	11,500,000.00	7,238,967.89
31413XEF6	FN POOL 958334	9,000,000.00	8,279,222.13
31413XEF6	FN POOL 958334	7,000,000.00	6,439,394.99
31416BLD8	FNCL POOL 995024	19,400,000.00	1,478,416.98
31620MAR7	FIDELITY NATIONAL INFORM 5 10/15/2025	0.00	365,000.00
31677QBB4	FIFTH THIRD BANK 2.375 04/25/2019	0.00	2,950,000.00
337358BA2	WACHOVIA CORP 7.5 04/15/2035	0.00	250,000.00
337358BA2	WACHOVIA CORP 7.5 04/15/2035	0.00	1,000,000.00
341099CM9	DUKE ENERGY FLORIDA LLC 4.55 04/01/2020	0.00	2,500,000.00
34530MAA7	FORDR 2014-1 A 2.26 11/15/2025 ABS	4,950,000.00	4,950,000.00
34530PAE2	FORDO 2014-C A4 1.56 02/15/2020 ABS	1,290,000.00	1,290,000.00
35177PAT4	ORANGE SA 5.375 07/08/2019	0.00	530,000.00
361448AQ6	GATX CORP 3.9 03/30/2023	0.00	1,200,000.00
36198EAD7	GSMS 2013-GC13 A4 3.871 07/10/2046 CMBS	10,000,000.00	10,000,000.00
36198EAE5	GSMS 2013-GC13 A 4.03287 07/10/2046 CMBS	6,000,000.00	6,000,000.00
36228FEC6	GSMPS 2001-2 A 7.5 06/19/2032 WHOLE LOAN	5,000,000.00	278,812.15
36248GAC4	GSMS 2013-GC16 A3 4.244 11/10/2046 CMBS	5,000,000.00	5,000,000.00
36248GAC4	GSMS 2013-GC16 A3 4.244 11/10/2046 CMBS	10,000,000.00	10,000,000.00
36250GAN5	GSMS 2015-GC30 A3 3.119 05/10/2050 CMBS	8,500,000.00	8,500,000.00
36252AAB2	GSMS 2015-GS1 A2 3.47 11/10/2048 CMBS	1,800,000.00	1,800,000.00
36252RAJ8	GSMS 2014-GC18 A3 3.801 01/10/2047 CMBS	5,000,000.00	5,000,000.00
36252RAJ8	GSMS 2014-GC18 A3 3.801 01/10/2047 CMBS	6,500,000.00	6,500,000.00
36252RAM1	GSMS 2014-GC18 A4 4.074 01/10/2047 CMBS	10,000,000.00	10,000,000.00
36252TAQ8	GSMS 2016-GS2 A3 2.791 05/10/2049 CMBS	3,000,000.00	3,000,000.00
368770AA1	GENERAL AMERICAN LIFE 7.625 01/15/2024	0.00	1,750,000.00
368770AA1	GENERAL AMERICAN LIFE 7.625 01/15/2024	0.00	7,380,000.00

368770AA1	GENERAL AMERICAN LIFE 7.625 01/15/2024	0.00	6,250,000.00
369550AR9	GENERAL DYNAMICS CORP 3.875 07/15/2021	0.00	150,000.00
36962G3A0	GENERAL ELEC CAP CORP 6.15 08/07/2037	0.00	1,145,000.00
36962GXZ2	GENERAL ELEC CAP CORP 6.75 03/15/2032	0.00	10,000,000.00
36962GXZ2	GENERAL ELEC CAP CORP 6.75 03/15/2032	0.00	3,750,000.00
375558BD4	GILEAD SCIENCES INC 4.75 03/01/2046	0.00	100,000.00
375558BM4	GILEAD SCIENCES INC 2.95 03/01/2027	0.00	11,000,000.00
375558BM4	GILEAD SCIENCES INC 2.95 03/01/2027	0.00	5,000,000.00
380881CP5	GCCT 2015-2A A 2.02 04/15/2022 ABS	10,000,000.00	10,000,000.00
38141EA66	GOLDMAN SACHS GROUP INC 6 06/15/2020	0.00	900,000.00
38141GCU6	GOLDMAN SACHS GROUP INC 6.125 02/15/2033	0.00	2,000,000.00
38141GFM1	GOLDMAN SACHS GROUP INC 6.15 04/01/2018	0.00	2,375,000.00
38141GFM1	GOLDMAN SACHS GROUP INC 6.15 04/01/2018	0.00	2,550,000.00
38141GGS7	GOLDMAN SACHS GROUP INC 5.75 01/24/2022	0.00	2,780,000.00
38141GRD8	GOLDMAN SACHS GROUP INC 3.625 01/22/2023	0.00	13,000,000.00
38141GRD8	GOLDMAN SACHS GROUP INC 3.625 01/22/2023	0.00	10,000,000.00
38144LAB6	GOLDMAN SACHS GROUP INC 6.25 09/01/2017	0.00	3,570,000.00
38374MDX4	GNR 2005-75 DA 5 07/16/2034 CMO	50,000,000.00	2,620,765.70
38374MDX4	GNR 2005-75 DA 5 07/16/2034 CMO	10,000,000.00	524,153.14
38376MBW6	GNR 2014-5 BP 4 01/16/2044 CMO	5,858,250.00	5,858,250.00
38377XC26	GNR 2011-133 KA 4 05/20/2037 CMO	5,400,000.00	3,765,832.93
38379GAT4	GNR 2014-141 GZ 3.5 09/20/2044 CMO	5,552,498.00	6,077,132.66
38379LUA2	GNR 2015-56 VL 3.5 04/16/2028 CMO	5,000,000.00	4,343,087.27
38379TCP2	GNR 2015-184 ED 3.5 09/20/2041 CMO	7,306,909.00	7,306,909.00
40414LAJ8	HCP INC 4.25 11/15/2023	0.00	2,375,000.00
40414LAN9	HCP INC 4 06/01/2025	0.00	4,000,000.00
404280AK5	HSBC HOLDINGS PLC 5.1 04/05/2021	0.00	1,610,000.00
4042Q1AA5	HSBC BANK USA 5.875 11/01/2034	0.00	4,000,000.00
4042Q1AA5	HSBC BANK USA 5.875 11/01/2034	0.00	4,000,000.00
4042Q1AB3	HSBC BANK USA 5.625 08/15/2035	0.00	2,000,000.00
406216AW1	HALLIBURTON CO 6.7 09/15/2038	0.00	895,000.00
406216AY7	HALLIBURTON CO 7.45 09/15/2039	0.00	1,500,000.00
406216AY7	HALLIBURTON CO 7.45 09/15/2039	0.00	2,000,000.00
41283LAG0	HARLEY-DAVIDSON FINL SER 2.25 01/15/2019	0.00	1,805,000.00
42217KAY2	HEALTH CARE REIT INC 4.125 04/01/2019	0.00	3,500,000.00
42218SAC2	HEALTH CARE SVCS CORP 4.7 01/15/2021	0.00	1,225,000.00
428236BF9	HEWLETT-PACKARD CO 3.75 12/01/2020	0.00	321,000.00
437076AS1	HOME DEPOT INC 5.875 12/16/2036	0.00	4,000,000.00
438506AS6	HONEYWELL INC 6.625 06/15/2028	0.00	1,000,000.00
438506AS6	HONEYWELL INC 6.625 06/15/2028	0.00	5,000.00
438506AS6	HONEYWELL INC 6.625 06/15/2028	0.00	2,000,000.00
438516BB1	HONEYWELL INTERNATIONAL 5.375 03/01/2041	0.00	1,335,000.00
44106MAQ5	HOSPITALITY PROP TRUST 5 08/15/2022	0.00	3,500,000.00

448055AF0	HUSKY ENERGY INC 7.25 12/15/2019	0.00	770,000.00
454889AM8	INDIANA MICHIGAN POWER 6.05 03/15/2037	0.00	5,000,000.00
458140AJ9	INTEL CORP 3.3 10/01/2021	0.00	590,000.00
45866FAA2	INTERCONTINENTALEXCHANGE 4 10/15/2023	0.00	3,000,000.00
45866FAA2	INTERCONTINENTALEXCHANGE 4 10/15/2023	0.00	2,000,000.00
45866FAA2	INTERCONTINENTALEXCHANGE 4 10/15/2023	0.00	5,000,000.00
459200BB6	IBM CORP 5.875 11/29/2032	0.00	10,000,000.00
46051MAC6	INTERNATIONAL TRANSMISSI 6.125 03/31/2036	0.00	1,600,000.00
465685AJ4	ITC HOLDINGS CORP 3.65 06/15/2024	0.00	2,000,000.00
46590LAS1	JPMDB 2016-C2 A3A 2.8813 06/15/2049 CMBS	3,000,000.00	3,000,000.00
46625HHQ6	JPMORGAN CHASE & CO 4.95 03/25/2020	0.00	5,500,000.00
46625HHS2	JPMORGAN CHASE & CO 4.4 07/22/2020	0.00	8,000,000.00
46625HHS2	JPMORGAN CHASE & CO 4.4 07/22/2020	0.00	172,000.00
46625HHS2	JPMORGAN CHASE & CO 4.4 07/22/2020	0.00	2,265,000.00
46625HHS2	JPMORGAN CHASE & CO 4.4 07/22/2020	0.00	5,563,000.00
46625HJH4	JPMORGAN CHASE & CO 3.2 01/25/2023	0.00	9,000,000.00
46625HKC3	JPMORGAN CHASE & CO 3.125 01/23/2025	0.00	5,000,000.00
46625HQW3	JPMORGAN CHASE & CO 3.3 04/01/2026	0.00	9,500,000.00
46625HQW3	JPMORGAN CHASE & CO 3.3 04/01/2026	0.00	500,000.00
46625HRV4	JPMORGAN CHASE & CO 2.95 10/01/2026	0.00	1,880,000.00
46631QAD4	JPMCC 2007-CB20 A4 5.794 02/12/2051 CMBS	4,000,000.00	1,156,018.96
46640UAC6	JPMBB 2013-C17 A3 3.9277 01/15/2047 CMBS	5,000,000.00	5,000,000.00
46640UAD4	JPMBB 2013-C17 A4 4.1989 01/15/2047 CMBS	5,000,000.00	5,000,000.00
46640UAD4	JPMBB 2013-C17 A4 4.1989 01/15/2047 CMBS	5,000,000.00	5,000,000.00
46642CBE9	JPMCC 2014-C20 A2 2.8716 07/15/2047 CMBS	8,644,000.00	8,644,000.00
46643GAD2	JPMBB 2014-C24 A4 3.3726 11/15/2047 CMBS	1,082,000.00	1,082,000.00
46643GAD2	JPMBB 2014-C24 A4 3.3726 11/15/2047 CMBS	8,570,000.00	8,570,000.00
46643GAD2	JPMBB 2014-C24 A4 3.3726 11/15/2047 CMBS	2,000,000.00	2,000,000.00
46643PBF6	JPMBB 2014-C25 AS 3.4074 11/15/2047 CMBS	1,800,000.00	1,800,000.00
46644YAU4	JPMBB 2015-C31 A3 3.8014 08/15/2048 CMBS	4,810,000.00	4,810,000.00
46645LAZ0	JPMBB 2016-C1 ASB 3.3158 03/15/2049 CMBS	10,000,000.00	10,000,000.00
478045AA5	JOHN SEVIER COMB CYCLE 4.626 01/15/2042	1,670,000.00	1,553,479.30
478111AB3	JOHNS HOPKINS HEALTH SY 2.767 05/15/2023	0.00	570,000.00
48203RAF1	JUNIPER NETWORKS INC 4.6 03/15/2021	0.00	145,000.00
48203RAF1	JUNIPER NETWORKS INC 4.6 03/15/2021	0.00	360,000.00
485134BJ8	KANSAS CITY POWER & LT 5.85 06/15/2017	0.00	4,545,000.00
485134BJ8	KANSAS CITY POWER & LT 5.85 06/15/2017	0.00	855,000.00
49151E4G5	KENTUCKY ST PROPERTY & BLDGS 6.155 11/1/2029	833,000.00	833,000.00
49151E4G5	KENTUCKY ST PROPERTY & BLDGS 6.155 11/1/2029	2,917,000.00	2,917,000.00
49245PAA4	KERRY GROUP FIN SERVICES 3.2 04/09/2023	0.00	5,165,000.00
49327M2F0	KEY BANK NA 2.5 12/15/2019	0.00	8,000,000.00
494368BF9	KIMBERLY-CLARK CORP 3.875 03/01/2021	0.00	385,000.00
494368BF9	KIMBERLY-CLARK CORP 3.875 03/01/2021	0.00	1,355,000.00

494550AJ5	KINDER MORGAN ENER PART 7.4 03/15/2031	0.00	1,000,000.00
494550AJ5	KINDER MORGAN ENER PART 7.4 03/15/2031	0.00	4,000,000.00
494550AV8	KINDER MORGAN ENER PART 6.5 02/01/2037	0.00	800,000.00
494550BD7	KINDER MORGAN ENER PART 6.5 09/01/2039	0.00	700,000.00
500255AN4	KOHL`S CORPORATION 6 01/15/2033	0.00	5,000,000.00
500255AN4	KOHL`S CORPORATION 6 01/15/2033	0.00	5,063,000.00
50075NAU8	MONDELEZ INTERNATIONAL 6.125 02/01/2018	0.00	2,750,000.00
50075NAV6	MONDELEZ INTERNATIONAL 6.125 08/23/2018	0.00	2,000,000.00
50076QAU0	KRAFT FOODS GROUP INC 5.375 02/10/2020	0.00	1,047,000.00
501044CG4	KROGER CO/THE 6.4 08/15/2017	0.00	175,000.00
50180LAC4	LBUBS 2008-C1 A2 6.2923 04/15/2041 CMBS	1,678,000.00	1,165,567.60
50540RAJ1	LAB CORP OF AMER HLDGS 4.625 11/15/2020	0.00	2,980,000.00
52109PAE5	LBUBS 2007-C6 A4 5.858 07/15/2040 CMBS	4,115,000.00	1,456,828.66
52109RBM2	LBUBS 2007-C7 A3 5.866 09/15/2045 CMBS	5,000,000.00	2,589,439.26
532457AZ1	ELI LILLY & CO 5.5 03/15/2027	0.00	2,000,000.00
534187BA6	LINCOLN NATIONAL CORP 7 06/15/2040	0.00	815,000.00
534187BA6	LINCOLN NATIONAL CORP 7 06/15/2040	0.00	890,000.00
534187BA6	LINCOLN NATIONAL CORP 7 06/15/2040	0.00	1,500,000.00
534187BA6	LINCOLN NATIONAL CORP 7 06/15/2040	0.00	685,000.00
53944VAA7	LLOYDS BANK PLC 2.3 11/27/2018	0.00	1,255,000.00
539830AR0	LOCKHEED MARTIN CORP 6.15 09/01/2036	0.00	1,450,000.00
539830AR0	LOCKHEED MARTIN CORP 6.15 09/01/2036	0.00	1,050,000.00
539830AW9	LOCKHEED MARTIN CORP 5.72 06/01/2040	0.00	3,354,000.00
539830AW9	LOCKHEED MARTIN CORP 5.72 06/01/2040	0.00	3,049,000.00
540424AQ1	LOEWS CORP 2.625 05/15/2023	0.00	870,000.00
540424AQ1	LOEWS CORP 2.625 05/15/2023	0.00	315,000.00
540424AQ1	LOEWS CORP 2.625 05/15/2023	0.00	9,000,000.00
544435C32	LOS ANGELES CA DEPT OF ARPTS 6.582 05/15/2039	2,000,000.00	2,000,000.00
544435C32	LOS ANGELES CA DEPT OF ARPTS 6.582 05/15/2039	500,000.00	500,000.00
544525NZ7	LOS ANGELES CA DEPT OF WTR & P 6.008 07/01/2039	1,565,000.00	1,565,000.00
544646XZ0	LOS ANGELES CA UNIF SCH DIST 5.75 07/01/2034	2,000,000.00	2,000,000.00
544646XZ0	LOS ANGELES CA UNIF SCH DIST 5.75 07/01/2034	7,000,000.00	7,000,000.00
544646ZR6	LOS ANGELES CA UNIF SCH DIST 6.758 07/01/2034	2,420,000.00	2,420,000.00
544646ZR6	LOS ANGELES CA UNIF SCH DIST 6.758 07/01/2034	400,000.00	400,000.00
544646ZR6	LOS ANGELES CA UNIF SCH DIST 6.758 07/01/2034	1,265,000.00	1,265,000.00
548661CR6	LOWE’S COMPANIES INC 5.8 04/15/2040	0.00	935,000.00
548661DJ3	LOWE`S COS INC 4.375 09/15/2045	0.00	55,000.00
564759QB7	MANUF & TRADERS TRUST CO VAR 12/01/2021	0.00	3,000,000.00
56501RAB2	MANULIFE FINANCIAL CORP 4.9 09/17/2020	0.00	2,525,000.00
56501RAC0	MANULIFE FINANCIAL CORP 4.15 03/04/2026	0.00	4,000,000.00
56501RAD8	MANULIFE FINANCIAL CORP 5.375 03/04/2046	0.00	1,845,000.00
565849AD8	MARATHON OIL CORP 6 10/01/2017	0.00	5,715,000.00
574300HZ5	MARYLAND ST TRANSPRTN AUTH T 5.888 07/01/2043	375,000.00	375,000.00

575579VP9	MASSACHUSETTS ST BAY TRANSPR 5.569 07/01/2039	1,335,000.00	1,335,000.00
575767AD0	MASS MUTUAL LIFE 7.5 03/01/2024	2,000,000.00	2,000,000.00
575767AD0	MASS MUTUAL LIFE 7.5 03/01/2024	8,000,000.00	8,000,000.00
57604P5P5	MASSACHUSETTS ST WTR POLL AB 5.192 08/01/2040	1,500,000.00	1,500,000.00
57604P5P5	MASSACHUSETTS ST WTR POLL AB 5.192 08/01/2040	2,625,000.00	2,625,000.00
585055AS5	MEDTRONIC INC 4.45 03/15/2020	0.00	955,000.00
585055AS5	MEDTRONIC INC 4.45 03/15/2020	0.00	3,505,000.00
585055AT3	MEDTRONIC INC 5.55 03/15/2040	0.00	2,090,000.00
585055AT3	MEDTRONIC INC 5.55 03/15/2040	0.00	525,000.00
589331AQ0	MERCK SHARP & DOHME CORP 5.85 06/30/2039	0.00	3,680,000.00
589331AQ0	MERCK SHARP & DOHME CORP 5.85 06/30/2039	0.00	1,875,000.00
589331AQ0	MERCK SHARP & DOHME CORP 5.85 06/30/2039	0.00	750,000.00
589331AQ0	MERCK SHARP & DOHME CORP 5.85 06/30/2039	0.00	1,875,000.00
59156RAX6	METLIFE INC 4.75 02/08/2021	0.00	355,000.00
59156RAX6	METLIFE INC 4.75 02/08/2021	0.00	120,000.00
59156RBB3	METLIFE INC 4.368 09/15/2023	0.00	4,255,000.00
592112DR4	MET GOVT NASHVILLE & DAVIDSON 5.707 07/01/2034	380,000.00	380,000.00
592112DR4	MET GOVT NASHVILLE & DAVIDSON 5.707 07/01/2034	955,000.00	955,000.00
59259NZH9	MET TRANSPRTN AUTH NY DEDICATE 7.336 11/15/2039	285,000.00	285,000.00
59259NZH9	MET TRANSPRTN AUTH NY DEDICATE 7.336 11/15/2039	217,000.00	217,000.00
59259YBF5	MET TRANSPRTN AUTH NY REVENU 5.871 11/15/2039	800,000.00	800,000.00
595620AB1	MIDAMERICAN ENERGY CO 6.75 12/30/2031	0.00	1,000,000.00
595620AH8	MIDAMERICAN ENERGY CO 5.3 03/15/2018	0.00	2,800,000.00
59562HAJ7	MIDAMERICAN FUNDING LLC 6.927 03/01/2029	0.00	980,000.00
606822AD6	MITSUBISHI UFJ FIN GRP 3.85 03/01/2026	0.00	3,500,000.00
60688XAC4	MIZUHO BANK LTD 2.45 04/16/2019	0.00	4,000,000.00
61690AAD6	MSBAM 2015-C27 A3 3.473 12/15/2047 CMBS	1,200,000.00	1,200,000.00
61690GAF8	MSBAM 2014-C14 A5 4.064 02/15/2047 CMBS	8,600,000.00	8,600,000.00
6174466Q7	MORGAN STANLEY 6.625 04/01/2018	0.00	5,000,000.00
6174466Q7	MORGAN STANLEY 6.625 04/01/2018	0.00	500,000.00
6174468C6	MORGAN STANLEY 4 07/23/2025	0.00	1,205,000.00
617446HD4	MORGAN STANLEY 7.25 04/01/2032	0.00	2,000,000.00
61746BDJ2	MORGAN STANLEY 3.75 02/25/2023	0.00	9,000,000.00
61746BDZ6	MORGAN STANLEY 3.875 01/27/2026	0.00	1,290,000.00
61747YCG8	MORGAN STANLEY 7.3 05/13/2019	0.00	2,500,000.00
61747YCG8	MORGAN STANLEY 7.3 05/13/2019	0.00	2,500,000.00
61980AAC7	MOTIVA ENTERPRISES LLC 5.75 01/15/2020	0.00	250,000.00
61980AAC7	MOTIVA ENTERPRISES LLC 5.75 01/15/2020	0.00	1,250,000.00
626207YF5	MUNI ELEC AUTH OF GEORGIA 6.637 04/01/2057	945,000.00	945,000.00
626207YF5	MUNI ELEC AUTH OF GEORGIA 6.637 04/01/2057	3,030,000.00	3,030,000.00
626207YF5	MUNI ELEC AUTH OF GEORGIA 6.637 04/01/2057	429,000.00	429,000.00
637432CT0	NATIONAL RURAL UTIL COOP 8 03/01/2032	0.00	10,000,000.00
637432CT0	NATIONAL RURAL UTIL COOP 8 03/01/2032	0.00	3,000,000.00

63946BAD2	NBCUNIVERSAL MEDIA LLC 5.15 04/30/2020	0.00	3,330,000.00
641423BW7	NEVADA POWER CO 6.5 08/01/2018	0.00	1,390,000.00
641423BZ0	NEVADA POWER CO 5.375 09/15/2040	0.00	2,500,000.00
64352VEF4	NCHET 2003-5 AI7 5.15 11/25/2033 ABS	4,500,000.00	82,380.90
646139W35	NEW JERSEY ST TURNPIKE AUTH 7.414 01/01/2040	739,000.00	739,000.00
646139W35	NEW JERSEY ST TURNPIKE AUTH 7.414 01/01/2040	591,200.00	591,200.00
646139W35	NEW JERSEY ST TURNPIKE AUTH 7.414 01/01/2040	3,696,000.00	3,696,000.00
64952GAF5	NEW YORK LIFE INSURANCE 6.75 11/15/2039	0.00	1,270,000.00
64952GAF5	NEW YORK LIFE INSURANCE 6.75 11/15/2039	0.00	4,445,000.00
64952GAF5	NEW YORK LIFE INSURANCE 6.75 11/15/2039	0.00	3,175,000.00
64971WA75 649902ZQ9	NEW YORK CITY TRANSITIONAL FINANCE 2.8 01/02/2026 NEW YORK ST DORM AUTH ST PERSO 5.628 03/15/2039	0.00 1,875,000.00	2,500,000.00 1,875,000.00
649902ZQ9	NEW YORK ST DORM AUTH ST PERSO 5.628 03/15/2039	1,875,000.00	1,875,000.00
650035TD0	NEW YORK ST URBAN DEV CORP REV 5.77 03/15/2039	1,275,000.00	1,275,000.00
65473QAR4	NISOURCE FINANCE CORP 5.45 09/15/2020	0.00	877,000.00
65504LAC1	NOBLE HOLDING INTL LTD 4.9 08/01/2020	0.00	134,000.00
65538PAD0	NAA 2007-1 1 5.957 03/25/2047 WHOLE LOAN	9,302,000.00	3,659,472.14
655844AF5	NORFOLK SOUTHERN CORP 7.05 05/01/2037	0.00	750,000.00
66285WFB7	N TX TOLLWAY AUTH REVENUE 6.718 1/1/2049	2,070,000.00	2,070,000.00
66285WFB7	N TX TOLLWAY AUTH REVENUE 6.718 1/1/2049	3,105,000.00	3,105,000.00
665772CA5	NORTHERN STATES PWR-MINN 5.25 07/15/2035	0.00	3,000,000.00
665772CD9	NORTHERN STATES PWR-MINN 5.25 03/01/2018	0.00	1,800,000.00
665789AW3	NORTHERN STATES PWR-WISC 6.375 09/01/2038	0.00	520,000.00
665789AW3	NORTHERN STATES PWR-WISC 6.375 09/01/2038	0.00	2,090,000.00
665859AM6	NORTHERN TRUST CORP 3.375 08/23/2021	0.00	1,185,000.00
665859AM6	NORTHERN TRUST CORP 3.375 08/23/2021	0.00	970,000.00
666807AW2	NORTHROP GRUMMAN SYSTEMS 7.75 02/15/2031	0.00	5,000,000.00
666807AW2	NORTHROP GRUMMAN SYSTEMS 7.75 02/15/2031	0.00	5,000,000.00
668444AC6	NORTHWESTERN UNIVERSITY 4.643 12/01/2044	580,000.00	580,000.00
66989HAD0	NOVARTIS CAPITAL CORP 4.4 04/24/2020	0.00	520,000.00
66989HAD0	NOVARTIS CAPITAL CORP 4.4 04/24/2020	0.00	2,085,000.00
674599CC7	OCCIDENTAL PETROLEUM COR 3.125 02/15/2022	0.00	1,200,000.00
68233JAH7	ONCOR ELECTRIC DELIVERY 5.25 09/30/2040	0.00	1,930,000.00
68233JAH7	ONCOR ELECTRIC DELIVERY 5.25 09/30/2040	0.00	1,570,000.00
68389XAM7	ORACLE CORP 5.375 07/15/2040	0.00	2,795,000.00
68403BAD7	OOMLT 2007-FXD2 2A3 5.715 03/25/2037 ABS	3,000,000.00	2,001,517.67
68607DNL5	OREGON ST DEPT OF TRANSPRTN HI 5.834 11/15/2034	280,000.00	280,000.00
68607DNL5	OREGON ST DEPT OF TRANSPRTN HI 5.834 11/15/2034	1,120,000.00	1,120,000.00
690742AB7	OWENS CORNING 7 12/01/2036	0.00	445,000.00
690742AB7	OWENS CORNING 7 12/01/2036	0.00	555,000.00
693476BL6	PNC FINANCIAL SERVICES 4.375 08/11/2020	0.00	5,585,000.00
69349LAC2	PNC BANK NA 4.875 09/21/2017	0.00	4,000,000.00

69351UAM5	PPL ELECTRIC UTILITIES 6.25 05/15/2039	0.00	500,000.00
694308GE1	PACIFIC GAS & ELECTRIC 6.05 03/01/2034	0.00	5,000,000.00
694308GJ0	PACIFIC GAS & ELECTRIC 5.8 03/01/2037	0.00	1,350,000.00
694308GL5	PACIFIC GAS & ELECTRIC 5.625 11/30/2017	0.00	780,000.00
694308GL5	PACIFIC GAS & ELECTRIC 5.625 11/30/2017	0.00	69,000.00
694308GM3	PACIFIC GAS & ELECTRIC 6.35 02/15/2038	0.00	450,000.00
709629AJ8	PENTAIR FINANCE SA 5 05/15/2021	0.00	1,225,000.00
713409AC4	PEPSI-COLA MET BOTTLING 7 03/01/2029	0.00	5,000,000.00
713448DD7	PEPSICO INC 4.45 04/14/2046	0.00	350,000.00
713448DP0	PEPSICO INC 3.45 10/06/2046	0.00	2,000,000.00
713448DP0	PEPSICO INC 3.45 10/06/2046	0.00	3,000,000.00
717081DM2	PFIZER INC 3.4 05/15/2024	0.00	3,000,000.00
717081EA7	PFIZER INC 3 12/15/2026	0.00	10,000,000.00
718172AA7	PHILIP MORRIS INTL INC 5.65 05/16/2018	0.00	5,000,000.00
718172AC3	PHILIP MORRIS INTL INC 6.375 05/16/2038	0.00	570,000.00
718546AC8	PHILLIPS 66 4.3 04/01/2022	0.00	1,040,000.00
72650RAW2	PLAINS ALL AMER PIPELINE 5.75 01/15/2020	0.00	2,400,000.00
72650RAZ5	PLAINS ALL AMER PIPELINE 3.65 06/01/2022	0.00	530,000.00
73358WEK6	PORT AUTH OF NEW YORK & NEW JE 4.926 10/01/51	3,000,000.00	3,000,000.00
737679DB3	POTOMAC ELECTRIC POWER 6.5 11/15/2037	0.00	500,000.00
74005PAY0	PRAXAIR INC 4.05 03/15/2021	0.00	3,490,000.00
742718CB3	PROCTER & GAMBLE CO 5.5 02/01/2034	0.00	1,600,000.00
742718DB2	PROCTER & GAMBLE CO/THE 5.8 08/15/2034	0.00	3,000,000.00
742718DB2	PROCTER & GAMBLE CO/THE 5.8 08/15/2034	0.00	1,000,000.00
743263AG0	PROGRESS ENERGY INC 7 10/30/2031	0.00	500,000.00
74432QAH8	PRUDENTIAL FINANCIAL INC 5.4 06/13/2035	0.00	950,000.00
74432QAH8	PRUDENTIAL FINANCIAL INC 5.4 06/13/2035	0.00	2,050,000.00
74432QBG9	PRUDENTIAL FINANCIAL INC 7.375 06/15/2019	0.00	2,460,000.00
74432QBM6	PRUDENTIAL FINANCIAL INC 5.375 06/21/2020	0.00	2,345,000.00
74456QAU0	PUB SVC ELEC & GAS 5.375 11/01/2039	0.00	370,000.00
74456QAU0	PUB SVC ELEC & GAS 5.375 11/01/2039	0.00	850,000.00
745332CC8	PUGET SOUND ENERGY INC 5.764 07/15/2040	0.00	1,000,000.00
74727PAK7	STATE OF QATAR 5.25 01/20/2020	0.00	3,570,000.00
747525AK9	QUALCOMM INC 4.8 05/20/2045	0.00	650,000.00
749770AQ6	RABOBANK NEDERLAND VAR	0.00	9,655,000.00
767201AH9	RIO TINTO FIN USA LTD 9 05/01/2019	0.00	3,000,000.00
767201AQ9	RIO TINTO FIN USA LTD 3.75 09/20/2021	0.00	830,000.00
771196AU6	ROCHE HLDGS INC 7 03/01/2039	0.00	5,000,000.00
771196AU6	ROCHE HLDGS INC 7 03/01/2039	0.00	6,250,000.00
771196AU6	ROCHE HLDGS INC 7 03/01/2039	0.00	2,000,000.00
771367CA5	ROCHESTER GAS & ELECTRIC 8 12/15/2033	0.00	670,000.00
775109AK7	ROGERS COMMUNICATIONS IN 6.8 08/15/2018	0.00	2,500,000.00
78387GAM5	AT&T INC 6.45 06/15/2034	0.00	3,000,000.00

78446XAB1	SLMA 2012-B A2 3.48 10/15/2030 ABS	1,000,000.00	413,990.94
79741TAR5	SAN DIEGO CNTY CA WTR AUTH FIN 6.138 5/1/2049	2,200,000.00	2,200,000.00
79741TAR5	SAN DIEGO CNTY CA WTR AUTH FIN 6.138 5/1/2049	600,000.00	600,000.00
797440BF0	SAN DIEGO G & E 5.35 05/15/2035	0.00	250,000.00
797440BH6	SAN DIEGO G & E 6 06/01/2026	0.00	2,000,000.00
806854AH8	SCHLUMBERGER INVESTMENT 3.65 12/01/2023	0.00	5,000,000.00
80685PAA6	SCHLUMBERGER NORGE AS 4.2 01/15/2021	0.00	1,665,000.00
80685QAA4	SCHLUMBERGER OILFIELD UK 4.2 01/15/2021	0.00	1,665,000.00
828807CN5	SIMON PROPERTY GROUP LP 2.75 02/01/2023	0.00	2,063,000.00
828807CN5	SIMON PROPERTY GROUP LP 2.75 02/01/2023	0.00	4,937,000.00
828807CT2	SIMON PROPERTY GROUP LP 4.25 10/01/2044	0.00	400,000.00
828807CW5	SIMON PROPERTY GROUP LP 3.3 01/15/2026	0.00	5,000,000.00
831641EK7	SBIC 2008-P10A 1 5.902 02/10/2018 ABS	2,910,000.00	149,707.90
832696AB4	SMUCKER (J.M.) CO 3.5 10/15/2021	0.00	1,285,000.00
83368RAD4	SOCIETE GENERALE 2.625 10/01/2018	0.00	2,000,000.00
857477AG8	STATE STREET CORP 4.375 03/07/2021	0.00	6,000,000.00
857477AM5	STATE STREET CORP 3.7 11/20/2023	0.00	925,000.00
857477AW3	STATE STREET CORP 2.65 05/19/2026	0.00	7,500,000.00
85771PAN2	STATOIL ASA 3.7 03/01/2024	0.00	1,250,000.00
85771SAA4	STATOIL ASA 5.25 04/15/2019	0.00	990,000.00
86562MAC4	SUMITOMO MITSUI FINL GR 3.784 03/09/2026	0.00	2,860,000.00
867229AD8	SUNCOR ENERGY INC 5.95 12/01/2034	0.00	6,447,000.00
867229AD8	SUNCOR ENERGY INC 5.95 12/01/2034	0.00	5,000,000.00
87165LAA9	SYNCT 2014-1 A 1.61 11/15/2020 ABS	3,000,000.00	3,000,000.00
872882AC9	TSMC GLOBAL LTD 1.625 04/03/2018	0.00	670,000.00
87425EAL7	TALISMAN ENERGY 7.75 06/01/2019	0.00	430,000.00
87425EAL7	TALISMAN ENERGY 7.75 06/01/2019	0.00	1,250,000.00
875127AV4	TAMPA ELECTRIC CO 6.55 05/15/2036	0.00	1,000,000.00
87612EAK2	TARGET CORP 6.35 11/01/2032	0.00	3,500,000.00
87612EAS5	TARGET CORP 6 01/15/2018	0.00	5,000,000.00
878091BC0	TEACHERS INSUR & ANNUITY 6.85 12/16/2039	0.00	1,115,000.00
878091BC0	TEACHERS INSUR & ANNUITY 6.85 12/16/2039	0.00	5,030,000.00
880591EH1	TENN VALLEY AUTHORITY 5.25 09/15/2039	0.00	1,000,000.00
880591EH1	TENN VALLEY AUTHORITY 5.25 09/15/2039	0.00	1,500,000.00
88166HAD9	TEVA PHARMA FIN IV LLC 2.25 03/18/2020	0.00	495,000.00
882722KF7	TEXAS ST 5.517 04/01/2039	514,000.00	514,000.00
88576XAA4	HENDR 2010-1A A 5.56 07/15/2059 ABS	3,000,000.00	1,506,386.30
887315BN8	HISTORIC TW INC 6.625 05/15/2029	0.00	7,800,000.00
887315BN8	HISTORIC TW INC 6.625 05/15/2029	0.00	3,100,000.00
887317AE5	TIME WARNER INC 6.2 03/15/2040	0.00	1,400,000.00
88732JAU2	TIME WARNER CABLE INC 6.75 06/15/2039	0.00	1,330,000.00
88732JAU2	TIME WARNER CABLE INC 6.75 06/15/2039	0.00	1,670,000.00
889175BE4	TOLEDO EDISON COMPANY 7.25 05/01/2020	0.00	136,397.72

889175BE4	TOLEDO EDISON COMPANY 7.25 05/01/2020	0.00	71,092.14
889175BE4	TOLEDO EDISON COMPANY 7.25 05/01/2020	0.00	189,986.98
889175BE4	TOLEDO EDISON COMPANY 7.25 05/01/2020	0.00	140,425.16
891490AT1	TOSCO CORP 8.125 02/15/2030	0.00	10,000,000.00
89233P4S2	TOYOTA MOTOR CREDIT CORP 4.25 01/11/2021	0.00	6,065,000.00
89236WAD0	TAOT 2015-A A4 1.52 06/15/2020 ABS	9,330,000.00	9,330,000.00
89352HAB5	TRANS-CANADA PIPELINES 5.85 03/15/2036	0.00	750,000.00
89352HAB5	TRANS-CANADA PIPELINES 5.85 03/15/2036	0.00	325,000.00
89566EAG3	TRISTATE GEN&TRANS ASSN 3.7 11/01/2024	0.00	2,500,000.00
89655VAA0	TRL 2003-1A A 5.64 10/12/2026 ABS	2,000,000.00	571,602.44
89655XAA6	TRL 2006-1A A1 5.9 05/14/2036 ABS	5,750,000.00	2,793,308.08
90131HBF1	21ST CENTURY FOX AMERICA 6.2 12/15/2034	0.00	1,150,000.00
90131HBF1	21ST CENTURY FOX AMERICA 6.2 12/15/2034	0.00	2,100,000.00
90131HBL8	21ST CENTURY FOX AMERICA 6.65 11/15/2037	0.00	1,000,000.00
90131HBQ7	21ST CENTURY FOX AMERICA 6.15 02/15/2041	0.00	1,250,000.00
90131HBQ7	21ST CENTURY FOX AMERICA 6.15 02/15/2041	0.00	500,000.00
902494AF0	TYSON FOODS INC 7 05/01/2018	0.00	4,750,000.00
902494AF0	TYSON FOODS INC 7 05/01/2018	0.00	5,250,000.00
90261XEM0	UBS AG STAMFORD CT 5.875 12/20/2017	0.00	2,000,000.00
90261XEM0	UBS AG STAMFORD CT 5.875 12/20/2017	0.00	5,000,000.00
90261XEM0	UBS AG STAMFORD CT 5.875 12/20/2017	0.00	5,000,000.00
90261XGD8	UBS AG STAMFORD CT 4.875 08/04/2020	0.00	685,000.00
90261XGD8	UBS AG STAMFORD CT 4.875 08/04/2020	0.00	2,735,000.00
90349DAD4	UBSBB 2012-C3 A4 3.091 08/10/2049 CMBS	2,500,000.00	2,500,000.00
904764AM9	UNILEVER CAPITAL CORP 4.25 02/10/2021	0.00	1,345,000.00
904764AM9	UNILEVER CAPITAL CORP 4.25 02/10/2021	0.00	3,460,000.00
904764AT4	UNILEVER CAPITAL CORP 1.375 07/28/2021	0.00	1,235,000.00
907818CU0	UNION PACIFIC CORP 6.25 05/01/2034	0.00	1,000,000.00
907818DG0	UNION PACIFIC CORP 4 02/01/2021	0.00	1,210,000.00
907818DK1	UNION PACIFIC CORP 4.163 07/15/2022	0.00	616,000.00
90783VAA3	UNP RR CO 2005 PASS TRST 5.082 01/02/2029	3,619,000.00	1,933,136.78
91159HHL7	US BANCORP 2.35 01/29/2021	0.00	5,000,000.00
91159HHN3	US BANCORP 2.375 07/22/2026	0.00	10,000,000.00
912810QT8	US TREASURY N/B 3.125 11/15/2041	0.00	450,000.00
912810QT8	US TREASURY N/B 3.125 11/15/2041	0.00	6,700,000.00
912810RB6	US TREASURY N/B 2.875 05/15/2043	0.00	10,000,000.00
912810RB6	US TREASURY N/B 2.875 05/15/2043	0.00	2,000,000.00
912810RT7	US TREASURY N/B 2.25 08/15/2046	0.00	2,800,000.00
912810RT7	US TREASURY N/B 2.25 08/15/2046	0.00	18,000,000.00
912810RT7	US TREASURY N/B 2.25 08/15/2046	0.00	6,000,000.00
912828JR2	US TREASURY N/B 3.75 11/15/2018	0.00	3,000,000.00
912828MP2	US TREASURY N/B 3.625 02/15/2020	0.00	3,000,000.00
912828ND8	US TREASURY N/B 3.5 05/15/2020	0.00	2,000,000.00

912828ND8	US TREASURY N/B 3.5 05/15/2020	0.00	2,000,000.00
912828ND8	US TREASURY N/B 3.5 05/15/2020	0.00	3,000,000.00
912828NT3	US TREASURY N/B 2.625 08/15/2020	0.00	4,000,000.00
912828RC6	US TREASURY N/B 2.125 08/15/2021	0.00	21,000,000.00
912828S84	US TREASURY FRN FLT 07/31/2018	0.00	350,000.00
912828S84	US TREASURY FRN FLT 07/31/2018	0.00	650,000.00
912828S84	US TREASURY FRN FLT 07/31/2018	0.00	1,000,000.00
912828T59	US TREASURY N/B 1 10/15/2019	0.00	8,275,000.00
912828T67	US TREASURY N/B 1.25 10/31/2021	0.00	450,000.00
912828T67	US TREASURY N/B 1.25 10/31/2021	0.00	9,550,000.00
912828U73	US TREASURY N/B 1.375 12/15/2019	0.00	3,500,000.00
912828WL0	US TREASURY N/B 1.5 05/31/2019	0.00	15,000,000.00
912828XH8	US TREASURY N/B 1.625 06/30/2020	0.00	17,000,000.00
913017BS7	UNITED TECHNOLOGIES CORP 5.7 04/15/2040	0.00	3,150,000.00
91324PAR3	UNITEDHEALTH GROUP INC 5.8 03/15/2036	0.00	525,000.00
913366DF4	UNIV OF CALIFORNIA CA RGTS M 6.583 05/15/2049	475,000.00	475,000.00
913366DF4	UNIV OF CALIFORNIA CA RGTS M 6.583 05/15/2049	333,000.00	333,000.00
91412F7Y7	UNIV OF CALIFORNIA CA REVENUES 5.77 05/15/2043	1,332,000.00	1,332,000.00
91913YAB6	VALERO ENERGY CORP 8.75 06/15/2030	0.00	2,000,000.00
91913YAL4	VALERO ENERGY CORP 6.625 06/15/2037	0.00	1,000,000.00
92343VAF1	VERIZON COMMUNICATIONS 6.25 04/01/2037	0.00	450,000.00
92343VAU8	VERIZON COMMUNICATIONS 7.35 04/01/2039	0.00	750,000.00
92343VBJ2	VERIZON COMMUNICATIONS 2.45 11/01/2022	0.00	880,000.00
92344GAM8	VERIZON COMMUNICATIONS 7.75 12/01/2030	0.00	1,000,000.00
92553PAD4	VIACOM INC 5.625 09/15/2019	0.00	3,000,000.00
927804FB5	VIRGINIA ELEC & POWER CO 6 05/15/2037	0.00	2,400,000.00
92826CAD4	VISA INC 3.15 12/14/2025	0.00	2,405,000.00
92857TAH0	VODAFONE GROUP PLC 7.875 02/15/2030	0.00	5,000,000.00
92890KAZ8	WFRBS 2014-C22 A4 3.488 09/15/2057 CMBS	6,670,000.00	6,670,000.00
92890PAF1	WFRBS 2013-C14 ASB 2.977 06/15/2046 CMBS	11,070,000.00	11,070,000.00
92939HAX3	WFRBS 2014-C23 A4 3.65 10/15/2057 CMBS	10,000,000.00	10,000,000.00
92979FAD2	WBCMT 2007-C34 A3 5.678 05/15/2046 CMBS	3,000,000.00	436,662.63
929903AM4	WACHOVIA CORP 5.5 08/01/2035	0.00	1,000,000.00
929903AM4	WACHOVIA CORP 5.5 08/01/2035	0.00	2,000,000.00
931142BF9	WAL-MART STORES INC 7.55 02/15/2030	0.00	3,000,000.00
931142CB7	WAL-MART STORES INC 5.25 09/01/2035	0.00	6,000,000.00
931142CK7	WAL-MART STORES INC 6.5 08/15/2037	0.00	585,000.00
931142CS0	WAL-MART STORES INC 5.625 04/01/2040	0.00	4,000,000.00
931427AC2	WALGREENS BOOTS ALLIANCE 4.8 11/18/2044	0.00	36,000.00
931427AC2	WALGREENS BOOTS ALLIANCE 4.8 11/18/2044	0.00	61,000.00
931427AC2	WALGREENS BOOTS ALLIANCE 4.8 11/18/2044	0.00	30,000.00
931427AC2	WALGREENS BOOTS ALLIANCE 4.8 11/18/2044	0.00	30,000.00
931427AC2	WALGREENS BOOTS ALLIANCE 4.8 11/18/2044	0.00	70,000.00

931427AC2	WALGREENS BOOTS ALLIANCE 4.8 11/18/2044	0.00	30,000.00
931427AC2	WALGREENS BOOTS ALLIANCE 4.8 11/18/2044	0.00	30,000.00
94106LAS8	WASTE MANAGEMENT INC 6.1 03/15/2018	0.00	1,000,000.00
94106LAS8	WASTE MANAGEMENT INC 6.1 03/15/2018	0.00	8,000,000.00
94973VAH0	ANTHEM INC 5.95 12/15/2034	0.00	3,000,000.00
949746NX5	WELLS FARGO & COMPANY 5.625 12/11/2017	0.00	1,635,000.00
949746RW3	WELLS FARGO & COMPANY 3 04/22/2026	0.00	4,810,000.00
94974BFR6	WELLS FARGO & COMPANY 3 01/22/2021	0.00	4,000,000.00
94974BGA2	WELLS FARGO & COMPANY 3.3 09/09/2024	0.00	3,000,000.00
94974BGL8	WELLS FARGO & COMPANY 4.3 07/22/2027	0.00	785,000.00
94974BGP9	WELLS FARGO & COMPANY 3.55 09/29/2025	0.00	1,500,000.00
94974BGP9	WELLS FARGO & COMPANY 3.55 09/29/2025	0.00	7,500,000.00
94974BGQ7	WELLS FARGO & COMPANY 4.9 11/17/2045	0.00	175,000.00
94974BGT1	WELLS FARGO & COMPANY 4.4 06/14/2046	0.00	4,000,000.00
949797AA2	WFMBS 2007-15 A1 6 11/25/2037 WHOLE LOAN	10,125,000.00	1,112,153.82
94980VAG3	WELLS FARGO BANK NA 5.95 08/26/2036	0.00	3,940,000.00
94980VAG3	WELLS FARGO BANK NA 5.95 08/26/2036	0.00	1,310,000.00
94989CAY7	WFCM 2015-C26 ASB 2.991 02/15/2048 CMBS	6,000,000.00	6,000,000.00
94989DAV1	WFCM 2015-C27 A4 3.19 02/15/2048 CMBS	2,780,000.00	2,780,000.00
94989EAD9	WFCM 2015-LC20 A4 2.925 04/15/2050 CMBS	10,000,000.00	10,000,000.00
94989EAE7	WFCM 2015-LC20 A5 3.184 04/15/2050 CMBS	500,000.00	500,000.00
94989JAY2	WFCM 2015-C28 A3 3.29 05/15/2048 CMBS	7,500,000.00	7,500,000.00
94989YAY9	WFCM 2016-C32 A3 3.294 01/15/2059 CMBS	6,250,000.00	6,250,000.00
95000CAZ6	WFCM 2016-NXS5 A4 3.37 01/15/2059 CMBS	4,500,000.00	4,500,000.00
95000DBC4	WFCM 2016-C34 A3 2.834 06/15/2049 CMBS	7,000,000.00	7,000,000.00
95000DBE0	WFCM 2016-C34 ASB 2.911 06/15/2049 CMBS	3,000,000.00	3,000,000.00
961214BK8	WESTPAC BANKING CORP 4.875 11/19/2019	0.00	4,500,000.00
961214BK8	WESTPAC BANKING CORP 4.875 11/19/2019	0.00	5,000,000.00
96221TAD9	WFRBS 2014-LC14 A4 3.766 03/15/2047 CMBS	5,000,000.00	5,000,000.00
96950FAD6	WILLIAMS PARTNERS LP 5.25 03/15/2020	0.00	500,000.00
976656CD8	WISC ELEC POWER 2.95 09/15/2021	0.00	890,000.00
976826BF3	WISCONSIN POWER & LIGHT 7.6 10/01/2038	0.00	1,155,000.00
98105EAH0	WOORI BANK 2.875 10/02/2018	0.00	3,000,000.00
984121CA9	XEROX CORPORATION 5.625 12/15/2019	0.00	690,000.00

SCHEDULE H

Ceding Company Data

•	The actuarial report prepared by Willis Towers Watson with respect to the Reinsured Contracts as of September 30, 2016, and all attachments, addenda, supplements and modifications thereto.

•	The Confidential Reinsurance Transaction Report, dated January 20, 2017 titled “Project West” provided by Willis Re Inc. on behalf of Ceding Company to Reinsurer in connection with the transactions contemplated by this Agreement.

•	Question and Answers between the Ceding Company and the Reinsurer:

•	Email dated March 16, 2017 from Mike Kaster of Willis Re Inc. (the broker) to Quentin Marsh and Mark Renetzky of the Reinsurer with the subject line of “FW: Due Diligence questions - so far” and the attachment named “RGA_0309questions.docx”.

•	Email dated March 16, 2017 from Lisa Marquardt of the Ceding Company to Flo Shi of the Reinsurer with the subject line of “RE: Project West - 0316 Questions from RGA”.

•	Email dated March 20, 2017 from Lisa Marquardt of the Ceding Company to Flo Shi of the Reinsurer with the subject line of “RE: Project West - 0316 Questions from RGA” and the attachment named “RGA_0320questions.docx”.

•	Two emails dated March 27, 2017 from Lisa Marquardt of the Ceding Company to Flo Shi of the Reinsurer with the subject line of “RE: Project West—0327 Questions from RGA”.

•	Email dated March 28, 2017 from Lisa Marquardt of the Ceding Company to Flo Shi of the Reinsurer with the subject line of “RE: Project West - 0324 Questions from RGA”.

•	Three emails dated March 30, 2017 from Lisa Marquardt of the Ceding Company to Flo Shi of the Reinsurer with the subject line of “RE: Project West—0327 Questions from RGA”.

•	Email dated May 16, 2017 from Lisa Marquardt of the Ceding Company to Quentin Marsh, Joseph Zieroff and Mark Renetzky of the Reinsurer with the subject line of “New Data for Project West Scope”.

•	Email dated May 17, 2017 from Michael Rohwetter on behalf of the Ceding Company to John Rhinehart of the Ceding Company, Quentin Marsh of the Reinsurer, Jens Reuter of the Ceding Company and James Hedreen of the Ceding Company with the subject line of “RE: Closing statement update”, containing the Closing Statement in the Excel file “2017-05-17 Closing Statement RGA FNWL Final.xlsx” included in Schedule I.

•	Files provided in the Project West Virtual Data Room on IntraLinks:

Kind	Title	Category	Data Room #
Adobe Acrobat	Project West - Actuarial Appraisal Report + Actuarial Projections FINAL 01 19 2017	Appraisal/Process Letter	4.2
Adobe Acrobat	Project West - Confidential Reinsurance Transaction Report - FNW - January 20 - Final	Appraisal/Process Letter	3.1
Adobe Acrobat	WEST Process Letter Round 2 FINAL	Appraisal/Process Letter	3.2
Microsoft Word Document	CoE 2016 OTTI process(Asset Impairment Policy)	Assets	5.1
Microsoft Excel Spreadsheet	ProjectWestProposedAssets DataRoom	Assets	5.2
Adobe Acrobat	Investment Accounting Valuation Policy V1_3	Assets	5.3
Microsoft Excel Spreadsheet	ProjectWestProposedAssets_MoreData	Assets	5.4
Microsoft Excel Spreadsheet	Watchlist as of 2016-12-31 ProjectWestProposedAssets DataRoom	Assets	5.5
Microsoft Excel Spreadsheet	DA and VA Lapse Experience Studies Results	Exp Studies	9.1
Microsoft Excel Spreadsheet	DA Premium Study	Exp Studies	9.2
Adobe Acrobat	DA, VA, SS Actual Annuitizations YTD as of 9.30.2016	Exp Studies	9.3
Microsoft Excel Spreadsheet	DA, VA, SS Mortality Experience Studies Results	Exp Studies	9.4
Microsoft Word Document	Dynamic Lapse Study	Exp Studies	9.5
Microsoft Word Document	DA Dynamic Policyholder Lapse Adjustment	Exp Studies	9.6
Microsoft Excel Spreadsheet	GRIB Rider - Historical Utilization	Exp Studies	9.7
Microsoft Word Document	DA Surrender Charge Analysis 201612	Exp Studies	9.9
Microsoft Excel Spreadsheet	Partial Withdrawal Study 2015 - Combine Fund	Exp Studies	9.10
Microsoft Excel Spreadsheet	DA_Persistency_Experience_2012_2015	Exp Studies	9.11
Microsoft Excel Spreadsheet	SS Mort_Study 2016 - 1996 Population Table	Exp Studies	9.12
Microsoft Excel Spreadsheet	FPA_Premium_Study_byage_20151231	Exp Studies	9.13
Microsoft Excel Spreadsheet	VA_Persistency_Experience_2012_2015	Exp Studies	9.14
Microsoft Excel Spreadsheet	VA_Mortality_Experience_2012_2015	Exp Studies	9.15
Microsoft Excel Spreadsheet	DA_Mortality_Experience_2012_2015	Exp Studies	9.16
Microsoft Excel Spreadsheet	DA 2016 Terminations	Exp Studies	9.17
Microsoft Excel Spreadsheet	DA_New_Money_Portfolio	Exp Studies	9.19
Microsoft Excel Spreadsheet	DA_Distributions_By_Type_2014-2016	Exp Studies	9.22
Microsoft Excel Spreadsheet	VA_Distributions_By_Type_2013-2016	Exp Studies	9.23
Microsoft Word Document	VA GRIB & GMDB Description	Exp Studies	9.24
Microsoft Excel Spreadsheet	StatIncStmtBalanceSheet_2012to2016	Financials	12.1
Microsoft Excel Spreadsheet	Stat_Income_by_LOB_2013-2016	Financials	12.2
Microsoft Excel Spreadsheet	Va_Stochastic_Results	Financials	12.6
Microsoft Word Document	DA & VA Crediting Methodology	Product Information	8.1
Microsoft Excel Spreadsheet	VA and DA Commissions	Product Information	8.4
Microsoft Excel Spreadsheet	Plan Code Mapping	Product Information	8.5
Microsoft Word Document	Administration Info for All products	Product Information	8.6
Adobe Acrobat	Mktg_AgentGuide	Product Information	8.7
Adobe Acrobat	Mktg_AgentGuideOlder	Product Information	8.8
Adobe Acrobat	Mktg_TheAnnuityAdvantage_final.1.5.15	Product Information	8.9
Adobe Acrobat	DA & VA Target Spreads	Product Information	8.13
Microsoft Word Document	Annuity Start Date - Max age documentation	Product Information	8.14
Microsoft Word Document	What Crediting Rates Would Have Been without Min Guarantees.	Product Information	8.15
Adobe Acrobat	Structured Settlement Assumed Reinsurance	Product Information	8.16
Microsoft Excel Spreadsheet	All Variations of Contracts	Policy Forms	1.1
Adobe Acrobat	EIA Contract	Policy Forms	1.2
Adobe Acrobat	SS Contract	Policy Forms	1.3
Adobe Acrobat	Terminal Illness Contract	Policy Forms	1.4
Adobe Acrobat	Nursing Care Contract	Policy Forms	1.5
Adobe Acrobat	GRIB Contract	Policy Forms	1.6
Adobe Acrobat	GMDB Contract	Policy Forms	1.7
Adobe Acrobat	VA Contract 2000	Policy Forms	1.8
Adobe Acrobat	VA Contract 2011 - compact	Policy Forms	1.9
Adobe Acrobat	VA Prospectus	Policy Forms	1.10
Adobe Acrobat	FPDA Contract 1975	Policy Forms	1.11
Adobe Acrobat	FPDA Contract 1988	Policy Forms	1.12
Adobe Acrobat	FPDA Contract 1994 -10 year certain	Policy Forms	1.13
Adobe Acrobat	FPDA Contract 1994	Policy Forms	1.14
Adobe Acrobat	FPDA Contract 2003 - compact, age 0-57, NQ	Policy Forms	1.15
Adobe Acrobat	FPDA Contract 2003 - compact, age 0-57, Qual	Policy Forms	1.16
Microsoft Word Document	FPDA Contract 2003 - compact, age 58+, NQ	Policy Forms	1.17
Adobe Acrobat	FPDA Contract 2003 - compact, age 58+, Qual	Policy Forms	1.18

Kind	Title	Category	Data Room #
Adobe Acrobat	SPDA Contract 1994	Policy Forms	1.19
Adobe Acrobat	SPDA Contract 2003 - compact, age 0-57, NQ	Policy Forms	1.20
Adobe Acrobat	SPDA Contract 2003 - compact, age 0-57, Qual	Policy Forms	1.21
Adobe Acrobat	SPDA Contract 2003 - compact, age 58+, NQ	Policy Forms	1.22
Adobe Acrobat	SPDA Contract 2003 - compact, age 58+, Qual	Policy Forms	1.23
Microsoft Excel Spreadsheet	DA rollforward 2012-16 updated thru 12-16	Rollforwards	11.1
Microsoft Excel Spreadsheet	VA 201612 fund balances and CUSIPS	Rollforwards	11.2
Microsoft Excel Spreadsheet	VA Rollforward by Issue Year - 2016	Rollforwards	11.3
Microsoft Excel Spreadsheet	VA Rollforward by Plan Code - 2016	Rollforwards	11.4
Microsoft Excel Spreadsheet	VA Rollforward by Tax Category - 2016	Rollforwards	11.5
Adobe Acrobat	DA 201403 ARCAN314_P60	Rollforwards	11.6.10.1
Adobe Acrobat	DA 201403 VALAN202	Rollforwards	11.6.10.2
Adobe Acrobat	DA ARCTX920_P60	Rollforwards	11.6.10.3
Adobe Acrobat	SS ARC201_20140331	Rollforwards	11.6.10.4
Adobe Acrobat	SS ARC301_20140331	Rollforwards	11.6.10.5
Adobe Acrobat	SS ARC401_20140331	Rollforwards	11.6.10.6
Microsoft Excel Spreadsheet	VA 201403 ARCAN022	Rollforwards	11.6.10.7
Microsoft Excel Spreadsheet	VA 201403 ARCAN100	Rollforwards	11.6.10.8
Microsoft Excel Spreadsheet	VA 201403 ARCAN200	Rollforwards	11.6.10.9
Adobe Acrobat	VA 201403 ARCAN236_P40	Rollforwards	11.6.10.10
Adobe Acrobat	VA 201403 ARCTX237_P40	Rollforwards	11.6.10.11
Adobe Acrobat	VA 201403 ARCTX312_P40	Rollforwards	11.6.10.12
Adobe Acrobat	DA 201406 ARCAN314_P60	Rollforwards	11.6.11.1
Adobe Acrobat	DA 201406 ARCTX920_P60	Rollforwards	11.6.11.2
Microsoft Excel Spreadsheet	DA 201406 RF202_P60	Rollforwards	11.6.11.3
Adobe Acrobat	SS ARC201_20140630	Rollforwards	11.6.11.4
Adobe Acrobat	SS ARC301_20140630	Rollforwards	11.6.11.5
Adobe Acrobat	SS ARC401_20140630	Rollforwards	11.6.11.6
Adobe Acrobat	VA 201406 ARCAN236_P40	Rollforwards	11.6.11.7
Adobe Acrobat	VA 201406 ARCTX237_P40	Rollforwards	11.6.11.8
Adobe Acrobat	VA 201406 ARCTX312_P40	Rollforwards	11.6.11.9
Microsoft Excel Spreadsheet	VA 201406 RF022_P40	Rollforwards	11.6.11.10
Microsoft Excel Spreadsheet	VA 201406 RF026_P40	Rollforwards	11.6.11.11
Microsoft Excel Spreadsheet	VA 201406 RF122_P40	Rollforwards	11.6.11.12
Adobe Acrobat	DA 201409 ARCAN314_P60	Rollforwards	11.6.12.1
Adobe Acrobat	DA 201409 ARCTX920_P60	Rollforwards	11.6.12.2
Microsoft Excel Spreadsheet	DA 201409 RF202_P60	Rollforwards	11.6.12.3
Adobe Acrobat	SS ARC201_20140930	Rollforwards	11.6.12.4
Adobe Acrobat	SS ARC301_20140930	Rollforwards	11.6.12.5
Adobe Acrobat	SS ARC401_20140930	Rollforwards	11.6.12.6
Adobe Acrobat	VA 201409 ARCAN236_P40	Rollforwards	11.6.12.7
Adobe Acrobat	VA 201409 ARCTX237_P40	Rollforwards	11.6.12.8
Adobe Acrobat	VA 201409 ARCTX312_P40	Rollforwards	11.6.12.9
Microsoft Excel Spreadsheet	VA 201409 RF022_P40	Rollforwards	11.6.12.10
Microsoft Excel Spreadsheet	VA 201409 RF026_P40	Rollforwards	11.6.12.11
Microsoft Excel Spreadsheet	VA 201409 RF122_P40	Rollforwards	11.6.12.12
Adobe Acrobat	DA 201412 ARCAN237_P60	Rollforwards	11.6.13.1
Adobe Acrobat	DA 201412 ARCAN313_P60	Rollforwards	11.6.13.2
Adobe Acrobat	DA 201412 ARCAN314_P60	Rollforwards	11.6.13.3
Adobe Acrobat	DA 201412 ARCAN326_P60	Rollforwards	11.6.13.4
Adobe Acrobat	DA 201412 ARCTX920_P60	Rollforwards	11.6.13.5
Microsoft Excel Spreadsheet	DA 201412 RF202_P60	Rollforwards	11.6.13.6
Microsoft Excel Spreadsheet	SS ARC201_20141231	Rollforwards	11.6.13.7
Microsoft Excel Spreadsheet	SS ARC301_20141231	Rollforwards	11.6.13.8
Microsoft Excel Spreadsheet	SS ARC401_20141231	Rollforwards	11.6.13.9
Adobe Acrobat	VA 201412 ARCAN236_P40	Rollforwards	11.6.13.10
Adobe Acrobat	VA 201412 ARCAN312_P40	Rollforwards	11.6.13.11
Adobe Acrobat	VA 201412 ARCTX237_P40	Rollforwards	11.6.13.12
Microsoft Excel Spreadsheet	VA 201412 RF022_P40	Rollforwards	11.6.13.13
Microsoft Excel Spreadsheet	VA 201412 RF026_P40	Rollforwards	11.6.13.14
Microsoft Excel Spreadsheet	VA 201412 RF122_P40	Rollforwards	11.6.13.15
Adobe Acrobat	DA 201503 ARCAN314_P60	Rollforwards	11.6.14.1
Adobe Acrobat	DA 201503 ARCTX920_P60	Rollforwards	11.6.14.2
Microsoft Excel Spreadsheet	DA 201503 RF202_P60	Rollforwards	11.6.14.3
Microsoft Excel Spreadsheet	SS ARC201_20150331	Rollforwards	11.6.14.4
Microsoft Excel Spreadsheet	SS ARC301_20150331	Rollforwards	11.6.14.5
Microsoft Excel Spreadsheet	SS ARC401_20150331	Rollforwards	11.6.14.6
Adobe Acrobat	VA 201503 ARCAN236_P40	Rollforwards	11.6.14.7

Kind	Title	Category	Data Room #
Adobe Acrobat	VA 201503 ARCTX237_P40	Rollforwards	11.6.14.8
Adobe Acrobat	VA 201503 ARCTX312_P40	Rollforwards	11.6.14.9
Microsoft Excel Spreadsheet	VA 201503 RF022_P40	Rollforwards	11.6.14.10
Microsoft Excel Spreadsheet	VA 201503 RF026_P40	Rollforwards	11.6.14.11
Microsoft Excel Spreadsheet	VA 201503 RF122_P40	Rollforwards	11.6.14.12
Adobe Acrobat	DA 201506 ARCAN314_P60	Rollforwards	11.6.15.1
Adobe Acrobat	DA 201506 ARCTX920_P60	Rollforwards	11.6.15.2
Microsoft Excel Spreadsheet	DA 201506 RF202_P60	Rollforwards	11.6.15.3
Microsoft Excel Spreadsheet	SS ARC201_20150630	Rollforwards	11.6.15.4
Microsoft Excel Spreadsheet	SS ARC301_20150630	Rollforwards	11.6.15.5
Adobe Acrobat	SS ARC401_20150630	Rollforwards	11.6.15.6
Adobe Acrobat	VA 201506 ARCAN236_P40	Rollforwards	11.6.15.7
Adobe Acrobat	VA 201506 ARCTX237_P40	Rollforwards	11.6.15.8
Adobe Acrobat	VA 201506 ARCTX312_P40	Rollforwards	11.6.15.9
Microsoft Excel Spreadsheet	VA 201506 RF022_P40	Rollforwards	11.6.15.10
Microsoft Excel Spreadsheet	VA 201506 RF026_P40	Rollforwards	11.6.15.11
Microsoft Excel Spreadsheet	VA 201506 RF122_P40	Rollforwards	11.6.15.12
Adobe Acrobat	DA 201509 ARCAN314_P60	Rollforwards	11.6.16.1
Adobe Acrobat	DA 201509 ARCTX920_P60	Rollforwards	11.6.16.2
Microsoft Excel Spreadsheet	DA 201509 RF202_P60	Rollforwards	11.6.16.3
Microsoft Excel Spreadsheet	SS ARC201_20150930	Rollforwards	11.6.16.4
Microsoft Excel Spreadsheet	SS ARC301_20150930	Rollforwards	11.6.16.5
Microsoft Excel Spreadsheet	SS ARC401_20150930	Rollforwards	11.6.16.6
Adobe Acrobat	VA 201509 ARCAN236_P40	Rollforwards	11.6.16.7
Adobe Acrobat	VA 201509 ARCTX237_P40	Rollforwards	11.6.16.8
Adobe Acrobat	VA 201509 ARCTX312_P40	Rollforwards	11.6.16.9
Microsoft Excel Spreadsheet	VA 201509 RF022_P40	Rollforwards	11.6.16.10
Microsoft Excel Spreadsheet	VA 201509 RF026_P40	Rollforwards	11.6.16.11
Microsoft Excel Spreadsheet	VA 201509 RF122_P40	Rollforwards	11.6.16.12
Adobe Acrobat	DA 201512 ARCAN237_P60	Rollforwards	11.6.17.1
Adobe Acrobat	DA 201512 ARCAN313_P60	Rollforwards	11.6.17.2
Adobe Acrobat	DA 201512 ARCAN314_P60	Rollforwards	11.6.17.3
Adobe Acrobat	DA 201512 ARCAN326_P60	Rollforwards	11.6.17.4
Adobe Acrobat	DA 201512 ARCTX920_P60	Rollforwards	11.6.17.5
Microsoft Excel Spreadsheet	DA 201512 RF202_P60	Rollforwards	11.6.17.6
Microsoft Excel Spreadsheet	SS ARC201_20151231	Rollforwards	11.6.17.7
Microsoft Excel Spreadsheet	SS ARC301_20151231	Rollforwards	11.6.17.8
Microsoft Excel Spreadsheet	SS ARC401_20151231	Rollforwards	11.6.17.9
Adobe Acrobat	VA 201512 ARCAN236_P40	Rollforwards	11.6.17.10
Adobe Acrobat	VA 201512 ARCTX237_P40	Rollforwards	11.6.17.11
Adobe Acrobat	VA 201512 ARCTX312_P40	Rollforwards	11.6.17.12
Microsoft Excel Spreadsheet	VA 201512 RF022_P40	Rollforwards	11.6.17.13
Microsoft Excel Spreadsheet	VA 201512 RF026_P40	Rollforwards	11.6.17.14
Microsoft Excel Spreadsheet	VA 201512 RF122_P40	Rollforwards	11.6.17.15
Adobe Acrobat	DA 201603 ARCAN314_P60	Rollforwards	11.6.18.1
Adobe Acrobat	DA 201603 ARCTX920_P60	Rollforwards	11.6.18.2
Microsoft Excel Spreadsheet	DA 201603 RF202_P60	Rollforwards	11.6.18.3
Microsoft Excel Spreadsheet	SS ARC201_20160331	Rollforwards	11.6.18.4
Microsoft Excel Spreadsheet	SS ARC301_20160331	Rollforwards	11.6.18.5
Microsoft Excel Spreadsheet	SS ARC401_20160331	Rollforwards	11.6.18.6
Adobe Acrobat	VA 201603 ARCAN236_P40	Rollforwards	11.6.18.7
Adobe Acrobat	VA 201603 ARCTX237_P40	Rollforwards	11.6.18.8
Adobe Acrobat	VA 201603 ARCTX312_P40	Rollforwards	11.6.18.9
Microsoft Excel Spreadsheet	VA 201603 RF022_P40	Rollforwards	11.6.18.10
Microsoft Excel Spreadsheet	VA 201603 RF026_P40	Rollforwards	11.6.18.11
Microsoft Excel Spreadsheet	VA 201603 RF122_P40	Rollforwards	11.6.18.12
Adobe Acrobat	DA 201606 ARCAN314_P60	Rollforwards	11.6.19.1
Adobe Acrobat	DA 201606 ARCTX920_P60	Rollforwards	11.6.19.2
Microsoft Excel Spreadsheet	DA 201606 RF202_P60	Rollforwards	11.6.19.3
Microsoft Excel Spreadsheet	SS ARC201_20160630	Rollforwards	11.6.19.4
Microsoft Excel Spreadsheet	SS ARC301_20160630	Rollforwards	11.6.19.5
Microsoft Excel Spreadsheet	SS ARC401_20160630	Rollforwards	11.6.19.6
Adobe Acrobat	VA 201606 ARCAN236_P40	Rollforwards	11.6.19.7
Adobe Acrobat	VA 201606 ARCTX237_P40	Rollforwards	11.6.19.8
Adobe Acrobat	VA 201606 ARCTX312_P40	Rollforwards	11.6.19.9
Microsoft Excel Spreadsheet	VA 201606 RF022_P40	Rollforwards	11.6.19.10
Microsoft Excel Spreadsheet	VA 201606 RF026_P40	Rollforwards	11.6.19.11
Microsoft Excel Spreadsheet	VA 201606 RF122_P40	Rollforwards	11.6.19.12

Kind	Title	Category	Data Room #
Adobe Acrobat	DA 201609 ARCAN314_P60	Rollforwards	11.6.20.1
Adobe Acrobat	DA 201609 ARCTX920_P60	Rollforwards	11.6.20.2
Microsoft Excel Spreadsheet	DA 201609 RF202_P60	Rollforwards	11.6.20.3
Microsoft Excel Spreadsheet	SS ARC201_20160930	Rollforwards	11.6.20.4
Microsoft Excel Spreadsheet	SS ARC301_20160930	Rollforwards	11.6.20.5
Microsoft Excel Spreadsheet	SS ARC401_20160930	Rollforwards	11.6.20.6
Microsoft Excel Spreadsheet	VA 201609 ARCAN236_P40	Rollforwards	11.6.20.7
Adobe Acrobat	VA 201609 ARCTX237_P40	Rollforwards	11.6.20.8
Adobe Acrobat	VA 201609 ARCTX312_P40	Rollforwards	11.6.20.9
Microsoft Excel Spreadsheet	VA 201609 RF022_P40	Rollforwards	11.6.20.10
Microsoft Excel Spreadsheet	VA 201609 RF026_P40	Rollforwards	11.6.20.11
Microsoft Excel Spreadsheet	VA 201609 RF122_P40	Rollforwards	11.6.20.12
Adobe Acrobat	DA 201612 ARCAN237_P60	Rollforwards	11.6.21.1
Adobe Acrobat	DA 201612 ARCAN313_P60	Rollforwards	11.6.21.2
Adobe Acrobat	DA 201612 ARCAN314_P60	Rollforwards	11.6.21.3
Adobe Acrobat	DA 201612 ARCAN326_P60	Rollforwards	11.6.21.4
Adobe Acrobat	DA 201612 ARCTX920_P60	Rollforwards	11.6.21.5
Microsoft Excel Spreadsheet	DA 201612 RF202_P60	Rollforwards	11.6.21.6
Microsoft Excel Spreadsheet	SS ARC201_20161231	Rollforwards	11.6.21.7
Microsoft Excel Spreadsheet	SS ARC301_20161231	Rollforwards	11.6.21.8
Microsoft Excel Spreadsheet	SS ARC401_20161231	Rollforwards	11.6.21.9
Adobe Acrobat	VA 201612 ARCAN236_P40	Rollforwards	11.6.21.10
Adobe Acrobat	VA 201612 ARCTX237_P40	Rollforwards	11.6.21.11
Adobe Acrobat	VA 201612 ARCTX312_P40	Rollforwards	11.6.21.12
Microsoft Excel Spreadsheet	VA 201612 RF022_P40	Rollforwards	11.6.21.13
Microsoft Excel Spreadsheet	VA 201612 RF026_P40	Rollforwards	11.6.21.14
Microsoft Excel Spreadsheet	VA 201612 RF122_P40	Rollforwards	11.6.21.15
Microsoft Excel Spreadsheet	RF Data Description	Rollforwards	11.7.1
Text Document	DA_rf021_2012	Rollforwards	11.7.2
Text Document	DA_rf021_2013	Rollforwards	11.7.3
Microsoft Excel Spreadsheet	DA_rf021_2014	Rollforwards	11.7.4
Microsoft Excel Spreadsheet	DA_rf021_2015	Rollforwards	11.7.5
Microsoft Excel Spreadsheet	DA_rf021_2016	Rollforwards	11.7.6
Microsoft Excel Spreadsheet	VA RF FixFunds 20121231	Rollforwards	11.7.7
Microsoft Excel Spreadsheet	VA RF FixFunds 20131231	Rollforwards	11.7.8
Microsoft Excel Spreadsheet	VA RF FixFunds 20141231	Rollforwards	11.7.9
Microsoft Excel Spreadsheet	VA RF FixFunds 20151231	Rollforwards	11.7.10
Microsoft Excel Spreadsheet	VA RF FixFunds 20161231	Rollforwards	11.7.11
Adobe Acrobat	VA RF VarFunds 20121231	Rollforwards	11.7.12
Microsoft Excel Spreadsheet	VA RF VarFunds 20131231	Rollforwards	11.7.13
Microsoft Excel Spreadsheet	VA RF VarFunds 20141231	Rollforwards	11.7.14
Microsoft Excel Spreadsheet	VA RF VarFunds 20151231	Rollforwards	11.7.15
Microsoft Excel Spreadsheet	VA RF VarFunds 20161231	Rollforwards	11.7.16
Microsoft Excel Spreadsheet	RevSharingSummary_FundMap_for2016	Rollforwards	11.8
Microsoft Excel Spreadsheet	Seratim_VA_Funds_12312016	Rollforwards	11.9
Microsoft Excel Spreadsheet	Misc_VA_Info	Rollforwards	11.10
Microsoft Excel Spreadsheet	Misc_VA_Info_AddlData	Rollforwards	11.11
Unknown	DA Seriatim Data as of 09302016	Seriatim Liabs	6.1
Unknown	DA Seriatim Data as of 12312016	Seriatim Liabs	6.2
Unknown	VA Seriatim Data as of 09302016	Seriatim Liabs	6.3
Unknown	VA Seriatim Data as of 12312016	Seriatim Liabs	6.4
Microsoft Excel Spreadsheet	SS Seriatim Benfit Info_20161231	Seriatim Liabs	6.5
Microsoft Excel Spreadsheet	SS Seriatim Other Info_20161231	Seriatim Liabs	6.6
Microsoft Excel Spreadsheet	SS Seriatim Reserves_20161231	Seriatim Liabs	6.7
Microsoft Excel Spreadsheet	VAL_DA user Manual_v2	Seriatim Liabs	6.8
Microsoft Excel Spreadsheet	VAL_VA user Manual	Seriatim Liabs	6.9
Microsoft Excel Spreadsheet	SS Seriatim Reserves_20160930	Seriatim Liabs	6.10
Microsoft Excel Spreadsheet	SS Seriatim Other Info_20160930	Seriatim Liabs	6.11
Microsoft Excel Spreadsheet	SS Seriatim Benefit Info_20160930	Seriatim Liabs	6.12
Microsoft Excel Spreadsheet	SS Seriatim Benefit Info_20141231	Seriatim Liabs	6.11
Microsoft Excel Spreadsheet	SS Seriatim Benefit Info_20151231	Seriatim Liabs	6.12
Microsoft Excel Spreadsheet	SS Seriatim Other Info_20141231	Seriatim Liabs	6.15
Microsoft Excel Spreadsheet	SS Seriatim Other Info_20151231	Seriatim Liabs	6.16
Microsoft Excel Spreadsheet	SS Seriatim Reserves_20141231	Seriatim Liabs	6.19
Microsoft Excel Spreadsheet	SS Seriatim Reserves_20151231	Seriatim Liabs	6.20
Unknown	DA Seriatim Data as of 09302016	Seriatim Liabs	6.1
Unknown	DA Seriatim Data as of 12312014	Seriatim Liabs	6.24
Unknown	DA Seriatim Data as of 12312015	Seriatim Liabs	6.25

Kind	Title	Category	Data Room #
Unknown	DA Seriatim Data as of 12312016	Seriatim Liabs	6.2
Unknown	VA Seriatim Data as of 09302016	Seriatim Liabs	6.3
Microsoft Excel Spreadsheet	VA Seriatim Data as of 12312014	Seriatim Liabs	6.30
Unknown	VA Seriatim Data as of 12312015	Seriatim Liabs	6.31
Unknown	VA Seriatim Data as of 12312016	Seriatim Liabs	6.4
Microsoft Excel Spreadsheet	IMR Amortization - Project West	Seriatim Liabs	6.33
Adobe Acrobat	FNWL Annuity Liability Duration 16Q4	Seriatim Liabs	6.35
Adobe Acrobat	1981 Contract 491 492 496.pdf	Policy Forms	NA

SCHEDULE I

Closing Statement

•	Email dated May 17, 2017 from Michael Rohwetter on behalf of the Ceding Company to John Rhinehart of the Ceding Company, Quentin Marsh of the Reinsurer, Jens Reuter of the Ceding Company and James Hedreen of the Ceding Company with the subject line of “RE: Closing statement update”, containing the Closing Statement in the Excel file “2017-05-17 Closing Statement RGA FNWL Final.xlsx” incorporated herein by reference and included in an attached CD-ROM.

An excerpt from the Closing Statement is attached below for reference.

Closing Statement
General Account
General Account Liabilities as of the Effective Date	1	$2,107,981,018
Ratio of Market to Book Value of Transferred Asset
Portfolio as of Effective Date	2	108.203%

Market Value of Transferred Assets as of Effective Date	1*2=3	$2,280,900,875

Closing Date IMR	4	$8,094,686

General Account Initial Consideration	4+3=5	$2,288,995,561

Initial Consideration Settlement
Settled in Market Value of Transferred Assets on Close Date	6	$2,263,430,824
Settled in Cash	7	$8,094,686
Ceding Commission
Ceding Commission Net of Adjustments		($23,446,192)

Ceding Commission (cash settled)	8	$(23,446,192)

Accrued Income Adjustment
Accrued Investment Income as of Effective Date	9	$(17,306,317)
Investment Credit on Transferred Assets (All post Effective Date cash flows)	10	$29,251,595
3/31 Transferred Port BV shortfall	11	$8,005,642

Accrued Income Adjustment (cash settled)	9+10+11 = 12	$19,950,920

Total Net Cash Settlement to/(from) RGA	7+8+12=13	$4,599,414

Total Transferred Assets settlend to RGA in Trust	=6	$2,263,430,824

Required Amount as of the Closing Date
General Account Liabilities as of the Effective Date	14	$2,107,981,018
Collateralized IMR	15	120,143,138

Total Required Amount at Closing Date	14+15=16	$2,228,124,156

SCHEDULE J

RBC Certification Requirements

A.	The Reinsurer shall provide to the Ceding Company by the relevant RBC Reporting Deadline set forth below, a certification of the Company Action Level RBC Ratio of the Reinsurer as of the last day of each calendar quarter during the term of this Agreement as follows: (i) for each of the first three calendar quarters of a calendar year, based on the Reinsurer’s good faith estimate as of the last day of such calendar quarter, using, to the extent any factors are not reasonably available, amounts based on reasonable estimation and annualization, and (ii) for the fourth calendar quarter of a calendar year, calculated by the Reinsurer as of the last day of such calendar year.

B.	The Reinsurer shall certify its Company Action Level RBC Ratio to the Ceding Company each period (collectively “RBC Reporting Deadline”) as follows:

(i)	Quarter End – For each of the first three calendar quarters of a calendar year, an officer of the Reinsurer shall certify to the Ceding Company that its internally estimated Company Action Level RBC Ratio is at or above 275% and has not decreased by 50 or more points since the end of the immediately preceding calendar quarter, no later than day 46 following the calendar quarter end or the next Business Day should such date fall on a non-Business Day.

(ii)	Year End – For the last calendar quarter of a calendar year, an officer of the Reinsurer shall certify to the Ceding Company (x) its Company Action Level RBC Ratio (calculated as described above in A(ii)), and (y) that its Company Action Level RBC Ratio is at or above 275% and has not decreased by 50 or more points since the end of the immediately preceding calendar quarter, no later than March 1 or the next Business Day should such date fall on a non-Business Day.

(iii)	The certifications set forth in this Subsection B shall be sent to the Ceding Company’s Chief Financial Officer.

C.	The Reinsurer shall provide to the Ceding Company, along with the Reinsurer’s Company Action Level RBC Ratio certification, a written explanation for any change in Reinsurer’s Company Action Level RBC Ratio according to the following table:

Reported Company Action Level RBC Ratio	Decrease from Previously Reported Quarterly/Annual Company Action Level RBC Ratio
Greater than 750%	100 points or more
750% to greater than 275%	50 points or more
275% or less	See next section

The Reinsurer shall respond to any question(s) from the Ceding Company with respect to the Reinsurer’s Company Action Level RBC Ratio within five (5) Business Days of receipt of such question(s).

D.	RBC Ratio Certification and RBC Ratio Event:

(i)	In the event that an RBC Ratio Event has occurred and is continuing, the Reinsurer shall provide to the Ceding Company, along with the Reinsurer’s Company Action Level RBC Ratio certification, the following additional information:

1.	An explanation of the reason for the drop to 275% or below;

2.	A plan on how the Reinsurer shall restore their Company Action Level RBC Ratio to a level above 275% within the next calendar quarter; and

3.	If the Reinsurer Company Action Level RBC Ratio does not recover to 276% or greater by the subsequent calendar quarter, the Reinsurer shall begin holding monthly status meetings with the appropriate Ceding Company employee(s) until such time as the Reinsurer’s Company Action Level RBC Ratio rises to 276% or greater for two (2) consecutive calendar quarters.

(ii)	In the event that an RBC Ratio Event has occurred and is continuing for two (2) consecutive calendar quarters:

1.	If requested, the Reinsurer shall begin holding weekly status meetings with the appropriate Ceding Company employee(s) until such time as the Company Action Level RBC Ratio rises to 276% or greater;

2.	If the Reinsurer and the Ceding Company agree in writing that actions taken by the Reinsurer are sufficient to resolve the issue, then those actions must be acceptable to the Reinsurer’s regulator;

3.	The definition of the Required Amount shall be adjusted pursuant to the terms thereof;

4.	The terms of Article IV that are triggered upon an RBC Ratio Event shall apply; and

5.	The Reinsurer shall provide information to the Ceding Company about the Reinsurer’s asset liability management plans related to the Reinsured Contracts.

E.	Notwithstanding the preceding, the Company Action Level RBC Ratio certification requirement described above shall cease immediately after the calendar quarter in which the sum of (a) plus (b) falls below $100 million, where:

(a)	equals the General Account Liabilities; and

(b)	equals the Separate Account Liabilities.

F.	Any information provided by the Reinsurer to the Ceding pursuant to this Schedule J shall be subject to Section 11.12 of this Agreement.

SCHEDULE K

Ceding Company’s Disclosure Schedule

None

SCHEDULE L

Reinsurer’s Disclosure Schedule

None

SCHEDULE M

Crediting Rates

1.	General. The Ceding Company and the Reinsurer understand and agree that the procedure for establishing Crediting Rates will vary depending on the applicable surrender charge period status.

2.	In Surrender Charge Period. For Reinsured Contracts within the surrender charge period, as defined in such Reinsured Contract, Crediting Rates shall be determined each calendar quarter using the New Money Rate methodology as follows:

For each calendar quarter, the New Money Rate (the “NMR”) shall be equal to the net of (i) minus (ii) minus (iii) where:

(i)	equals the average of the yield-to-worst value of the Barclays US Intermediate Credit A or better index, at the end of the last Business Day of the first two (2) calendar months of the prior calendar quarter; and

(ii)	equals the average of thirty three percent (33%) of the Option Adjusted Spread (OAS) of the Barclays US Intermediate Credit A or better index as of the end of the last Business Day of the first two (2) calendar months of the prior calendar quarter; and

(iii)	equals one hundred fifty (150) basis points.

A.	Current Crediting Rate: For Reinsured Contracts reaching their anniversary in the current calendar quarter, where surrender charges still apply in the next Annuity Year, (X) the Current Crediting Rate (“CCR”) is defined as the Crediting Rate applicable for the Reinsured Contract in the Annuity Year leading up to the current anniversary, and (Y) the Target Crediting Rate for the next Annuity Year will be determined as follows:

(a)	If the NMR is less than the CCR, then the Target Crediting Rate shall be the result of (i) plus {2/3 times the net of [(ii) minus (iii)]}, where:

(i)	equals the CCR;

(ii)	equals the NMR; and

(iii)	equals the CCR; and

(b)	If the NMR is equal to or greater than the CCR, then the Target Crediting Rate shall be the result of (i) plus {1/3 times the net of [(ii) minus (iii)]}, where:

(i)	equals the CCR;

(ii)	equals the NMR; and

(iii)	equals the CCR.

The Crediting Rate shall be greater of (i) and (ii); where:

(i)	equals the Target Crediting Rate; and

(ii)	equals the guaranteed minimum interest rate as defined in the applicable Reinsured Contract (the “GMIR”).

The term “Annuity Year” shall mean each twelve (12) calendar month period beginning on the anniversary date of issue of a Reinsured Contract.

B.	Target Crediting Rate: For Annuities reaching their anniversary in the current calendar quarter where surrender charges no longer apply in the next Annuity Year, the Target Crediting Rate will be set consistent with the Target Crediting Rate determined under Paragraph 3.E below.

3.	Out of Surrender Charge Period. With respect to any Reinsured Contract that is outside of the surrender charge period as defined in such Reinsured Contract, the Crediting Rates shall be determined each calendar quarter, as set forth in this Paragraph 3. The Crediting Rate shall be equal to the greater of the GMIR and the Target Crediting Rate. To allow adequate time to determine Crediting Rates, the Target Crediting Rate for a calendar quarter will apply with respect to Crediting Rates in the second calendar quarter following the end of the reported calendar quarter (i.e., with respect to Crediting Rates determined for the third calendar quarter, the Target Crediting Rate is set using values from the first calendar quarter of the year).

A.	Cumulative Spread Bucket Balance. As used herein, “Cumulative Spread Bucket Balance” shall be equal to the sum of (i) plus (ii) plus (iii) plus (iv), where:

(i)	for the calendar quarter ending on the Effective Date equals zero and, for each calendar quarter thereafter, equals the Cumulative Spread Bucket Balance as of the end of the preceding calendar quarter;

(ii)	for the calendar quarter ending on the Effective Date equals zero and, for each calendar quarter thereafter, equals the product of (A) times (B), where:

(A)	equals the Cumulative Spread Bucket Balance as of the end of the preceding calendar quarter, and

(B)	equals the ((1 plus Asset Portfolio Yield for the current calendar quarter)1/4-1) ;

(iii)	equals the product of ((1 plus (A))1/4 -1) times (B), where:

(A)	equals the Asset Portfolio Yield for the current calendar quarter minus the Average Credited Rate for the current calendar quarter, minus one hundred seventy five (175) basis points; and

(B)	equals the Fixed Account Value as of the end of the prior calendar quarter; and

(iv)	equals the amortization of (a) the Closing Date IMR Amount and (b) the Interest Maintenance Reserve created on the Effective Date attributable to the Fixed Account Value in the current calendar quarter.

B.	Asset Portfolio Yield. The Asset Portfolio Yield will be determined each quarter based upon the investment income generated by Authorized Investments in the Trust Account. The “Asset Portfolio Yield” will be determined on a statutory basis in accordance with current NAIC accounting guidelines and will include all investment income, realized capital gains or losses and any changes to pre-tax IMR Amount related to such Authorized Investments in the Trust Account. The Asset Portfolio Yield will be defined as (1 plus the Quarterly Asset Portfolio Yield)4 - 1.

The Quarterly Asset Portfolio Yield will be defined as (i) multiplied by two (2) divided by [(ii) plus (iii) minus (i)], where:

(i)	equals the result of [(a) minus (b)], where:

(a)	equals all U.S. statutory investment income, realized capital gains and losses and any changes to pre-tax IMR Amount related to Authorized Investments in the Trust Account; and

(b)	equals four (4) basis points multiplied by Statutory Book Value of the Authorized Investments in the Trust Account as of the beginning of the current calendar quarter;

(ii)	equals the Statutory Book Value of the Authorized Investments in the Trust Account as of the end of the current calendar quarter; and

(iii)	equals the Statutory Book Value of the Authorized Investments in the Trust Account as of the end of the preceding calendar quarter.

C.	Average Crediting Rate. As used herein, “Average Crediting Rate” will be determined for each calendar quarter as the weighted average crediting rate for those Reinsured Contracts that are reaching their anniversary in the current calendar quarter using weights from (i) and (ii), where:

(i)	equals the Fixed Account Value at the end of the preceding calendar quarter for such Reinsured Contracts that are reaching their anniversary in the current calendar quarter; and

(ii)	equals the sum of all premiums and other deposits with respect to such Reinsured Contracts received during the current calendar quarter.

D.	Fixed Account Value. As used herein, the “Fixed Account Value” means the account value of the fixed deferred annuities and the fixed account value of the variable annuities, each in respect of the Reinsured Contracts.

E.	Target Crediting Rate. As used in this Paragraph 3, the “Target Crediting Rate” will be determined each calendar quarter as the lesser of (i) and (ii), where:

(i)	equals the result of (A) minus (B), where:

(A)	equals the Asset Portfolio Yield determined in accordance with Paragraph 3.B above; and

(B)	equals one hundred seventy five (175) basis points; and

(ii)	equals the sum of (A) plus (B), where:

(A)	equals the GMIR; and

(B)	equals the quotient of the Cumulative Spread Bucket Balance divided by the Fixed Account Value as of the end of the current calendar quarter.